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                                                                  EXECUTION COPY




                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                                  FORTIS, INC.,

                       FORTIS BENEFITS INSURANCE COMPANY,

                            FORTIS INSURANCE COMPANY,

                      FIRST FORTIS LIFE INSURANCE COMPANY,

                    HOUSTON NATIONAL LIFE INSURANCE COMPANY,

                                       AND

                        JOHN ALDEN LIFE INSURANCE COMPANY

                                       AND

                              HARTFORD LIFE, INC.,

                   HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                                       AND

                         HARTFORD LIFE INSURANCE COMPANY


                          DATED AS OF JANUARY 25, 2001
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                                TABLE OF CONTENTS

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ARTICLE 1 - DEFINITIONS .....................................................      2

   1.1    Definitions .......................................................      2

ARTICLE 2 - ACQUISITION OF ASSETS AND ASSUMPTION OF LIABILITIES .............     19

   2.1    Closing ...........................................................     19
   2.2    Assets, Liabilities and Payments ..................................     20
   2.3    Timing and Form of Payments; Trust Accounts; Investment Management      21
   2.4    Interim Statements; Closing Statement .............................     23
   2.5    Post-Closing Statement ............................................     25
   2.6    Identification and Valuation of Investment Assets .................     28
   2.7    Prorations ........................................................     34
   2.8    Closing Deliveries; Certain Obligations of Parent and Fortis ......     34

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES ............     37

   3.1    Corporate Existence and Power .....................................     37
   3.2    Authority .........................................................     38
   3.3    Governmental Authorization ........................................     38
   3.4    Non-Contravention .................................................     38
   3.5    Financial Statements ..............................................     39
   3.6    Separate Accounts .................................................     40
   3.7    Investment Assets .................................................     41
   3.8    Absence of Certain Changes ........................................     51
   3.9    Litigation ........................................................     52
   3.10   Compliance with Laws ..............................................     53
   3.11   Regulatory Filings ................................................     53
   3.12   Insurance Contracts ...............................................     53
   3.13   Third Party Reinsurance Contracts .................................     55
   3.14   Material Contracts ................................................     56
   3.15   Real Property .....................................................     57
   3.16   Personal Property .................................................     59
   3.17   Technology and Intellectual Property ..............................     59
   3.18   Excluded Assets ...................................................     60
   3.19   Employee Benefit Plans ............................................     60
   3.20   Labor and Employment Matters ......................................     61
   3.21   Tax Matters .......................................................     62
   3.22   Brokerage and Financial Advisers ..................................     63
   3.23   Disclosure ........................................................     63

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYERS .............     63

   4.1    Corporate Existence and Power .....................................     63
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   4.2    Authority .........................................................     64
   4.3    Governmental Authorization ........................................     64
   4.4    Non-Contravention .................................................     64
   4.5    Financial Statements ..............................................     65
   4.6    Litigation ........................................................     65
   4.7    Compliance with Laws ..............................................     66
   4.8    Qualified Institutional Buyer .....................................     66
   4.9    Sufficient Funds ..................................................     66
   4.10   Brokerage and Financial Advisers ..................................     66

ARTICLE 5 - COVENANTS .......................................................     67

   5.1    Conduct of Business ...............................................     67
   5.2    Certain Transactions ..............................................     69
   5.3    Investigations; Pre-Closing Access ................................     69
   5.4    Post-Closing Access ...............................................     70
   5.5    Confidentiality ...................................................     71
   5.6    Filings; Other Actions; Notifications .............................     71
   5.7    Expenses ..........................................................     72
   5.8    Further Assurances ................................................     72
   5.9    Use of Names, Logos or Service Marks ..............................     73
   5.10   Third Party Reinsurance Contracts .................................     73
   5.11   Certain Employee Matters ..........................................     74
   5.12   Allocation of Purchase Price and Assumed Liabilities ..............     76
   5.13   Certain Tax Matters ...............................................     77
   5.14   Noncompetition; Nonsolicitation ...................................     78
   5.15   Bidder Agreements .................................................     79
   5.16   Public Announcements ..............................................     79
   5.17   Transition Services ...............................................     79
   5.18   New York Amendment ................................................     79
   5.19   DAC Tax ...........................................................     80
   5.20   Certain Product Tax Matters .......................................     80
   5.21   Updating Schedules ................................................     81
   5.22   Interim Appointment of Agents .....................................     81

ARTICLE 6 - CONDITIONS TO CLOSING ...........................................     82

   6.1    Conditions to Obligations of Each Party ...........................     82
   6.2    Conditions to Obligations of Buyers ...............................     82
   6.3    Conditions to Obligations of the Seller Parties ...................     83

ARTICLE 7 - SURVIVAL AND INDEMNIFICATION ....................................     84

   7.1    Survival ..........................................................     84
   7.2    Obligations of Fortis to Indemnify ................................     84
   7.3    Obligations of Parent and Buyers to Indemnify .....................     85
   7.4    Notice of Loss, Asserted Liability ................................     86
   7.5    Opportunity to Contest ............................................     86
   7.6    Limitations on Indemnification ....................................     87
   7.7    Sole Remedy .......................................................     88
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   7.8    Certain Reductions; Subrogation Rights ............................     88
   7.9    Effect of Indemnification .........................................     88

ARTICLE 8 - TERMINATION PRIOR TO CLOSING ....................................     88

   8.1    Termination by Mutual Consent .....................................     89
   8.2    Termination by Either Fortis or Buyers ............................     89
   8.3    Termination by Fortis .............................................     89
   8.4    Termination by Buyers .............................................     89
   8.5    Effect of Termination and Abandonment .............................     89

ARTICLE 9 - MISCELLANEOUS ...................................................     90

   9.1    Entire Agreement; Third Party Beneficiaries .......................     90
   9.2    Amendments ........................................................     90
   9.3    Waivers ...........................................................     90
   9.4    Assignment ........................................................     91
   9.5    Notices ...........................................................     91
   9.6    Arbitration .......................................................     92
   9.7    Governing Law .....................................................     93
   9.8    Captions ..........................................................     93
   9.9    Interpretation ....................................................     93
   9.10   Severability ......................................................     94
   9.11   Counterparts ......................................................     94

SCHEDULES

1.1      Buyer Key People

1.2      Insurance Contracts

1.3      Seller Key People

1.4      Woodbury Property

1.5      Mortgage File

1.6      Excluded Employees

2.4      12/31/99 Statement

2.6      Mortgage Pools

3.3      Seller Parties Governmental Consents

3.4      Non-Contravention

3.8      Absence of Certain Changes

3.9      Litigation

3.10     Compliance With Laws

3.11     Regulatory Filings

3.12     Insurance Matters

3.13     Third Party Reinsurance Contracts

3.14     Material Contracts

3.15     Real Property Leases

3.16     Personal Property

3.17     Intellectual Property

3.18     Excluded Assets

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3.19     Employee Benefit Plans

3.20     Employees

4.1      Buyer Qualifications to do Business

4.3      Buyer Governmental Consents

4.4      Buyer Non-Contravention

4.7      Buyer Permits

5.1      New Products

5.11     Severance

5.17     Term Sheet

6.1      Governmental Consents


EXHIBITS

1      Form of Administrative Services Agreement for FBIC and FFLIC

2      Form of Administrative Services Agreement for FIC and HNL

3      Form of License Agreement

4      Form of Reinsurance Agreement for FBIC and FFLIC

5      Form of Reinsurance Agreement for FIC and HNL

6      Form of Reinsurance Agreement for JALIC

7      Form of Trust Agreement for FBIC, FIC and HNL

8      Form of Trust Agreement for JALIC

                                     - iv -
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                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of January 25, 2001, is entered into by and among FORTIS, INC., a Nevada corporation ("Fortis"), FORTIS BENEFITS INSURANCE COMPANY, a Minnesota stock life insurance company and a wholly owned indirect subsidiary of Fortis ("FBIC"), FORTIS INSURANCE COMPANY, a Wisconsin stock life insurance company and a wholly owned indirect subsidiary of Fortis ("FIC"), FIRST FORTIS LIFE INSURANCE COMPANY, a New York stock life insurance company and a wholly owned direct subsidiary of Fortis ("FFLIC"), HOUSTON NATIONAL LIFE INSURANCE COMPANY, a Texas stock life insurance company and a wholly owned indirect subsidiary of Fortis ("HNL"), and JOHN ALDEN LIFE INSURANCE COMPANY, a Minnesota stock life insurance company and a wholly owned indirect subsidiary of Fortis ("JALIC") (FBIC, FIC, FFLIC, HNL and JALIC are collectively the "Insurers"; Fortis, FBIC, FIC, FFLIC, HNL and JALIC are collectively the "Seller Parties"), HARTFORD LIFE, INC., a Delaware corporation ("Parent"), HARTFORD LIFE AND ANNUITY INSURANCE COMPANY, a Connecticut stock life insurance company and a wholly owned indirect subsidiary of Parent ("Hartford Annuity"), and HARTFORD LIFE INSURANCE COMPANY, a Connecticut stock life insurance company and a wholly owned indirect subsidiary of Parent ("Hartford Life") (each of Hartford Annuity and Hartford Life is a "Buyer," and together they are the "Buyers"). Certain capitalized terms used herein are defined in Section 1.1.

         WHEREAS, the Seller Parties are engaged in the sale, marketing, underwriting, issuance and administration of certain life insurance policies and annuity contracts; and

         WHEREAS, FBIC, FIC, HNL and JALIC desire to cede to Hartford Annuity, and Hartford Annuity desires to reinsure, on a 100% indemnity reinsurance or 100% modified coinsurance basis, as provided herein, the Insurance Contracts of FBIC, FIC, HNL and JALIC; and

         WHEREAS, FFLIC desires to cede to Hartford Life, and Hartford Life desires to reinsure, on a 100% indemnity reinsurance basis, the Insurance Contracts of FFLIC; and

         WHEREAS, the Seller Parties desire to sell and transfer to Buyers, and Buyers desire to purchase and assume, certain assets and liabilities used in or related to the operations of the Business, in addition to the Insurance Contracts;

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
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                                    ARTICLE 1
                                   DEFINITIONS

         1.1 DEFINITIONS. The following terms shall have the respective meanings set forth below throughout this Agreement:

         "1940 ACT" means the Investment Company Act of 1940, as amended, and the SEC's rules and regulations thereunder.

         "90-DAY TREASURY RATE" means the annual yield rate, on the date to which such 90-Day Treasury Rate relates, of actively traded U.S. Treasury securities having a remaining duration to maturity of three months, as such rate is published under "Treasury Constant Maturities" in Federal Reserve Statistical Release H.15(519).

         "12/31/99 STATEMENT" has the meaning set forth in Section 2.4(a).

         "ACCRUED PAYABLES" means, with respect to the applicable Insurer, the liabilities of the Business determined in accordance with Applicable SAP and appropriately includable in line items 6, 7.1, 7.2, 7.3, 8, 9, 11.1, 11.2, 11.3, 12, 12A, 13 (but only to the extent of amounts shown on Exhibit 5, lines 3.12, 3.22, 3.32 and 7.3), 15, 18 and 19 (but only the suspense account balances in such line 19) of the Liabilities, Surplus and Other Funds page of the NAIC Annual Statement Blank or in comparable line items in successor NAIC annual statement blanks.

         "ADJUSTED STATUTORY LIABILITIES" means, with respect to the applicable Insurer, (a) reserves (other than any amount of reserves for Litigation or other Retained Liabilities) and other liabilities of the Business of such Insurer determined in accordance with Applicable SAP and appropriately includable in line items 1, 2, 3, 4.1, 4.2, 5, 6, 7.1, 7.2, 7.3, 8, 9, 10.1, 10.2, 10.3, 11.1,
11.2, 11.3, 12, 12A, 13 (but only to the extent of amounts shown on Exhibit 5, lines 3.12, 3.22, 3.32 and 7.3), 13A, 15, 16 (but only to the extent of amounts shown on Exhibit 2, Line 5, Column 2), 18 and 19 (but only the suspense account balances on such line 19) of the Liabilities, Surplus and Other Funds page of the NAIC Annual Statement Blank or in comparable line items in successor NAIC annual statement blanks, plus or minus (b) IMR determined as set forth in the definition of "IMR" herein.

         "ADMINISTRATIVE SERVICES AGREEMENTS" means the Administrative Services Agreements to be entered into at the Closing between (i) FBIC and Hartford Annuity in substantially the form of EXHIBIT 1, (ii) FIC and Hartford Annuity in substantially the form of EXHIBIT 2, (iii) FFLIC and Hartford Life in substantially the form of EXHIBIT 1, (iv) HNL and Hartford Annuity in substantially the form of EXHIBIT 2, and (v) JALIC and Hartford Annuity in substantially the form of EXHIBIT 2, but reasonably adjusted to reflect the modified coinsurance arrangement and approved by Fortis and Buyer, which approval shall not be unreasonably withheld, conditioned or delayed.

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         "AFFILIATE" means, with respect to any Person, at any relevant time, any other Person controlling, controlled by or under common control with such Person.

         "AGENTS DEBIT BALANCES" means, with respect to the applicable Insurer, the aggregate of all agents balances and advanced Commissions owed to such Insurer with respect to the Insurance Contracts, determined in accordance with Applicable SAP and appropriately includable on lines 2.1 and 0501 of Exhibit 13 of the NAIC Annual Statement Blank or in comparable line items in successor NAIC annual statement blanks.

         "AGGREGATE PURCHASE PRICE" means the aggregate of the Purchase Price hereunder and the purchase price to be paid by HLAIC to Fortis pursuant to the Fortis Advisers Stock Purchase Agreement.

         "ALLOCABLE AMOUNT" has the meaning set forth in Section 5.12(b).

         "ANCILLARY AGREEMENTS" means the Reinsurance Agreements, the Administrative Services Agreements, the Trust Agreements, the JALIC Investment Management Agreement, the Assignment and Assumption Agreement, the Bill of Sale, the Intellectual Property Assignment, the Marketing Agreements, the License Agreement, the Transition Services Agreement and the other agreements referenced in or contemplated by the foregoing.

         "APPLICABLE SAP" means the statutory accounting principles, consistently applied, as prescribed or permitted by the insurance regulatory authorities in the state of Minnesota with respect to FBIC and JALIC, by the insurance regulatory authorities in the state of Wisconsin with respect to FIC, by the insurance regulatory authorities in the state of New York with respect to FFLIC, and by the insurance regulatory authorities in the state of Texas with respect to HNL.

         "ASSERTED LIABILITY" has the meaning set forth in Section 7.4.

         "ASSET PRICE" has the meaning set forth in Section 2.2(b)(ii).

         "ASSIGNMENT AND ASSUMPTION AGREEMENT" means the Assignment and Assumption Agreement to be entered into at the Closing among the Seller Parties and Buyers in form and substance reasonably acceptable to Fortis and Buyers.

         "ASSUMED LIABILITIES" has the meaning set forth in Section 2.2(b)(i).

         "BENEFIT PLANS" has the meaning set forth in Section 3.19(a).

         "BIDDER AGREEMENTS" has the meaning set forth in Section 5.15.

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         "BILL OF SALE" means the Bill of Sale to be entered into at the Closing among the Seller Parties and Buyers in form and substance reasonably acceptable to Fortis and Buyers.

         "BOOKS AND RECORDS" means the originals or copies of all customer lists, policy information, Insurance Contract forms and rating plans and other documents and filings required under applicable Laws, administrative records, reinsurance records, claim records, sales records, underwriting records, financial records, tax records and compliance records in the possession or control of any of the Seller Parties and reasonably relating to the operation of the Business or the Purchased Assets, including any database, magnetic or optical media (to the extent not subject to licensing restrictions) and any other form of recorded, computer generated or stored information, but excluding
(i) the Seller Parties' certificates of incorporation, bylaws, corporate seals, licenses to do business, minute books and other corporate records relating to corporation organization and capitalization; (ii) original Tax and corporate accounting records relating to the Business; (iii) any records that are subject to attorney-client privilege; and (iv) original records to be maintained by the Seller Parties under applicable Law.

         "BUSINESS" means the business of underwriting, issuing, marketing, distributing and administering the Insurance Contracts and the other business activities reasonably related thereto as currently conducted by the Seller Parties, together with the business currently conducted by Fortis Advisers and its Subsidiaries.

         "BUSINESS DAY" means any day other than a Saturday, Sunday, a day on which banking institutions in the States of New York and Connecticut are permitted or obligated by Law to be closed, or a day on which the New York Stock Exchange is closed for trading.

         "BUYER" has the meaning set forth in the first paragraph of this Agreement.

         "BUYER EMPLOYEE" has the meaning set forth in Section 5.11(a).

         "BUYER INDEMNITEES" has the meaning set forth in Section 7.2.

         "BUYER KEY PEOPLE" means the individuals set forth in SCHEDULE 1.1.

         "BUYER MATERIAL ADVERSE EFFECT" means an event, change or occurrence that, individually or together with any other event, change or occurrence, has a material adverse effect on (i) the financial condition, business, assets, liabilities, properties or results of operations of Parent or Buyers, in any case taken as a whole, or (ii) the ability of Parent or either Buyer to perform its obligations under this Agreement or any Ancillary Agreement or to consummate the transactions contemplated hereby and thereby, provided, however, that a Buyer Material Adverse Effect shall not include the effect of any event, change or occurrence arising out of or attributable to (1) conditions in the United States or global economies or securities markets in general, (2) regulatory and

                                     - 4 -
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legal conditions in each of the life insurance (including annuities) and mutual fund industries generally, (3) changes in accounting principles applicable to Parent or either Buyer to the extent required by Law, Applicable SAP or GAAP, or
(4) the transactions contemplated by this Agreement, the Ancillary Agreements or the Fortis Advisers Stock Purchase Agreement, or the announcement thereof.

         "BUYER'S OBJECTION NOTICE" has the meaning set forth in Section 2.5(b).

         "CAUSE" has the meaning set forth in Section 5.11(b).

         "CEDING COMMISSION" has the meaning set forth in Section 2.2(b)(ii).

         "CHANGE IN CONTROL AGREEMENTS" has the meaning set forth in Section 5.11(g).

         "CLAIMS NOTICE" has the meaning set forth in Section 7.4.

         "CLOSING" means the consummation of the transactions contemplated by this Agreement.

         "CLOSING DATE" means (i) if the last of the conditions to Closing set forth in Section 6.1 is satisfied or waived prior to the 15th day of a given month, then the Closing Date shall be the first day of the month following the month in which the last of the conditions was so satisfied or waived, or (ii) if such satisfaction or waiver occurs or is granted after the 15th day of any given month, then the Closing Date shall be the first day of the second month following the month in which the last of the closing conditions is so satisfied or waived; provided, however, that if such date is not a Business Day, the Closing Date shall be the immediately succeeding Business Day; and provided further, that the Closing may occur on such other date as the parties may agree to in writing.

         "CLOSING INVESTMENT STATEMENT" has the meaning set forth in Section 2.6(b).

         "CLOSING STATEMENT" has the meaning set forth in Section 2.4(b).

         "CODE" means the Internal Revenue Code of 1986, as amended. Any citation to a provision of the Code includes a citation to any successor provision.

         "COMMERCIAL MORTGAGES" has the meaning set forth within the definition of Investment Assets.

         "COMMISSIONS" means all commissions, expense allowances, benefit credits and other fees and compensation payable to producers, agents, brokers or other such sales representatives.

         "COMPETING BUSINESS" has the meaning set forth in Section 5.14(a).

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         "CONDEMNATION PROCEEDING" means any proceeding in condemnation or eminent domain or any written request for a conveyance in lieu thereof, or any notice that such proceedings have been or will be commenced against any portion of the Woodbury Property.

         "CONFIDENTIAL INFORMATION" has the meaning set forth in Section 5.5.

         "CONSENT" means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract or any applicable Law, Order or Permit.

         "CONTEST NOTICE" has the meaning set forth in Section 7.5(b).

         "CONTRACT" means any written or oral agreement, arrangement, commitment, contract, indenture, lease, obligation, plan, understanding or undertaking of any kind or character to which a party hereto is a party or that is binding on any such party or its assets or business.

         "CORPORATE BONDS" has the meaning set forth within the definition of Investment Assets.

         "DATA CENTER LEASE" means that certain Lease dated as of October 1, 2000, by and between FBIC and Fortis, pursuant to which Fortis leases from FBIC the second floor of the office building located on the Woodbury Property.

         "DEDUCTIBLE" has the meaning set forth in Section 7.6(a).

         "DESIGNATED EMPLOYEES" has the meaning set forth in Section 3.7(ii).

         "EMPLOYEE" means each individual who is employed by any of the Seller Parties or their Affiliates (including each individual employed by Fortis Advisers or Fortis Investors, but excluding those individuals specified in
SCHEDULE 1.6) and who spends substantially all of such individual's working hours performing services for the Business, whether on a full-time or part-time basis, and including such individuals who are on short-term or long-term disability or leaves of absence.

         "ENVIRONMENTAL LAWS" means any federal, state and local Laws and Orders relating to the regulation or protection of the natural environment or to releases or threatened releases of Hazardous Materials into the soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), ground waters, drinking water supply, stream sediments, ambient air (including indoor air) and any other environmental medium or natural resource.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all regulations thereunder.

         "ERISA AFFILIATE" has the meaning set forth in Section 3.19(d).

         "EXCESS ACCRUED PAYABLES" means the amount, if any, by which the actual aggregate amount of Accrued Payables of all Insurers exceeds the aggregate amount of Accrued Payables of all Insurers included on the Post-Closing Statement.

         "EXCLUDED ASSETS" means those assets listed on SCHEDULE 3.18.

         "EXCLUDED CONTRACTS" means those Contracts listed on SCHEDULE 3.18.

         "EXISTING CONDITIONS" has the meaning set forth in Section 3.7(ii)(aa).

         "EXTRA CONTRACTUAL OBLIGATIONS" means all claims, actions, suits, liabilities, obligations or losses, other than Insurance Contracts Liabilities, arising under the Insurance Contracts including, without limitation, obligations or losses in excess of the contractual policy benefits of the applicable Insurance Contract, any liability for fines, fees, penalties, punitive, special, exemplary or other form of extra-contractual damages, which claims, actions, suits, liabilities, obligations or losses arise from any act, error or omission, whether or not intentional, negligent, in bad faith or otherwise relating to:
(i) the design, marketing, sale, underwriting, rating of or rates chargeable under, issuance, cancellation or administration of the Insurance Contracts; (ii) the investigation, defense, trial, settlement or handling of claims, benefits, dividends or payments under the Insurance Contracts; or (iii) the failure to pay, the delay in payment, or errors in calculating or administering the payment of benefits, claims, dividends or any other amounts due or alleged to be due under the Insurance Contracts.

         "FAIR MARKET VALUE" has the meaning set forth in Section 2.6(e).

         "FBIC" has the meaning set forth in the first paragraph of this Agreement.

         "FBIC SEPARATE ACCOUNTS" means, together (i) the FBIC Separate Account C, which is a unit investment trust and is registered as an investment management company under the 1940 Act, and (ii) the FBIC Separate Account D, which is a unit investment trust and is registered as an investment management company under the 1940 Act.

         "FBIC SEPARATE ACCOUNT SURPLUS" means the aggregate surplus in the FBIC Separate Accounts, appropriately includable in accordance with Applicable SAP on line 19 of the Liabilities and Surplus page of the NAIC Annual Statement for life and accident and health insurance companies -- association edition -- separate accounts, as prescribed by the NAIC, that was in effect for year-end 1999 filings.

         "FFG BENEFIT PLANS" has the meaning set forth in Section 3.19(a).

         "FFG INVESTMENT ASSETS" has the meaning set forth in Section 2.6(a).

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
         "FFLIC" has the meaning set forth in the first paragraph of this Agreement.

         "FFLIC SEPARATE ACCOUNT" means the FFLIC Separate Account A, which is a unit investment trust and is registered as an investment management company under the 1940 Act.

         "FFLIC SEPARATE ACCOUNT SURPLUS" means the aggregate surplus in the FFLIC Separate Account, appropriately includable in accordance with Applicable SAP on line 19 of the Liabilities and Surplus page of the NAIC Annual Statement for life and accident and health insurance companies -- association edition -- separate accounts, as prescribed by the NAIC, that was in effect for year-end 1999 filings.

         "FIC" has the meaning set forth in the first paragraph of this Agreement.

         "FORTIS" has the meaning set forth in the first paragraph of this Agreement.

         "FORTIS ADVISERS" means Fortis Advisers, Inc., a Minnesota corporation and a wholly owned direct subsidiary of Fortis.

         "FORTIS ADVISERS STOCK PURCHASE AGREEMENT" means that certain Stock Purchase Agreement of even date herewith between Fortis and HLAIC, pursuant to which Fortis has agreed to sell to HLAIC, and HLAIC has agreed to purchase, 100% of the issued and outstanding common stock of Fortis Advisers.

         "FORTIS 401(k) PLAN" means the Fortis, Inc. Employees' Uniform Profit Sharing Plan, as amended, or any successor plan thereto.

         "FORTIS INVESTORS" means Fortis Investors, Inc., a Minnesota corporation and a wholly owned direct subsidiary of Fortis Advisers.

         "FORTIS PENSION PLAN" means the Fortis, Inc. Employees' Uniform Retirement Plan, as amended, or any successor plan thereto.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "GAAP FINANCIAL STATEMENTS" has the meaning set forth in Section
3.5(b).

         "GENERAL ACCOUNT RESERVES" means, with respect to the applicable Insurer, the amount of the reserves (other than any amount of reserves for Litigation or other Retained Liabilities) of the Business of such Insurer determined in accordance with Applicable SAP and appropriately includable in line items 1, 2, 3, 4.1, 4.2, 5, 10.1, 10.2 and 10.3 of the Liabilities, Surplus and Other Funds page of the NAIC Annual Statement Blank, or in comparable line items in successor NAIC annual statement blanks.

         "GOVERNMENTAL AUTHORITY" means any federal, state, county, local, foreign or other governmental or public agency, instrumentality, commission, authority, self-regulatory organization, board or body, including, without limitation, the SEC, NASD and any state insurance regulatory authority.

         "GOVERNMENT BONDS" has the meaning set forth within the definition of Investment Assets.

         "HARTFORD ANNUITY" has the meaning set forth in the first paragraph of this Agreement.

         "HARTFORD LIFE" has the meaning set forth in the first paragraph of this Agreement.

         "HAZARDOUS MATERIALS" means any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive or toxic or a pollutant or a contaminant or otherwise regulated under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "HIMCO" means Hartford Investment Management Company, a Delaware corporation, an Affiliate of Parent, and a duly registered investment adviser under the 1940 Act.

         "HLAIC" means Hartford Life and Accident Insurance Company, a Connecticut stock life insurance company and a direct wholly owned Subsidiary of Parent.

         "HNL" has the meaning set forth in the first paragraph of this Agreement.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder.

         "IMR" means, with respect to the applicable Insurer (excluding JALIC) as of the Closing Date an interest maintenance reserve amount computed as follows:

                  (a) There shall be determined the amount for the Business (i) that is appropriately includable on line 11.4 of the Liabilities, Surplus and Other Funds page of the NAIC Annual Statement Blank or in a comparable line item in successor NAIC annual statement blanks, (ii) that is computed immediately prior to the Closing Date before taking into consideration the effects of the transactions contemplated hereby, and (iii) that is determined in accordance with generally accepted actuarial standards and Applicable SAP (using the same accounting and actuarial methodologies, assumptions and procedures, and the application thereof, as were used by the applicable Insurer in determining such item in such Insurer's statutory financial statements as of December 31, 1999, provided, however, that correction of an arithmetical, data input, coding or similar error, each as mutually approved by Fortis and Buyers (and, failing such mutual approval, as determined by the Umpire) shall not be deemed a deviation from such accounting or actuarial methodologies, assumptions or procedures).

                  (b) There shall be added to or subtracted from the amount determined in subsection (a) immediately above all amounts that would be added to or subtracted from such line 11.4 if the remaining portion of the applicable Insurer's FFG Investment Assets equal in value to such Insurer's Adjusted Statutory Liabilities as determined hereafter in subsections (c) and
  (d) immediately below were transferred on the Closing Date to the applicable Buyer, with all amounts being determined in the same manner as provided in clause (iii) of subsection (a) immediately above. For purposes of the determination of IMR, the value of the FFG Investment Assets shall be Fair Market Value.

                  (c) The initial portion of the applicable Insurer's FFG Investment Assets referred to in paragraph (b) shall be determined on or before March 15, 2001 as follows:

                           (i) Fortis shall determine the Insurer's Adjusted
                  Statutory Liabilities (for this purpose, including only the IMR determined pursuant to subsection (a) immediately above) as of December 31, 2000, as reflected on the 12/31/00 Statement.

                           (ii) Fortis shall determine the Fair Market Value of
                  such Insurer's FFG Investment Assets (excluding cash and short-term investments), listed asset by asset, as of December 31, 2000.

                           (iii) If such Fair Market Value is less than or equal
                  to the Insurer's Adjusted Statutory Liabilities as of December 31, 2000, then the IMR amount referred to in subsection (b) shall be based on those assets that were listed at December 31, 2000 and that still remain at the Closing Date.

                           (iv) If such Fair Market Value is greater than the
                  Adjusted Statutory Liabilities, then the individual asset with the greatest dollar IMR capital gain (or smallest dollar IMR capital loss if there are no gains), and the individual asset with the greatest dollar IMR capital loss (or smallest dollar IMR capital gain if there are no losses) shall be removed by Fortis from the list. Fortis will continue to remove on the same basis two assets from such FFG Investment Assets until the remaining Fair Market Value of the FFG Investment Assets is equal to or smaller than the Adjusted Statutory Liabilities of the Insurer as of December 31, 2000.

                  (d) Any such FFG Investment Assets as selected pursuant to subsection (c) that are disposed of in the ordinary course of business between December 31, 2000 and the Closing Date shall be deleted from the remaining FFG Investment Assets, and the FFG Investment Assets that remain with the applicable Insurer shall be used to compute the deemed IMR referred to in subsection (b).

                  (e) The parties acknowledge and agree that all FFG Investment Assets will not actually be transferred to Buyer, and that this computation of IMR is based on a deemed transfer of such FFG Investment Assets.

                  (f) IMR for JALIC means the interest maintenance reserve determined with respect to JALIC's Insurance Contracts in accordance with Applicable SAP and appropriately includable in line item 11.4 of the Liabilities, Surplus and Other Funds page of the NAIC Annual Statement Blank or in comparable line items in successor NAIC annual statement blanks.

         "INCOME TAX REGULATIONS" means the temporary or final regulations issued under the Code. Any citation to a provision of the Income Tax Regulations includes a reference to any successor regulatory provision.

         "INDEMNIFIED PARTY" has the meaning set forth in Section 7.4.

         "INDEMNIFYING PARTY" has the meaning set forth in Section 7.4.

         "INSURANCE CONTRACTS" means only those contracts of insurance and annuities of the Insurers described on SCHEDULE 1.2 that have been issued or reinsured by one of the Insurers in connection with the Business and are in force on the Closing Date, or are subject to being renewed or reinstated in accordance with their terms on the Closing Date, together with all related binders, slips and certificates (including applications therefor and all supplements, endorsements and riders in connection therewith)

         "INSURANCE CONTRACTS LIABILITIES" means all (i) liabilities of the types for which amounts are included in the Adjusted Statutory Liabilities arising under or with respect to the Insurance Contracts, regardless of whether such liabilities arise before, on or after the Closing Date, and (ii) all Extra Contractual Obligations that arise out of acts or omissions by Buyers or any of their respective directors, officers, employees, Affiliates, agents or representatives which acts or omissions occur (or, in the case of omissions, fail to occur) at any time on or after the Closing Date.

         "INSURERS" has the meaning set forth in the first paragraph of this Agreement.

         "INTELLECTUAL PROPERTY" has the meaning set forth in Section 3.17.

         "INTELLECTUAL PROPERTY ASSIGNMENT" means the Assignment and Assumption Agreement for Intellectual Property to be entered into at the Closing among the Seller Parties and Buyers in form and substance reasonably acceptable to Fortis and Buyers.

         "INTELLECTUAL PROPERTY LICENSES" has the meaning set forth in Section 3.17.

         "INTERIM STATEMENT" has the meaning set forth in Section 2.4(a).

         "INVESTMENT ASSETS" means investment assets of the Insurers that are admitted assets under Applicable SAP and the insurance Laws of the applicable Insurer's state of domicile and consisting of a combination of some or all of the following types of investment assets: (i) bonds, debentures, notes or other evidences of indebtedness issued, assumed or guaranteed by the United States of America, any state, territory or possession thereof, any town, city or municipality of any such state, the District of Columbia, or any agency or instrumentality of any such governmental unit ("Government Bonds"); (ii) bonds, debentures, notes or other evidences of indebtedness issued, assumed or guaranteed by any solvent institution created or existing under the Laws of the United States or Canada, other than Affiliates of Fortis ("Corporate Bonds");
(iii) securities or other instruments (excluding mutual funds) evidencing interests in or rights to receive payments from specified pools of mortgages ("Mortgage-Backed Securities"); (iv) bonds, notes or other evidences of indebtedness secured by first or second mortgages, deeds of trust or similar consensual liens representing first or second liens upon real property used for commercial (as opposed to residential) purposes, together with any and all title policies, surveys, soil reports or site plans in Seller Parties' possession ("Commercial Mortgages"); and (v) cash and cash equivalents. Items (i) through
(iv) in this definition shall include any and all documents, agreements or instruments securing or guaranteeing such indebtedness, or any other materials of any kind in Seller Parties' possession, if any, that relate to the indebtedness or the property secured by such indebtedness.

         "IRS" means the United States Internal Revenue Service.

         "JALIC" has the meaning set forth in the first paragraph of this Agreement.

         "JALIC DEPOSIT AMOUNT" has the meaning set forth in Section 2.3(a)(v).

         "JALIC INVESTMENT MANAGEMENT AGREEMENT" means the Investment Management Agreement to be entered into at the Closing among JALIC, Hartford Annuity and HIMCO in a form consistent with the terms of the transactions contemplated by this Agreement and approved by Fortis and Buyers, which approval shall not be unreasonably withheld, conditioned or delayed.

         "JALIC RESERVE ADJUSTMENT" has the meaning set forth in Section 2.2(b)(iii).

         "KNOWLEDGE" shall be interpreted for the purposes of this Agreement as follows: (i) a matter will be deemed to be within the "Knowledge of the Seller Parties" if (A) such matter is actually known to any of the Seller Key People, or (B) in light of the positions held by the Seller Key People, after reasonable inquiry, the matter would reasonably be expected to be known by any of the Seller Key People; and
(ii) a matter will be deemed to be within the "Knowledge of Parent or Buyers" if
(A) such matter is actually known to any of the Buyer Key People, or (B) in light of the positions held by the Buyer Key People, after reasonable inquiry, the matter would reasonably be expected to be known by any of the Buyer Key People.

         "LAW" means any federal, state, local or foreign code, law, statute, ordinance, regulation, rule, reporting or licensing requirement, policy, guideline, administrative interpretation or other requirement of a Governmental Authority (including those of the SEC, NASD, NAIC, any self-regulatory organization or any state insurance department) applicable to the parties hereto, or any of their respective Affiliates, properties, assets, officers, directors, employees or agents, as the case may be.

         "LICENSE AGREEMENT" means the License Agreement to be entered into at the Closing among certain Affiliates of the Seller Parties and Buyers in substantially the form of EXHIBIT 3.

         "LICENSED INTELLECTUAL PROPERTY" has the meaning set forth in Section 3.17.

         "LIEN" means any claim, charge, conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, security interest or other security arrangement, on or with respect to any asset or property.

         "LITIGATION" means any action, cause of action (whether at law or in equity), arbitration, claim or complaint by any Person alleging potential liability, wrongdoing or misdeed of another Person (other than claims for policy benefits in the ordinary course of business), or any administrative or other similar proceeding, criminal prosecution or investigation by any Governmental Authority alleging potential liability, wrongdoing or misdeed of another Person.

         "LOAN DOCUMENTS" has the meaning set forth in Section 3.7(ii).

         "LOSS" means any action, claim, loss, liability, damage, deficiency, cost, expense (including reasonable fees and expenses of attorneys, actuaries, accountants and other consultants), interest or penalty.

         "MARKETING AGREEMENTS" means the Marketing Agreements to be entered into at the Closing between (i) FBIC and Hartford Annuity, and (ii) FFLIC and Hartford Life, each in a form consistent with the terms of the transactions contemplated by this Agreement and approved by Fortis and Buyers, which approval shall not be unreasonably withheld, conditioned or delayed, and each providing, among other things, that neither Insurer will be obligated to issue insurance policies and annuity contracts pursuant thereto past the earlier of December 31, 2002 or the date upon which all such policies and contracts issued by both Insurers constitutes $1,000,000,000 in annualized Premiums.

         "MATERIAL CONTRACTS" means, collectively, the Contracts described in
Section 3.14 together with the Personal Property Leases, the Real Property Leases and the Third Party Reinsurance Contracts.

         "MORTGAGE-BACKED SECURITIES" has the meaning set forth within the definition of Investment Assets.

         "MORTGAGE FILE" means, with respect to each Commercial Mortgage that is part of the Transferred Investment Assets, the items set forth on SCHEDULE 1.5.

         "MORTGAGE LOAN" has the meaning set forth in Section 3.7(ii).

         "MORTGAGE LOAN ENVIRONMENTAL LAWS" has the meaning set forth in Section 3.7(ii)(aa).

         "MORTGAGE LOAN SCHEDULE" has the meaning set forth in Section 3.7(ii).

         "MORTGAGE LOAN TITLE POLICY" has the meaning set forth in Section 3.7(ii)(m).

         "MORTGAGE POOL" has the meaning set forth in Section 2.6(a).

         "NAIC" means the National Association of Insurance Commissioners.

         "NAIC ANNUAL STATEMENT BLANK" means the form of annual statement for life and accident and health insurance companies -- association edition, as prescribed by the NAIC, that was in effect for year-end 1999 filings.

         "NASD" means the National Association of Securities Dealers, Inc., including its Subsidiary, NASD Regulation, Inc.

         "NET TRANSFER AMOUNT" means, with respect to an applicable Insurer, Adjusted Statutory Liabilities minus Policy Loan Receivables, minus Premiums Receivable, minus Reinsurance Recoverables, minus Agents Debit Balances and minus Ceding Commission; and for FBIC only, minus any FBIC Separate Account Surplus; and for FFLIC only, minus any FFLIC Separate Account Surplus.

         "NY AMENDMENT DATE" has the meaning set forth in Section 5.18(c).

         "NY DOI" has the meaning set forth in Section 5.18.

         "ORDER" means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal or other Governmental Authority.

         "OWNED INTELLECTUAL PROPERTY" has the meaning set forth in Section
3.17.

         "OWNED PERSONAL PROPERTY" has the meaning set forth in Section 3.16(a).

         "PARENT" has the meaning set forth in the first paragraph of this Agreement.

         "PARENT FINANCIAL STATEMENTS" has the meaning set forth in Section 4.5(b).

         "PERMIT" means any license, permit, approval, registration, authorization, qualification or filing with and under any federal, state, local or foreign Law or with any Governmental Authority.

         "PERMITTED EXCEPTION" has the meaning set forth in Section 3.7(ii)(l).

         "PERMITTED LIEN" means, with respect to the Purchased Assets or the Commercial Mortgages, (i) statutory liens for Taxes not yet due and payable and for which appropriate reserves have been established in accordance with GAAP,
(ii) any minor imperfection of title that does not materially interfere with the present use or continuation of such present use in the Business, (iii) materialmen's or similar liens or obligations arising in the ordinary course of business securing accrued obligations not yet due and payable and which, individually or in the aggregate, would not be material to any of the Seller Parties, (iv) purchase money Liens arising in the ordinary course of business which, individually or in the aggregate, would not be material to any of the Seller Parties, and (v) with respect to the Woodbury Real Property, (1) any state of facts that the survey prepared by Sunde Land Surveying, LLC dated November 10, 2000 would show, (2) any covenants, conditions and restrictions, rights of way, easements and other matters either of public record or specifically referred to in the Title Insurance Commitment, and (3) the Data Center Lease.

         "PERSON" means any individual, corporation, partnership, firm, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body, division, business unit or other entity.

         "PERSONAL PROPERTY LEASES" has the meaning set forth in Section
3.16(b).

         "POLICY LOAN RECEIVABLES" means, with respect to the applicable Insurer, the aggregate principal and accrued interest thereon of all policy loans with respect to the Insurance Contracts, determined in accordance with Applicable SAP and appropriately includable on lines 5 and 17 of the Assets page of the NAIC Annual Statement Blank or in comparable line items in successor NAIC annual statement blanks.

         "POST-CLOSING STATEMENT" has the meaning set forth in Section 2.5(a).

         "PREMIUMS" means premiums, consideration, deposits and similar receipts with respect to the Insurance Contracts.

         "PREMIUMS RECEIVABLE" means, with respect to the applicable Insurer, the aggregate of all Premiums receivable (including due and deferred Premiums) with respect to the Insurance Contracts, determined in accordance with Applicable SAP and appropriately includable on lines 15 and 16 of the Assets page of the NAIC Annual Statement Blank or in comparable line items in successor NAIC annual statement blanks.

         "PURCHASE PRICE" has the meaning set forth in Section 2.2(b)(ii).

         "PURCHASED ASSETS" means all of the following:

                  (i)      the Woodbury Property;

                  (ii)     the Owned Personal Property;

                  (iii) the Owned Intellectual Property and all goodwill associated therewith;

                  (iv)     the Books and Records; and

                  (v)      the Transferred Contracts.

         "QUALIFIED CONTRACT" means an Insurance Contract issued in connection with a plan intended to qualify for tax treatment under Section 401(a), 403(a), 403(b), 408 or 457 of the Code.

         "REAL PROPERTY LEASES" has the meaning set forth in Section 3.15(b).

         "REINSURANCE AGREEMENTS" means the Reinsurance Agreements between (i) FBIC and Hartford Annuity in substantially the form of EXHIBIT 4, (ii) FIC and Hartford Annuity in substantially the form of EXHIBIT 5, (iii) FFLIC and Hartford Life in substantially the form of EXHIBIT 4, (iv) HNL and Hartford Annuity in substantially the form of EXHIBIT 5, and (v) JALIC and Hartford Annuity in substantially the form of EXHIBIT 6.

         "REINSURANCE RECOVERABLES" means, with respect to the applicable Insurer, the aggregate of all amounts recoverable from reinsurers with respect to the Insurance Contracts, determined in accordance with Applicable SAP and appropriately includable on lines 12.1, 12.2, 12.3 and 12.4 of the Assets page of the NAIC Annual Statement Blank or in comparable line items in successor NAIC annual statement blanks.

           "RETAINED LIABILITIES" means all liabilities or obligations of any character or nature (whether known or unknown, absolute or contingent, disclosed or undisclosed) of any of the Seller Parties that are not Assumed Liabilities. By way of illustration but without limitation to or exclusion of any category of Retained Liability not specifically enumerated herein, the Retained Liabilities shall include any liability or obligation arising from any of the following: (a) Premium taxes due in respect of Premiums paid prior to the Closing Date or on account of the Premiums Receivable; (b) the Excluded Assets or Excluded Contracts; (c) Litigation against a Seller Party with respect to the Business that is pending on the Closing Date or that arises with respect to events occurring prior to the Closing Date; (d) any Seller Extra Contractual Obligations; and (e) any income Taxes of the Seller Parties resulting from the transfer or assignment to Buyers of the Transferred Investment Assets, Net Transfer Amount or Purchased Assets.

           "SEC" means the United States Securities and Exchange Commission.

           "SECURITIES ACT" means the Securities Act of 1933, as amended, and the SEC's rules and regulations thereunder.

           "SELLER BENEFIT PLANS" has the meaning set forth in Section 3.19(a).

           "SELLER EXTRA CONTRACTUAL OBLIGATIONS" means all Extra Contractual Obligations that arise out of acts or omissions occurring (or, in the case of omissions, failing to occur) (i) at any time prior to the Closing Date by any of the Seller Parties, or any of their respective directors, officers, employees, Affiliates, agents or representatives, or (ii) on or after the Closing Date by any of the Seller Parties that constitute a breach of such Seller Party's obligations under any of the Ancillary Agreements.

           "SELLER INDEMNITEES" has the meaning set forth in Section 7.3.

           "SELLER KEY PEOPLE" means the individuals set forth in SCHEDULE 1.3.

           "SELLER MATERIAL ADVERSE EFFECT" means an event, change or occurrence that, individually or together with any other event, change or occurrence, has a material adverse effect on (i) the financial condition, business, assets, liabilities, properties or results of operations of the Business, taken as a whole, or (ii) the ability of any of the Seller Parties to perform their obligations under this Agreement or any Ancillary Agreement or to consummate the transactions contemplated hereby and thereby, provided, however, that a Seller Material Adverse Effect shall not include the effect of any event, change or occurrence arising out of or attributable to (1) conditions in the United States or global economies or securities markets in general, (2) regulatory and legal conditions in each of the life insurance (including annuities) and mutual fund industries generally, (3) changes in accounting principles applicable to the Business to the extent required by Law, Applicable SAP or GAAP, or (4) the transactions contemplated by this Agreement, the Ancillary Agreements or the Fortis Advisers Stock Purchase Agreement, or the announcement thereof.

           "SELLER PARTIES" has the meaning set forth in the first paragraph of this Agreement.

           "SEPARATE ACCOUNT RECEIVABLES" means with respect to FBIC, the aggregate amount owed by the FBIC Separate Accounts to FBIC, and with respect to FFLIC by the FFLIC Separate Account to FFLIC, in each case as determined in accordance with Applicable SAP and appropriately includable on line 13A of the Liabilities, Surplus and Other Funds page of the applicable Insurer's NAIC Annual Statement Blank or in comparable lines in successor NAIC annual statement blanks.

           "SUBSIDIARY" means, with respect to any Person on a given date (i) any other Person of which twenty-five percent (25%) or more of the voting power of the equity securities or equity interests is owned directly or indirectly by such Person and (ii) any other Person the accounts of which, by virtue of an ownership interest in it by such Person would be consolidated, in accordance with GAAP, with those of such Person in its financial statements as of the applicable date.

           "TAX" means any federal, state, local, foreign or other income, premium, payroll, withholding, excise, sales, use, gains, transfer, real and personal property, use and occupation, capital stock, franchise or other tax, assessment or governmental charge in the nature of a tax (not including charges in connection with the filings referred to in Section 5.6 hereof), including interest and penalties thereon.

           "TAX RETURNS" has the meaning set forth in Section 3.21(b).

           "TERMINATION DATE" has the meaning set forth in Section 8.2

           "THIRD PARTY CLAIM" has the meaning set forth in Section 7.5(a).

           "THIRD PARTY CLAIMANT" has the meaning set forth in Section 7.5(a).

           "THIRD PARTY REINSURANCE CONTRACTS" has the meaning set forth in
Section 3.13.

           "TITLE INSURANCE COMMITMENT" means that certain Commitment for Title Insurance for the Woodbury Property issued by Commonwealth Land Title Insurance Company dated September 6, 2000.

           "TRANSFERRED CONTRACTS" means the Material Contracts together with any and all Contracts entered into after the date hereof in accordance with the terms and conditions of Section 5.1(b)(i).

           "TRANSFERRED INVESTMENT ASSETS" has the meaning set forth in Section 2.6(b).

           "TRANSITION SERVICES AGREEMENT" has the meaning set forth in Section 5.17.

           "TRUST AGREEMENTS" means (a) the Trust Agreements to be entered into at the Closing among a trustee to be selected by Hartford Annuity and reasonably acceptable to Fortis and (i) FBIC and Hartford Annuity in substantially the form of EXHIBIT 7, and (ii) FIC and Hartford Annuity in substantially the form of
EXHIBIT 7, and (iii) HNL and Hartford Annuity in substantially the form of
EXHIBIT 7; and (b) the Trust Agreement to be entered into at the Closing among JALIC, Hartford Annuity and a trustee to be selected by Fortis and reasonably acceptable to Hartford Annuity in substantially the form of EXHIBIT 8.

           "TRUST RESERVES" means (i) with respect to each of FBIC and FFLIC, the General Account Reserves less the Separate Account Receivables, the Policy Loan Receivables, the Premiums Receivable, the Reinsurance Recoverables and the Agents Debit Balances; (ii) with respect to each of FIC and HNL, the General Account Reserves less the Policy Loan Receivables, the Premiums Receivable, the Reinsurance Recoverables and the Agents Debit Balances; and (iii) with respect to JALIC, the Adjusted Statutory Liabilities excluding IMR less the Policy Loan Receivables, the Premiums Receivable, and the Reinsurance Recoverables.

           "UMPIRE" has the meaning set forth in Section 9.6(a).

           "WOODBURY PROPERTY" means all those certain plots, pieces and parcels of land located in the City of Woodbury, Minnesota, as more particularly described on SCHEDULE 1.4 (the "Land") together with (i) all building and other improvements situated on the Land (the "Building"); (ii) all easements, rights of way, reservations, privileges, appurtenances and other estates and rights of the fee owner pertaining to the Land and the Building; (iii) all right title and interest in and to any leases, all guarantees thereof and the security deposits thereunder; (iv) all right, title and interest of the fee owner in and to all strips and gores, all alleys adjoining the Land, and the land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the land to the center line thereof, and all right, title and interest of the fee owner in and to any award made or to be made in lieu thereof and in and to any unpaid award as of the Closing Date for any taking by condemnation or any damages to the land or the Building by reason of a change of grade or any street, road or avenue; and (v) all right, title and interest of the fee owner in any Permits or approvals relating to the Land or the Buildings.


                                    ARTICLE 2
               ACQUISITION OF ASSETS AND ASSUMPTION OF LIABILITIES

           2.1 CLOSING. The Closing shall take place on the Closing Date at 10:00 a.m. local time at the offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia, or such other time and place as Buyers and Fortis may mutually agree. The transactions contemplated hereby shall be deemed to have been consummated and become effective for all purposes as of 12:01 a.m. on the Closing Date.

           2.2       ASSETS, LIABILITIES AND PAYMENTS.

                     (a)       Purchased Assets and Payments Owed by Insurers:

                     (i) At the Closing, the Seller Parties shall sell, assign, transfer, convey and deliver to Buyers, and Buyers shall purchase and accept from the Seller Parties, all of the Seller Parties' rights, title and interests in and to the Purchased Assets, free and clear of all Liens other than Permitted Liens.

                     (ii) Each of FBIC, FIC and HNL shall pay to Hartford Annuity a reinsurance premium equal to such Insurer's Adjusted Statutory Liabilities as of the Closing Date; FFLIC shall pay to Hartford Life a reinsurance premium equal to FFLIC's Adjusted Statutory Liabilities as of the Closing Date; and JALIC shall pay to Hartford Annuity a reinsurance premium equal to JALIC's Trust Reserves plus its IMR as of the Closing Date.

                     (b)       Assumed Liabilities and Payments Owed by Buyers:

                     (i) At the Closing: (1) pursuant to and in accordance with the terms of the applicable Reinsurance Agreements, Hartford Annuity shall reinsure the Insurance Contracts Liabilities of FBIC, FIC and HNL pursuant to 100% coinsurance, and shall reinsure the Insurance Contracts Liabilities of JALIC pursuant to 100% modified coinsurance,
           (2) pursuant to and in accordance with the terms of the applicable Reinsurance Agreement, Hartford Life shall reinsure the Insurance Contracts Liabilities of FFLIC pursuant to 100% coinsurance, and (3) pursuant to the Assignment and Assumption Agreement, Buyers shall assume all of the contractual liabilities and obligations of the Seller Parties first arising on or after the Closing Date under the express terms and conditions of the Transferred Contracts (items (1), (2) and (3) being, collectively, the "Assumed Liabilities"). It is understood and agreed by the parties that in no event shall Parent or Buyers assume, or have any responsibility or obligation for, any Retained Liabilities.

                     (ii) At the Closing, (1) each Buyer, as applicable, shall pay to each Insurer, as applicable, a ceding commission in the amount to be set forth in the respective Reinsurance Agreement (each the applicable "Ceding Commission"), and (2) Buyers shall pay to the Seller Parties a purchase price for the Purchased Assets (the "Asset Price"), with the aggregate Ceding Commissions for all Insurers together with the Asset Price being Seven Hundred Fifteen Million and 00/100 Dollars ($715,000,000) (the "Purchase Price").

                     (iii) In addition, Hartford Annuity shall pay (1) to JALIC a modified coinsurance reserve adjustment equal to the amount of the Trust Reserves of JALIC as of the Closing Date (the "JALIC Reserve Adjustment"), and (2) to

           FBIC the amount of any FBIC Separate Account Surplus as of the Closing Date; and Hartford Life shall pay to FFLIC the amount of any FFLIC Separate Account Surplus as of the Closing Date.

           2.3        TIMING AND FORM OF PAYMENTS; TRUST ACCOUNTS; INVESTMENT
                      MANAGEMENT.

           (a) The reinsurance premiums owed by the Insurers pursuant to Section 2.2(a)(ii) above, and the Purchase Price and the other amounts owed by Buyers pursuant to Section 2.2(b)(iii) above, shall be paid as follows:

                      (i) With respect to FBIC, the Net Transfer Amount as of the Closing Date shall be paid by FBIC to Hartford Annuity if such amount is positive (by means of transferring Investment Assets selected in accordance with Section 2.6), and by Hartford Annuity to FBIC in cash if such amount is negative. In addition, pursuant to the applicable Reinsurance Agreement, FBIC shall assign to Hartford Annuity all of FBIC's rights, title and interest as of the Closing Date in and to the amounts received pursuant to FBIC's Policy Loan Receivables, Premiums Receivable, Reinsurance Recoverables, Separate Account Receivables and Agents Debit Balances. In addition, Hartford Annuity shall deposit an aggregate amount equal to 100% of the Trust Reserves for FBIC into a trust account for the benefit of FBIC, and such trust account shall thereafter be maintained in accordance with the applicable Trust Agreement.

                      (ii) With respect to FIC, the Net Transfer Amount as of the Closing Date shall be paid by FIC to Hartford Annuity if such amount is positive (by means of transferring Investment Assets selected in accordance with Section 2.6), and by Hartford Annuity to FIC in cash if such amount is negative. In addition, pursuant to the applicable Reinsurance Agreement, FIC shall assign to Hartford Annuity all of FIC's rights, title and interest as of the Closing Date in and to the amounts received pursuant to FIC's Policy Loan Receivables, Premiums Receivable, Reinsurance Recoverables and Agents Debit Balances. In addition, Hartford Annuity shall deposit an aggregate amount equal to 100% of the Trust Reserves for FIC into a trust account for the benefit of FIC, and such trust account shall thereafter be maintained in accordance with the applicable Trust Agreement.

                      (iii) With respect to FFLIC, the Net Transfer Amount as of the Closing Date shall be paid by FFLIC to Hartford Life if such amount is positive (by means of transferring Investment Assets selected in accordance with Section 2.6), and by Hartford Life to FFLIC in cash if such amount is negative. In addition, pursuant to the applicable Reinsurance Agreement, FFLIC shall assign to Hartford Life all of FFLIC's rights, title and interest as of the Closing Date in and to the amounts received pursuant to FFLIC's Policy Loan Receivables, Premiums Receivable, Reinsurance Recoverables, Separate Account Receivables and Agents Debit Balances.

                      (iv) With respect to HNL, the Net Transfer Amount as of the Closing Date shall be paid by HNL to Hartford Annuity if such amount is positive (by means of transferring Investment Assets selected in accordance with Section 2.6), and by Hartford Annuity to HNL in cash if such amount is negative. In addition, pursuant to the applicable Reinsurance Agreement, HNL shall assign to Hartford Annuity all of HNL's rights, title and interest as of the Closing Date in and to the amounts received pursuant to HNL's Policy Loan Receivables, Premiums Receivable, Reinsurance Recoverables and Agents Debit Balances. In addition, Hartford Annuity shall deposit an aggregate amount equal to 100% of the Trust Reserves for HNL into a trust account for the benefit of HNL, and such trust account shall thereafter be maintained in accordance with the applicable Trust Agreement.

                      (v) With respect to JALIC: (1) JALIC shall deposit an amount (by means of transferring Investment Assets selected in accordance with Section 2.6) equal to 100% of the Trust Reserves for JALIC (the "JALIC Deposit Amount"), into a trust account, and such trust account shall thereafter be maintained in accordance with the applicable Trust Agreement; and (2) Hartford Annuity shall pay to JALIC in cash the amount of the applicable Ceding Commission less the amount of JALIC's IMR as of Closing. After Closing, collection of JALIC's Policy Loan Receivables, Premiums Receivable, Reinsurance Recoverables and Agents Debit Balances shall be for the benefit of Hartford Annuity, pursuant to the applicable Reinsurance Agreement.

                      (vi) Buyers shall pay the Asset Price to the Seller Parties in cash at the Closing, by means of a wire transfer of immediately available funds.

           (b) All of the payments, transfers and deposits described in this
Section 2.3 that are to be as of the Closing Date shall be made on the Closing Date, with amounts determined by reference to the Closing Statement. Thereafter, such amounts shall be subject to adjustment in accordance with the Post-Closing Statement, as described in Section 2.5.

           (c) On the Closing Date, all assignments and transfers of the Purchased Assets shall be effected by the Bill of Sale, the Assignment and Assumption Agreement, the Intellectual Property Assignment and such other instruments of transfer as may be necessary (including, without limitation, a limited warranty deed for the Woodbury Property) and as shall be reasonably acceptable in form and substance to Fortis and Buyers. Notwithstanding anything in this Agreement to the contrary, the Seller Parties will deliver the Books and Records to Buyers as soon as reasonably practicable and, subject to the provisions of Section 5.4, the Seller Parties shall be entitled to keep and maintain copies of all Books and Records from and after the Closing and to have access to the originals of the Books and Records in accordance with the terms hereof.

           (d) Nothing contained in this Agreement shall be construed as an attempt to agree to assign any Contract that, under applicable Law, is non-assignable without the consent of the counterparty thereto, unless such consent shall have been given. The parties shall use all commercially reasonable efforts to obtain all such necessary consents prior to the Closing, and to the extent any such necessary consent has not been obtained, the parties shall continue their efforts to obtain such consent after the Closing. In order that the full value of every such Contract that is included within the Purchased Assets may be realized, Buyers shall be entitled to the benefits accruing after the Closing Date of any such non-assigned Contract, and the Seller Parties shall take all commercially reasonable actions to confer upon Buyers, or otherwise obtain for Buyers, such benefits. Buyers, at their expense, shall perform all of the Seller Parties' obligations due to be performed under any such non-assigned Contract that is included among the Assumed Liabilities to the extent Buyers can perform such obligations without violating the terms of such non-assigned Contract; provided, however, Buyers' obligations to perform under any such non-assigned Contract shall at all times be conditioned upon Buyers being entitled to receive all amounts due and owing from the counterparty. Notwithstanding anything in this Agreement to the contrary, and subject to the terms and conditions of Section 5.10, Buyers shall pay any and all fees payable to the counterparty under the applicable Contract that is required in order to obtain any necessary consent to assign such Contract, and each party shall otherwise pay all of its own expenses in obtaining such consents; provided, however, that if Buyers would be required to pay any such fee to a counterparty in order to obtain such a consent, at the election of Buyers, such Contract will not be assigned to Buyers, but Buyers will pay all costs reasonably incurred by the Seller Parties in order for the Seller Parties to provide to Buyers the benefits of such Contract in accordance with the terms of this Section 2.3(d) if so permitted by the terms of such Contract or to terminate such Contract; and provided further, that if the counterparty to any Contract refuses to permit assignment to Buyers under any circumstances, and the Seller Parties cannot confer upon Buyers the benefits of such Contract in accordance with all of the terms and conditions of this Section 2.3(d) without violating the terms of such Contract, then such Contract shall not be a Transferred Contract and Buyers shall not be liable for any costs to Seller Parties as otherwise required by this Section 2.3(d).

           (e) At Closing, Hartford Annuity, JALIC and HIMCO shall (with Parent hereby agreeing to cause HIMCO to) enter into the JALIC Investment Management Agreement, pursuant to which HIMCO shall perform investment management services relating to the JALIC Deposit Amount.

           2.4 INTERIM STATEMENTS; CLOSING STATEMENT.

           (a) Attached hereto as SCHEDULE 2.4 is a statement setting forth the amounts described in Sections 2.3(a)(i) through (v), in each case as of December 31, 1999 (the "12/31/99 Statement"). Not later than February 21, 2001 with respect to December 31, 2000, and not later than forty-five calendar days after the end of each subsequent calendar quarter that ends during the period from the date of this Agreement through the Closing, Fortis shall deliver to Buyer a written statement, which shall be in the same form as the 12/31/99 Statement, and which shall set forth all of the information on the 12/31/99 Statement as of December 31, 2000 or such calendar quarter end, as applicable (the "Interim Statement"). Along with each Interim Statement, Fortis shall deliver a certification of a responsible financial officer of Fortis that all items appearing on such Interim Statement were: (i) determined in good faith and, to the best of such officer's knowledge, do not contain errors in calculation, methodology or application; (ii) based on the Books and Records of the Seller Parties; (iii) determined in accordance with Applicable SAP; and (iv) prepared using the same accounting and actuarial methodologies, assumptions and procedures, and the application thereof, that Fortis utilized in preparing the 12/31/99 Statement, provided, however, that correction of an arithmetical, data input, coding or similar error, each as mutually approved by Fortis and Buyers (and, failing such mutual approval, as determined by the Umpire), shall not be deemed a deviation from such accounting or actuarial methodologies, assumptions or procedures.

           (b) Not less than ten calendar days prior to the Closing Date, Fortis shall deliver to Buyer a written statement (the "Closing Statement"), which shall be in the same form as the 12/31/99 Statement, and which shall set forth the amounts described in Sections 2.3(a)(i) through (v), in each case estimated as of the Closing Date in the good faith estimation of Fortis. Along with the Closing Statement, Fortis shall deliver a certification of a responsible financial officer of Fortis that all items appearing on such Closing Statement were: (i) determined in good faith and, to the best of such officer's knowledge, do not contain errors in calculation, methodology or application; (ii) estimated in good faith by Fortis as of ten calendar days prior the Closing Date; (iii) based on the Books and Records of the Seller Parties; (iv) determined in accordance with Applicable SAP; and (v) prepared using the same accounting and actuarial methodologies, assumptions and procedures, and the application thereof, that Fortis utilized in preparing the 12/31/99 Statement and any Interim Statement, provided, however, that correction of an arithmetical, data input, coding or similar error, each as mutually approved by Fortis and Buyers (and, failing such mutual approval, as determined by the Umpire), shall not be deemed a deviation from such accounting or actuarial methodologies, assumptions or procedures. As part of Buyers' continuing rights to investigate and review the Business as provided in Section 5.3(a), Fortis will provide to Buyers a copy of each Insurer's statutory financial statements as of December 31, 2000 (audited for those Insurers who prepare such audited statements, and unaudited for any other Insurers). At the request of Buyers, Fortis will use commercially reasonable efforts to obtain the necessary approvals and to provide to Buyers the accountants' and auditors' work papers related to such financial statements or to any Interim Statement, if there are any such work papers and only to extent such work papers relate to the Business.

           (c) Fortis will cooperate with and provide reasonable additional information to Buyers and their designated representatives to the extent that, following Buyers' review of the Interim Statements or Closing Statement, Buyers have questions or require clarification concerning the amounts set forth on such statements or the calculation thereof.

           2.5       POST-CLOSING STATEMENT.

           (a) As soon as practicable, but in any event not later than the last to occur of (i) sixty calendar days following the Closing Date or (ii) five calendar days after Fortis' receipt of the Commercial Mortgages valuation contemplated by Section 2.6(e)(ii)(2), Fortis shall deliver to Buyer a written statement (the "Post-Closing Statement"), which shall set forth (1) all amounts described in Sections 2.3(a)(i) through (v) determined as of the Closing Date in the same form as the 12/31/99 Statement, any Interim Statements and the Closing Statement, and (2) the Fair Market Values of all Transferred Investment Assets for each Insurer, and the aggregate total thereof for such Insurer, valued in accordance with Section 2.6 as of the Closing Date. The Post-Closing Statement shall include reasonable detail supporting the calculations made therein. Along with the Post-Closing Statement, Fortis shall deliver a certification of a responsible financial officer of Fortis that all items appearing on such Post-Closing Statement were: (i) determined in good faith and, to the best of such officer's knowledge, do not contain errors in calculation, methodology or application; (ii) based on the Books and Records of the Seller Parties; (iii) determined in accordance with Applicable SAP; and (iv) prepared using the same accounting and actuarial methodologies, assumptions and procedures, and the application thereof, that Fortis utilized in preparing the 12/31/99 Statement, any Interim Statement and the Closing Statement, provided, however, that correction of an arithmetical, data input, coding or similar error, each as mutually approved by Fortis and Buyers (and, failing such mutual approval, as determined by the Umpire), shall not be deemed a deviation from such accounting or actuarial methodologies, assumptions or procedures. Buyers shall provide such assistance to Fortis as Fortis shall reasonably request in preparing the Post-Closing Statement, including, without limitation, providing Fortis and its designated representatives with access to all related books, records, personnel, systems and reserving models, and all information regarding the allocation of amounts with respect to the Business as of the Closing Date.

           (b) Following Buyers' receipt of the Post-Closing Statement, Buyers shall have thirty calendar days within which to review the Post-Closing Statement, and during such period Fortis shall provide such assistance to Buyers as Buyers shall reasonably request, including, without limitation, providing Buyers and their designated representatives with access to all related books, records, personnel, systems and reserving models. Buyers shall notify Fortis in writing of any objections to the Post-Closing Statement within thirty calendar days after Buyers' receipt thereof (the "Buyer's Objection Notice"), stating in reasonable detail the basis for any and all such objections. If Fortis does not receive such a Buyer's Objection Notice within such time period, the Post-Closing Statement shall be deemed Final and Binding on the parties. For purposes of this Agreement, "Final and Binding" shall mean that the aforesaid determinations shall have the same preclusive effect for all purposes as if such determinations had been embodied in a final judgment, no longer subject to appeal, entered by a court of competent jurisdiction.

           (c) If Buyers provide a Buyer's Objection Notice as set forth in
Section 2.5(b), Fortis shall then have thirty calendar days within which to review the matters raised in the Buyer's Objection Notice, as well as any other matters with respect to the amounts set forth in the Post-Closing Statement, and Buyers shall provide such assistance to Fortis as Fortis shall reasonably request, including, without limitation, providing Fortis and its designated representatives with access to all related books, records, personnel, systems and reserving models. At the end of such thirty-calendar-day review period for Fortis, the parties shall negotiate in good faith for a period of up to twenty calendar days to resolve all disputes relating to the Post-Closing Statement; provided, however, that if such disputes are not resolved within such twenty-calendar-day period, either party may elect to submit any remaining disputes to arbitration as provided in Section 9.6.

           (d) Within five Business Days following approval of the Post-Closing Statement, whether by negotiation of the parties, a Final and Binding arbitration determination or because Buyers do not submit a Buyer's Objection Notice in accordance with the terms of Section 2.5(b):

                      (i) the parties shall pay each other and/or deposit into the applicable trust any adjustments necessary in order that the parties shall have paid exactly those amounts described in Sections 2.3(a)(i) through (v); and

                      (ii) the parties shall pay each other and/or deposit into the applicable trust any adjustments necessary in order that the Insurers shall have transferred and/or deposited exactly the aggregate Fair Market Value of their Transferred Investment Assets as of the Closing Date.

Any payment required by this Section 2.5(d) shall be paid in cash and shall be accompanied by interest thereon from the Closing Date through the date of payment at an annual rate equal to the 90-Day Treasury Rate in effect on the Closing Date.

           (e) Notwithstanding anything in this Agreement to the contrary, if the parties shall reach resolution on the adjustments described in Section 2.5(d)(i) for all Insurers but not reach resolution on the adjustments described in Section 2.5(d)(ii) for all Insurers, or if the parties shall reach resolution on the adjustments described in Section 2.5(d)(ii) for all Insurers, but not reach resolution on the adjustments described in Section 2.5(d)(i) for all Insurers, the parties shall make the applicable payments required by Section 2.5(d) with respect to the group of amounts (i.e., the Section 2.5(d)(i) amounts or the Section 2.5(d)(ii) amounts) that has been resolved, while continuing to work towards a resolution of the remaining payments. For the avoidance of doubt, no payment shall be required under Section 2.5(d)(i) until all adjustments for all Insurers have been resolved regarding such Section 2.5(d)(i), and no payment shall be required under Section

2.5(d)(ii) until all adjustments for all Insurers have been resolved regarding such Section 2.5(d)(ii).

           (f) All items appearing on the 12/31/99 Statement, any Interim Statement, the Closing Statement and the Post-Closing Statement shall be determined in accordance with generally accepted actuarial standards and Applicable SAP and using the same accounting and actuarial methodologies, assumptions and procedures and the application thereof as were used by the Insurers, as applicable, in determining such items in such Insurers' statutory financial statements as of December 31, 1999, provided, however, that correction of an arithmetical, data input, coding or similar error, each as mutually approved by Fortis and Buyers (and, failing such mutual approval, as determined by the Umpire), shall not be deemed a deviation from such accounting or actuarial methodologies, assumptions or procedures. Without limitation to the resolution of other disputes concerning other amounts on the Post-Closing Statement, the resolution of any dispute between the parties with respect to the amount of General Account Reserves as set forth on the Post-Closing Statement shall consider any matters raised by Fortis with respect to overages in the General Account Reserves, as well as any matters raised by Buyers with respect to deficiencies therein, and Fortis shall not be liable for any deficiency in the General Account Reserves as of the Closing Date, except to the extent that the aggregate amount of the General Account Reserves as of the Closing Date is not determined in accordance with generally accepted actuarial standards and Applicable SAP, using the same accounting and actuarial methodologies, assumptions and procedures, and the application thereof, as were used by the Insurers, as applicable, in determining such items in such Insurers' statutory financial statements as of December 31, 1999, except for items that were treated differently for presentation purposes, provided, however, that correction of an arithmetical, data input, coding or similar error, each as mutually approved by Fortis and Buyers (and, failing such mutual approval, as determined by the Umpire), shall not be deemed a deviation from such accounting or actuarial methodologies, assumptions or procedures.

           (g) Parent and Buyers acknowledge that no Seller Party or any Affiliate, representative or adviser thereof makes or has made any representation or warranty to Parent or Buyers except as expressly set forth in this Agreement. In particular, except as expressly set forth in this Agreement, no such Person makes or has made any representation or warranty to Parent or Buyers with respect to (i) any information set forth in the Confidential Information Memorandum, dated October 2000, distributed by Credit Suisse First Boston (formerly Donaldson Lufkin Jenrette Securities, Inc.) in connection with the proposed sale of the Business, or (ii) any financial projection or forecast relating to the Business. With respect to any such projection or forecast delivered to Parent or Buyers by or on behalf of the Seller Parties, except as expressly set forth in this Agreement, Parent and Buyers acknowledge that (1) there are uncertainties inherent in attempting to make such projections and forecasts, (2) Parent and Buyers are familiar with such uncertainties, (3) Parent and Buyers are taking full responsibility for making their own evaluation of the adequacy and accuracy of such projections and forecasts so furnished to them, and (4) neither Parent nor either Buyer nor any of their

Affiliates shall have any claim against any Seller Party with respect to any such projections or forecasts other than a claim for fraud or bad faith.

           (h) Notwithstanding anything in this Agreement to the contrary, the parties agree that the following adjustments shall be made to the 12/31/00 Statement, any Interim Statements, the Closing Statement and the Post-Closing Statement, as applicable:

                      (i) The 12/31/00 Statement will reflect that FBIC reduced its General Account Reserves during the calendar year 2000 by approximately Seventeen Million Five Hundred Thousand and 00/100 Dollars ($17,500,000) due to a recalculation resulting from the migration of variable universal life Insurance Contracts from the Pascal system to the Triton system. The parties agree that FBIC's General Account Reserves as of the Closing Date shall be computed in accordance with the Triton system, and that the sum of $17,500,000 shall be added back to FBIC's General Account Reserves for purposes of determining the Net Transfer Amount for FBIC as of the Closing Date.

                      (ii) The 12/31/00 Statement will reflect that FBIC decreased its General Account Reserves during the calendar year 2000 by approximately Twelve Million Four Hundred Thousand and 00/100 Dollars ($12,400,000) due to correction of a coding error relating to variable annuity Insurance Contracts. The parties agree that the amount of such decrease is an acceptable change in the General Account Reserves for purposes of determining the Net Transfer Amount for FBIC as of the Closing Date.

                      (iii) To the extent that HNL increases the amount of its General Account Reserves effective as of any time prior to the Closing Date in connection with cash flow testing, the amount of such increase will be subtracted from HNL's General Account Reserves for purposes of determining the Net Transfer Amount for HNL as of the Closing Date.

                      (iv) With respect to those Insurance Contracts identified at item (c) on SCHEDULE 3.12, which are participating policies under which FBIC is obligated to pay dividends (the "Par Policies"), the Net Transfer Amount will be increased by the amount (that will not be less than zero) that equals the net unrealized GAAP gains and losses appropriately allocable to the Par Policies as of the Closing Date. As of September 30, 2000, such amount was $1,951,000.

           2.6 IDENTIFICATION AND VALUATION OF INVESTMENT ASSETS.

                      (a) (i) Prior to the date hereof, Fortis has made available to Buyers a list of all Investment Assets currently owned by each Insurer and maintained specifically with respect to such Insurer's General Account Reserves (the "FFG Investment Assets"). In addition, SCHEDULE 2.6 hereto lists all Commercial Mortgages presently owned by each of FBIC and FIC that are part of such

           Insurer's FFG Investment Assets (such Commercial Mortgages being each such Insurer's "Mortgage Pool").

                      (ii) Not later than forty-five calendar days after the date of this Agreement, Buyer shall deliver to Fortis a written schedule showing those Commercial Mortgages from the Mortgage Pool for each of FIC and FBIC that such Insurer will transfer to Buyer on the Closing Date as part of the Net Transfer Amount for such Insurer (assuming such amount is positive). Until the date that is fifteen calendar days before the Closing Date, Buyers shall have the right to change such schedule by providing written notice to Fortis that Buyers desire to remove a specified Commercial Mortgage from the schedule and substitute in its place a different Commercial Mortgage from the applicable Mortgage Pool. Buyers shall be entitled to exercise such right of substitution for any number of the Commercial Mortgages, so long as Buyers comply with the terms and conditions set forth in Section 2.6(c).

                      (iii) Until the date that is thirty calendar days before the Closing Date, Fortis shall have the right to remove a Commercial Mortgage from the applicable Mortgage Pool by providing written notice thereof to Buyers; provided that Fortis may exercise such right of removal (1) only with respect to a Commercial Mortgage that Fortis determines could reasonably be likely to be in breach of a representation or warranty set forth in Section 3.7; and (2) with respect to the lesser of (y) ten percent (10%) of the aggregate loans in each Insurer's Mortgage Pool or (z) Twenty Million and 00/100 dollars ($20,000,000) of Commercial Mortgages in the aggregate for both FBIC and FIC, in each case determined on the basis of the Fair Market Value of each Commercial Mortgage. In the event that Fortis removes a Commercial Mortgage from a Mortgage Pool as permitted herein, Buyers shall select another Commercial Mortgage from the applicable Mortgage Pool as a replacement therefor; provided, however, that Buyers shall notify Fortis of such selection not later than fifteen calendar days before the Closing Date; and provided further, that Buyers shall not be obligated to select such replacement if the remaining Commercial Mortgages selected by Buyers satisfy the terms and conditions set forth in Section 2.6(c). Notwithstanding the foregoing, if Fortis determines to remove a Commercial Mortgage from the applicable Mortgage Pool in accordance with this subsection (iii), Buyers shall have the right to elect to keep such Commercial Mortgage in such Mortgage Pool if Buyers waive in writing at or prior to Closing such obligations and liabilities of Fortis with respect to any costs, expenses or other Losses resulting from such Commercial Mortgage on such terms and conditions as may be agreed to by the parties.

                      (iv) Upon Buyers' determination of all Commercial Mortgages that will be part of the Transferred Investment Assets, which must occur not less than fifteen calendar days before the Closing, Fortis shall thereupon prepare and deliver to Buyer as soon as practicable, but not later than the Closing, a further detailed Mortgage Loan Schedule as described on
           SCHEDULE 2.6.

                      (v) The Fair Market Value of each such selected Commercial Mortgage shall initially be determined as of December 31, 2000 (subject to subsequent revaluation as provided herein), and the aggregate Fair Market Value of such selected Commercial Mortgages for each Insurer shall be equal to the lesser of (1) 20% of the applicable Net Transfer Amount as shown on the 12/31/99 Statement, or
           (2) the percentage of Commercial Mortgages owned by such Insurer within its aggregate FFG Investment Assets as of December 31, 2000.

           (b) Not more than five calendar days after Buyers have received from Fortis the Closing Statement, Buyers shall provide to Fortis a written statement (the "Closing Investment Statement") identifying those FFG Investment Assets of each of FIC, FBIC, FFLIC, HNL and JALIC (in addition to the selected Commercial Mortgages of FIC and FBIC) that such Insurer will transfer or deposit as part of its Net Transfer Amount (assuming such amount is positive) or JALIC Deposit Amount, as the case may be. The Fair Market Value of each such selected FFG Investment Asset shall initially be determined as of the most recent month-end prior to the date of the Closing Investment Statement (subject to subsequent revaluation as provided herein), and the aggregate Fair Market Value of all such selected FFG Investment Assets for each Insurer shall be the amount necessary so that such amount (including for the Commercial Mortgages selected pursuant to Section 2.6(a) as applicable), equals the applicable Net Transfer Amount or JALIC Deposit Amount as shown on the Closing Statement, applying the terms and conditions set forth in Section 2.6(c). All FFG Investment Assets selected by Buyers, including Commercial Mortgages, shall be referred to as the "Transferred Investment Assets."

           (c) Buyers' selection of the Transferred Investment Assets shall be subject to all of the following:

                      (i) The percentage of each Investment Asset type selected by Buyers with respect to each Insurer, determined by reference to Fair Market Value, must be as equal as possible to the percentage of such Investment Asset type owned by that Insurer within its aggregate FFG Investment Assets; provided, however, that (1) Hartford Annuity shall not be required to select more than twenty percent (20%) of the Net Transfer Amount for either FIC or FBIC, in the form of Commercial Mortgages, and (2) Hartford Annuity shall not be required to select more than sixty-five percent (65%) of the Net Transfer Amount for either FIC or FBIC, or more than sixty-five percent (65%) of the JALIC Deposit Amount, in the form of Corporate Bonds.

                      (ii) The Commercial Mortgages selected by Hartford Annuity from each of FIC and FBIC shall be selected only from such Insurer's Mortgage Pool.

           In the event that a Commercial Mortgage selected by Hartford Annuity as described in Section 2.6(a) is repaid or otherwise not owned immediately prior to the Closing by FIC and FBIC, as the case may be, Hartford Annuity shall be entitled to select another Commercial Mortgage from the applicable Mortgage Pool or receive cash in lieu thereof.

                      (iii) For the avoidance of doubt, the Transferred Investment Assets shall not include (1) any type of asset not included within the definition of Investment Asset, (2) any Investment Asset that is not an FFG Investment Asset, (3) any Commercial Mortgages from JALIC, FFLIC or HNL, and (4) any investment in mutual funds or equity securities.

                      (iv) No Insurer shall be required to subdivide an individual Investment Asset.

                      (v) If, as a result of the percentage limitations described in (i) immediately above, or as a result of an Insurer's total asset portfolio relating to its General Account Reserves including types of assets not included within the definition of Investment Assets (such as equity interests in real property), it is not possible for Buyers to select enough FFG Investment Assets to equal the applicable Net Transfer Amount or JALIC Deposit Amount, any shortfall will be added in the form of cash so that the aggregate Transferred Investment Assets equals the aggregate of the Net Transfer Amounts for FIC, FBIC, FFLIC and HNL and the JALIC Deposit Amount.

           (d) From the date hereof through the Closing Date, (i) each Insurer shall be entitled to make changes in its FFG Investment Assets in the ordinary course of business consistent with past practice, (ii) each Insurer shall provide to Buyers within ten Business Days after the end of each calendar month a list of such Insurer's FFG Investment Assets, including the Fair Market Value of each such asset as of the immediately preceding month end, and (iii) Buyers shall be entitled to perform reasonable due diligence with respect to each such Insurer's FFG Investment Assets at Buyers' expense, provided that such due diligence is performed upon reasonable terms not disruptive to the operations of the Seller Parties.

           (e) Each Transferred Investment Asset shall be valued at its "Fair Market Value," which, as of any valuation date, shall be determined as follows:

                      (i) The Fair Market Value of each Government Bond, Corporate Bond and Mortgage-Backed Security shall be the fair market value ascribed thereto by Hub Data Inc. Notwithstanding the foregoing, if either Fortis or a Buyer believes in its reasonable judgment and good faith that a Fair Market Value for any individual Government Bond, Corporate Bond or Mortgage-Backed Security different from the one provided by Hub Data, Inc. is appropriate, such party will request a fair market value for such Investment Asset from each of three independent and nationally recognized brokers, and the median fair market value assigned to such Investment Asset by such brokers shall be the Fair Market Value of such Investment Asset for purposes of this Agreement; provided, however, that if such party is unable to find three such brokers who will provide a fair market value for the particular Investment Asset, such party will obtain such a fair market value from two such brokers and the Fair Market Value will be the average of the two values provided by such brokers; and, provided, further, that if such party is unable to find more than one such broker who will provide a fair market value for the particular Investment Asset, the Fair Market Value of that Investment Asset shall be the value assigned by Hub Data, Inc.

                      (ii) The Fair Market Value of each Commercial Mortgage shall be determined as follows:

                      (1) For purposes of preparing the Closing Investment
           Statement:

                                            (x) Fortis shall rate each
                                 Commercial Mortgage either 1 (excellent
                                 property with excellent cash flow), 2 (good property and good cash flow), 3 (property or cash flow is weak, potential decline in income but principal is secure), or 4 (possible loss of income and principal), depending upon a physical inspection of the mortgaged property and an annual summary of key financial information provided by the applicable mortgage correspondent (including Fortis Advisers, for loans serviced internally).

                                            (y) The Fair Market Value of each
                                 Commercial Mortgage shall be the sum of (A) the total of the payments of principal and interest under the loan documents for such Commercial Mortgage and (B) the outstanding balance for such Commercial Mortgage at its maturity, all as discounted by the rate for the U.S. Treasury security with a maturity closest to the weighted average life of such Commercial Mortgage, plus a basis-point spread to approximate credit risk, as follows:

                                                                          Basis Point Spread Over
                                            Assigned Rating               Applicable U.S. Treasury Rate

                                                    1                      200 basis points
                                                    2                      230 basis points
                                                    3                      285 basis points

                                            (z) The Mortgage Pools shall not
                                 include any Commercial Mortgages rated 4.

                      (2) For purposes of preparing the Post-Closing Statement, Fortis and Hartford Annuity shall mutually select an independent nationally recognized broker who shall determine the Fair Market Value of each Commercial Mortgage included within the Transferred Investment Assets. Such broker shall be instructed to deliver its valuation opinion within thirty calendar days of being engaged by the parties, and such broker's determination of Fair Market Value shall be final and binding on the parties. Such broker shall be deemed engaged by both parties, its valuation opinion shall be addressed and delivered to both parties, and the costs of such broker shall be paid one-half by Fortis and one-half by Hartford Annuity. The parties shall select such broker at the time of Closing, but such selection shall not be a condition to Closing. In the event that the parties fail to agree upon a broker in accordance with this Section 2.6(e)(ii)(2) within five Business Days after the Closing, then on the eleventh Business Day after Closing, each party shall submit to the other party the names of two independent nationally recognized brokers, and the selection of one such broker from among the four shall be made by random drawing.

                      (iii) The Fair Market Value of cash and cash equivalents shall be face value.

                      (iv) The Fair Market Value of each Transferred Investment Asset shall take into account, where applicable, all investment income due and accrued, and all unearned investment income, thereon.

                      (v) The Fair Market Value of the FFG Investment Assets included in the JALIC Deposit Amount shall be the book value of such assets as determined in accordance with Applicable SAP, plus where applicable, all investment income due and accrued, and all unearned investment income, thereon.

           (f) On the Closing Date: (i) the cash portion, if any, of the Transferred Investment Assets shall be transferred by wire transfer of immediately available funds, and (ii) all other Transferred Investment Assets shall be transferred by such instruments of transfer or book entry transfer, as appropriate, as are reasonably acceptable to Fortis and Buyers.

           2.7 PRORATIONS. The following prorations relating to the Purchased Assets will be made as soon as practicable after the Closing Date, with the applicable Seller Party liable to the extent such items relate to any time period prior to the Closing Date, and Buyers liable to the extent such items relate to periods on or after the Closing Date: (i) personal property, real estate, occupancy and other similar Taxes, if any, on or with respect to the Purchased Assets; (ii) the amount of sewer rents and charges for water, telephone, electricity and other utilities; (iii) any amount under a Transferred Contract that has been prepaid as of the Closing Date; and (iv) any and all other items typically prorated and related to the operation of the Woodbury Property, including rents, unpaid expenses under Contracts relating to such property, and other such items.

           2.8 CLOSING DELIVERIES; CERTAIN OBLIGATIONS OF PARENT AND FORTIS.

           (a) At the Closing, the Seller Parties shall execute, deliver to Buyers and/or deposit (as appropriate) the following:

                      (i) the payments and deposit required by the Seller Parties as described in Sections 2.3(a)(i) through (v), including the Transferred Investment Assets;

                      (ii) the Reinsurance Agreements;

                      (iii) the Administrative Services Agreements;

                      (iv) the Trust Agreements;

                      (v) the JALIC Investment Management Agreement;

                      (vi) the Assignment and Assumption Agreement;

                      (vii) the Bill of Sale;

                      (viii) the Intellectual Property Assignment;

                      (ix) the Transition Services Agreement;

                      (x) with respect to the Woodbury Property, a limited warranty deed, all transfer declarations or other instruments required in order to record conveyances under applicable Minnesota Law, a FIRPTA statement, an assignment and assumption of all related Contracts, Permits and approvals, and all other appropriate documents required by Commonwealth Land Title Insurance in Schedule B, Section 1 of the Title Insurance Commitment, including gap undertakings if needed;

                      (xi) at the Seller Parties' expense, an Owner's ALTA 1992 Title Insurance Policy in the amount of Seventeen Million Five Hundred Thousand and 00/100 Dollars ($17,500,000), with the Closing Date as its effective date, showing title in either Buyer (as designated by Parent at least fifteen calendar days before Closing) and showing no unmet Schedule B Section 1 requirements and only those Schedule B Section 2 exceptions showing on the Title Insurance Commitment;

                      (xii) with respect to only those Commercial Mortgages that are part of the Transferred Investment Assets:

                                 (1) delivery of each note evidencing
                      indebtedness secured by a Commercial Mortgage, endorsed by allonge (without recourse, representation or warranty of any nature or kind whatsoever, except as provided in this Agreement) to the applicable Buyer;

                                 (2) delivery of a recordable assignment for
                      each mortgage, trust deed, assignment of rents or other instrument of record relating to a Commercial Mortgage;

                                 (3) delivery of all documents contained in each
                      Mortgage File;

                                 (4) any documents reasonably required by a
                      title insurer to issue endorsements to existing loan policies insuring the applicable Buyer (or its designee) as the holder of the mortgage or trust deed and insuring the priority of the mortgage or trust deed over all liens and encumbrances other than liens and encumbrances listed in Schedule B of the original policies;

                                 (5) letter of direction from the applicable
                      Insurer advising the borrower under each such Commercial Mortgage to commence making monthly mortgage payments to the applicable Buyer after a date certain;

                                 (6) UCC-3 Financing Statement assignments;

                                 (7) delivery of any escrows on deposit with the
                      applicable Insurer;

                                 (8) delivery of termination letters to any loan
                      servicers as may be requested by Buyers; and

                                 (9) delivery of an updated Mortgage Loan
                      Schedule with respect to such Commercial Mortgages, with information as set forth in SCHEDULE 2.6.

                      (xiii) evidence of compliance with the requirements of the HSR Act;

                      (xiv) evidence of receipt of all Consents identified on
           SCHEDULE 6.1 that are also identified on SCHEDULE 3.3;

                      (xv) the License Agreement;

                      (xvi) the Marketing Agreements;

                      (xvii) a certificate of an executive officer of Fortis, dated the Closing Date, confirming that (A) the person signing such certificate is familiar with the provisions of this Agreement and (B) the conditions specified in Section 6.2(a) have been satisfied;

                      (xviii) all deliveries required of Fortis at a closing of the transactions contemplated by the Fortis Advisers Stock Purchase Agreement; and

                      (xix) any other closing deliveries contemplated by this Agreement.

           (b) At the Closing, Buyers shall execute, deliver to the Seller Parties and/or deposit (as appropriate) the following:

                      (i) the Asset Price;

                      (ii) the payments and deposits required by Buyers as described in Sections 2.3(a)(i) through (v);

                      (iii) the Reinsurance Agreements;

                      (iv) the Administrative Services Agreements;

                      (v) the Trust Agreements;

                      (vi) the JALIC Investment Management Agreement;

                      (vii) the Assignment and Assumption Agreement;

                      (viii) the Bill of Sale;

                      (ix) the Intellectual Property Assignment;

                      (x) the Transition Services Agreement;

                      (xi) evidence of compliance with the requirements of the HSR Act;

                  (xii) evidence of receipt of all Consents identified on
         SCHEDULE 6.1 that are also identified on SCHEDULE 4.3;

                  (xiii) the License Agreement;

                  (xiv) the Marketing Agreements;

                  (xv) a certificate of an executive officer of each Buyer, dated the Closing Date, confirming that (A) the person signing such certificate is familiar with the provisions of this Agreement and (B) the conditions specified in Section 6.3(a) have been satisfied;

                  (xvi) all deliveries required of HLAIC at a closing of the transactions contemplated by the Fortis Advisers Stock Purchase Agreement; and

                  (xvii) any other Closing deliveries contemplated by this Agreement.

                  (c) Parent shall cause each Buyer to perform all of its covenants and agreements under this Agreement, including, without limitation, the obligations of Buyers under this Article 2, and Parent shall cause HLAIC to perform all of its covenants and agreements under the Fortis Advisers Stock Purchase Agreement, and Parent shall be liable to the Seller Parties for any failure of Buyers or HLAIC to so perform.

                  (d) Fortis shall cause each of the Insurers to perform all of its respective covenants and agreements under this Agreement, including, without limitation, the obligations of the Insurers under this Article 2, and Fortis shall be liable to Buyers for any failure of an Insurer to so perform.


                                    ARTICLE 3
              REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES

         The Seller Parties hereby represent and warrant to Buyers as follows (it being understood that each Insurer hereby makes only those representations and warranties that specifically relate to it):

         3.1 CORPORATE EXISTENCE AND POWER. Fortis is a corporation duly incorporated, validly existing and in good standing under the Laws of Nevada and has all corporate powers required to own, lease and operate all of its properties and assets and to carry on its business as now conducted. Each of the Insurers is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers required to own, lease and operate all of its properties and assets and to carry on its business as now conducted. Each of the Insurers is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified, individually or in the aggregate, could not reasonably be likely to have a Seller Material Adverse Effect.

         3.2 AUTHORITY. Each of the Seller Parties has all requisite power and authority to execute and deliver, and to perform its respective obligations under, this Agreement and under each of the Ancillary Agreements to be executed by it. The execution, delivery and performance by each Seller Party of this Agreement and the Ancillary Agreements to be executed by it have been duly authorized by all necessary corporate action on the part of such Seller Party. This Agreement has been duly executed and delivered by each Seller Party, and on the Closing Date the Ancillary Agreements executed by each Seller Party will be duly executed and delivered by such party, as appropriate, and, subject to the due execution and delivery by the other parties to such agreements, this Agreement and the Ancillary Agreements executed by the Seller Parties will, upon due execution and delivery, be valid and binding obligations of the Seller Parties, enforceable against the Seller Parties in accordance with their respective terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, rehabilitation, receivership, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

         3.3 GOVERNMENTAL AUTHORIZATION. Except as may be required under the HSR Act and except for required Consents of and filings with applicable insurance regulatory authorities as set forth in SCHEDULE 3.3, the execution, delivery and performance by the Seller Parties of this Agreement and the Ancillary Agreements to which any of them is a party and the consummation of the transactions contemplated hereby and thereby in accordance with their respective terms do not require any of the Seller Parties to obtain any consent, approval or action of, make any filing with, or give any notice to, any Governmental Authority, except for such consents, approvals, actions, filings or notices the failure of which to obtain, make or give, as the case may be, could not, individually or in the aggregate, reasonably be likely to have a Seller Material Adverse Effect.

         3.4 NON-CONTRAVENTION. Except as set forth on SCHEDULE 3.4, the execution, delivery and performance by the Seller Parties of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby in accordance with their respective terms and conditions will not (a) violate any provision of the charter, bylaws or any other organizational document of any of the Seller Parties, (b) violate, conflict with, result in the breach of or default under (or with notice, lapse of time, or both would result in such a breach or default), result in any modification of the effect of, provide the other contracting party the right to terminate or materially amend, require the other contracting party to receive notice of or consent to the assignment or continuation of, or cause the acceleration of rights or obligations under, any Third Party Reinsurance Agreement or Material Contract to which any of the Seller Parties may be bound or to which any of their respective assets or properties may be subject, except for such violations, conflicts, breaches or modifications that could not, individually or in the aggregate, reasonably be likely to have a Seller Material Adverse Effect, (c) violate any

Order against or binding upon any of the Seller Parties in connection with the Business, (d) violate any agreement with, or condition imposed by, any Governmental Authority specifically upon any of the Seller Parties with respect to the Business, (e) subject to the requirements referred to in Section 3.3 hereof, violate any Law of any jurisdiction, except for such violations that could not, individually or in the aggregate, reasonably be likely to have a Seller Material Adverse Effect or (f) result in a breach or violation of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment or a revocation of, any Permit related to the Business, except for such breaches, violations, defaults, impairments or revocations that could not, individually or in the aggregate, reasonably be likely to have a Seller Material Adverse Effect.

         3.5 FINANCIAL STATEMENTS.

                  (a) Prior to the date hereof, Fortis has made available to Buyer true, correct and complete copies of (i) the Annual Statement of each of the Insurers as filed with applicable state insurance regulatory authorities for the years ended December 31, 1997, 1998 and 1999, and (ii) the Quarterly Statement of each of the Insurers as filed with applicable state insurance regulatory authorities for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000. Each such Annual Statement and Quarterly Statement complied in all material respects with all applicable Laws when so filed and was timely filed with all required Governmental Authorities. No material deficiencies have been asserted by any Governmental Authority with respect to any Annual Statement or any Quarterly Statement referred to in (i) and (ii) of this Section 3.5(a). Each statutory financial statement of an Insurer contained in any such Annual Statement (which are audited for all Insurers except FFLIC) or Quarterly Statement fairly presents, in accordance with Applicable SAP, the financial condition of such Insurer and such Insurer's results of operations and cash flows for and during the respective periods covered by such financial statements and such Insurer's admitted assets, liabilities and capital and surplus as of the dates of such financial statements; provided, however, that the financial statements contained in the Quarterly Statements lack footnotes and other presentation items and are subject to normal year-end adjustments (none of which footnotes, presentation items or adjustments could, alone or in the aggregate, reasonably be likely to have a Seller Material Adverse Effect). All statutory reserves reflected in such Annual Statements and Quarterly Statements relating to the Insurance Contracts were determined in all material respects in accordance with Applicable SAP and generally accepted actuarial standards, consistently applied. With respect to the Insurance Contracts, the Insurers do not use any deviations from Applicable SAP or generally accepted actuarial standards that have been specifically approved for such Insurers by the insurance departments of their respective states of domicile (typically referred to as "permitted practices"), except as disclosed in the footnotes to the Insurers' Annual Statements.

                  (b) Prior to the date hereof, Fortis has made available to Buyers true, correct and complete copies of (i) the audited GAAP balance sheets, income statements and statements of cash flows of FBIC as of and for the fiscal years ended December 31,

1998 and 1999, (ii) the audited GAAP balance sheets, income statements and statements of cash flows of FFLIC as of and for the fiscal years ended December 31, 1998 and 1999, and (iii) the audited GAAP balance sheets, income statements and statements of cash flows of Fortis and its subsidiaries on a consolidated basis as of and for the fiscal years ended December 31, 1998 and 1999 (collectively, the "GAAP Financial Statements"). The GAAP Financial Statements were prepared in accordance with GAAP and present fairly in all material respects the financial positions of the applicable entities as of the dates indicated and the results of their operations for the periods then ended.

                  (c) The 12/31/99 Statement was, and any Interim Statements, the Closing Statement and the Post-Closing Statement will be, prepared in good faith by Fortis for the purpose of the sale of the Business and based on the Books and Records of the Seller Parties, including the Insurers' periodic financial statements that were or will be prepared in accordance with Applicable SAP, and such statements do and will fairly present the Adjusted Statutory Liabilities, including but not limited to the Accrued Payables, and Net Transfer Amounts as of the date of the relevant statement . All items included on the 12/31/99 Statement were, and all items included on any Interim Statements, the Closing Statement and the Post-Closing Statement will be, determined in accordance with generally accepted actuarial standards and Applicable SAP using the same accounting and actuarial methodologies, assumptions and procedures, and the application thereof, as were used by the Insurers, as applicable, in determining such items in such Insurers' statutory financial statements as of December 31, 1999, except for items that were treated differently for presentation purposes, provided, however, that correction of an arithmetical, data input, coding or similar error, each as mutually approved by Fortis and Buyers (and, failing such mutual approval, as determined by the Umpire), shall not be deemed a deviation from such accounting or actuarial methodologies, assumptions or procedures.

         3.6 SEPARATE ACCOUNTS.

                  (a) Each of the FBIC Separate Accounts and FFLIC Separate Account is duly and validly established, maintained and operated in all material respects under applicable Laws, and the assets of such Separate Accounts are not chargeable with liabilities arising out of any other business that Fortis or any of its Affiliates may conduct. Each of the FBIC Separate Accounts and FFLIC Separate Account is a unit investment trust and is duly registered as an investment company under the 1940 Act. Except as listed on SCHEDULE 3.6, each of the FBIC Separate Accounts and FFLIC Separate Account is and since January 1, 1998 has been operated in compliance with the 1940 Act in all material respects, and each of FBIC and FFLIC, respectively, has filed all reports and amendments of its registration statement required to be filed, and has been granted all exemptive relief necessary for the operations of the FBIC Separate Accounts and FFLIC Separate Accounts, respectively. The Insurance Contracts under which the assets of the FBIC Separate Accounts and FFLIC Separate Account are held are duly and validly issued and were sold pursuant to an effective registration statement under the Securities Act and any applicable state securities Laws, and each such registration statement is currently in effect to the extent necessary to allow FBIC and FFLIC to receive contributions under such Insurance Contracts. Each of FBIC and FFLIC has filed each prospectus and statement of additional information, as amended or supplemented, under which the assets of the FBIC Separate Accounts and FFLIC Separate Account are held that are required to be filed, and each such prospectus and statement of additional information, as of its respective mailing date or date of use, complied in all material respects with applicable securities Laws.

                  (b) Prior to the date hereof, Fortis has made available to Buyer true, correct and complete copies of the Annual Statements of the FBIC Separate Accounts and the FFLIC Separate Account as filed with applicable state insurance regulatory authorities for the years ended December 31, 1997, 1998 and 1999. Each such Annual Statement complied in all material respects with all applicable Laws when so filed and was timely filed with all required Governmental Authorities. No material deficiencies have been asserted by any Governmental Authority with respect to any such Annual Statement. Each statutory financial statement of the FBIC Separate Accounts and the FFLIC Separate Account contained in any such Annual Statement fairly presents, in accordance with Applicable SAP, the financial condition of the applicable FBIC Separate Accounts and FFLIC Separate Account and such Separate Accounts' summary of operations and surplus account for and during the respective periods covered by such financial statements.

         3.7 INVESTMENT ASSETS.

                  (i) The FFG Investment Assets owned by each Insurer are admitted assets for such Insurer under the applicable insurance Laws of such Insurer's state of domicile. Except with respect to Commercial Mortgages, which are the subject of (ii) immediately below, each Insurer owns good and marketable title to its FFG Investment Assets, free and clear of any and all Liens. None of the Transferred Investment Assets is in default of payment of principal or interest or dividends or is materially impaired.

                  (ii) The term "Mortgage Loan" as used in this Section 3.7(ii) and in SCHEDULES 1.5 AND 2.6 shall mean a "Commercial Mortgage." The term "Mortgage Loan Schedule" as used in this Section 3.7(ii) shall mean SCHEDULE 2.6, and as such Schedule is updated at Closing to reflect only the Mortgage Loans selected by Buyer as part of the Transferred Investment Assets, and as supplemented as required by Schedule 2.6 for each of the Mortgage Loans that is part of the Transferred Investment Assets. The term "Seller" as used in this
Section 3.7(ii) and in SCHEDULES 1.5 AND 2.6 shall mean either FBIC or FIC, as applicable. The term "Buyer" as used in this Section 3.7(ii) and in SCHEDULES
1.5 AND 2.6 shall mean Hartford Annuity. The term "Loan Documents," with respect to any Mortgage Loan, shall mean the documents described in items (i) through
(viii), (x) through (xiii), (xvi) through (xviii), (xx) and (xxii) on SCHEDULE
1.5. All references in this Section 3.7(ii) and in SCHEDULE 2.6 to the "Seller's Knowledge" or words of similar import shall refer only to the actual knowledge of James J. Brinkerhoff, James R. Logan and John F. Sheehan (the "Designated Employees") and shall not be construed to refer to the knowledge of any other officer, director, shareholder, employee, agent or representative of Seller, or any Affiliate of any of the foregoing, or to impose or have imposed upon the Designated Employees any duty to investigate the matters to which such Knowledge, or the absence thereof, pertains, including, but not limited to, the contents of the files, documents and materials made available to or disclosed to Buyer or the contents of files maintained by the Designated Employees. There shall be no personal liability on the part of the Designated Employees arising out of any representations or warranties made herein. With respect to the Commercial Mortgages that are included in the Mortgage Pools for FBIC and FIC as of the date of this Agreement (except to the extent a representation or warranty set forth below applies only to the time at and after the Closing Date), and with respect to the Commercial Mortgages that are part of the Transferred Investment Assets as of the Closing
Date:

                  (a) Mortgage Loan Schedule. The information set forth with respect to each Mortgage Loan on the Mortgage Loan Schedule is true and correct in all material respects.

                  (b) Title. Immediately prior to the sale, transfer and assignment to the Buyer, each Mortgage Note and related Mortgage was not subject to an assignment by Seller (other than to the Buyer) or pledge by Seller, and Seller was the sole owner of, each Mortgage Loan.

                  (c) Authority to Assign. The Seller has full right, power and authority to sell, assign and transfer the Mortgage Loans to Buyer. Except as set forth in Section 3.3 hereof, no governmental or regulatory approval or consent is required of Seller to transfer the Mortgage Loans and no bulk sale law applies to Seller's transfer of the Mortgage Loans. To Seller's Knowledge, and except for any provision requiring written notice to the Borrower, the Loan Documents contain no provision limiting the right or ability of the holder of the Mortgage Loan to assign, transfer and convey the Mortgage Loan to any other person or entity.

                  (d) No Other Security Interests. The Seller has validly and effectively conveyed to Buyer all legal and beneficial interest of the "lender" in and to the Mortgage Loans (excluding only the rights of the mortgage correspondents as servicing agents, which rights are being terminated by Seller upon the transfer of the Mortgage Loans to Buyer by Seller) free and clear of any and all liens, claims, pledges, charges, encumbrances or any ownership, participation or security interest of any nature in favor of any other person or encumbering the interest of the "lender" in such Mortgage Loan.

                  (e) Enforceability. Seller has provided to Buyer as part of the Mortgage Files all of the Loan Documents, including, but not limited to, the Mortgage Note, related Mortgage, any Guaranty, any Assignment of Leases and Rents, any Security Agreement, any Escrow or Reserve Agreement, any chattel mortgage, each instrument executed in connection therewith and all other documents evidencing, securing, guaranteeing, insuring or otherwise executed and delivered to Lender in connection with or relating to such Mortgage Loan. Seller has received no written claim that any, and, to Seller's Knowledge, no material Loan Documents have not been duly and properly executed by the parties thereto, or are not genuine and or are not the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms without offset, defense or counterclaim, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and subject to such supplemental qualifications as may be set forth in any opinion of counsel contained in the Mortgage Files executed by any counsel to a Borrower (provided that such qualifications are not unreasonable or unsupportable under the applicable law relative to such Mortgage Loan), in any material part so as to render the rights and remedies of the holder thereof inadequate for the ultimate practical realization against the Mortgaged Property of the benefits of the security intended to be provided thereby.

                  (f) Assignment of Leases and Rents. Seller has provided to Buyer as part of the Mortgage Files the Mortgage File with respect to each Mortgage Loan, which contains an Assignment of Leases and Rents either as a separate instrument or incorporated into the related Mortgage. Seller has the full right to assign the Assignment of Leases and Rents and the lien created thereby to the Buyer. No person other than the Mortgagor owns any interest in any payments due under such lease that is superior to or of equal priority with the Mortgagee's interest therein.

                  (g) Assignments and Endorsements. Each Mortgage Note is properly endorsed by Seller in blank or to Buyer or its designee and each such endorsement or allonge of Seller is genuine. Each assignment of Mortgage, Mortgage Note endorsement or allonge, any related reassignment of Assignment of Leases or Rents, and assignment of any other agreement executed in connection with such Mortgage Loan, from the Seller to the Buyer, has been duly authorized, executed and delivered by the Seller, and validly and effectively conveys Seller's interest therein to Buyer and constitutes a legal, valid and binding assignment enforceable against the Seller, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other Laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each assignment of Mortgage and any related reassignments of Assignment of Leases or Rents, if any, is in recordable form; provided, however, that in the event any such assignment is found to not be in recordable form, Seller's sole obligation shall be to re-execute such assignment in such form as is recordable (with no substantive modification thereto).

                  (h) No Modification. Except to the extent disclosed in the Mortgage Loan Schedule, or except to the extent that there is a document is in the Mortgage

         File, neither the Mortgage Loan nor any Loan Document has been modified, altered, satisfied, canceled, subordinated, impaired, waived, altered, satisfied or rescinded in any material respect by the holder of the Mortgage Loan in whole or in part nor has any instrument been executed by the holder of the Mortgage Loan that would cause or result in the foregoing.

                  (i) No Release. Except to the extent disclosed in the Mortgage Loan Schedule, or except to the extent that there is a document is in the Mortgage File, no Mortgagor or guarantor has been released in whole or in part from their respective obligations in any material respect in any writing executed by Seller except to the extent disclosed in the Mortgage Loan Schedule or to the extent that such document is in the Mortgage File. Except to the extent disclosed in the Mortgage Loan Schedule, or except to the extent that there is a document is in the Mortgage File, neither the Seller nor any prior holder of any Mortgage Loan has released the Mortgaged Property in whole or in part from the lien of the Mortgage or executed any instrument that would effect any such release. The terms of the related Mortgage do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage in any manner that would materially and adversely affect the value of the Mortgage Loan or materially interfere with the security intended to be provided by such Mortgage, except upon payment in full of all obligations under the Mortgage or in the case of a partial release upon a payment of principal in an amount equal to or in excess of the allocated loan amount.

                  (j) Mechanics' Liens. There are no mechanics' or similar liens or claims filed for work, labor or material and there are no rights outstanding that under applicable law could give rise to such a lien, affecting the related Mortgaged Property which are or may be superior to, equal or coordinate with the lien of the related Mortgage arising prior to the origination date of a Mortgage Loan, except those which are insured against by a lender's title insurance policy; and as to any arising after the origination date of a Mortgage Loan, to Seller's Knowledge, no such liens, claims or rights currently encumber or could (based on current circumstances) arise against any Mortgage Property, except as set forth in the Mortgage File.

                  (k) Condition of Mortgaged Property; Condemnation; Casualty. Seller has provided to Buyer as part of the Mortgage Files all of the reports in Seller's possession relating to each Mortgaged Property and the status of repair and condition of such Mortgaged Property. Except as set forth on the Mortgage Loan Schedule, Seller has received no written notice of any, and to Seller's Knowledge there is no, proceeding pending or threatened, seeking the total or partial condemnation, appropriation or recapture of such Mortgaged Property, excluding any notices of proceedings which have been completed and as to which the proceeds have been disbursed to the restoration of the Property, the reduction of the Mortgage Loan balance or otherwise as permitted by the Loan Documents, which documentation is set forth in the Mortgage Files. Except as set forth on the

         Mortgage Loan Schedule, Seller has received no written notice of any, and to Seller's Knowledge there is no, material casualty loss (in excess of $50,000) in respect of the Mortgaged Property which has not been repaired.

                  (l) First Lien Mortgage. Except as set forth in the Mortgage Schedule, Seller has received no written notice, nor, to Seller's Knowledge, does Seller have any knowledge, that any Mortgage is not a legal, valid and enforceable first lien on the related Mortgaged Property, including all buildings thereon and fixtures attached thereto, subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically referred to in the title insurance policy, and (c) other matters to which like properties are commonly subject (each of the matters described in clauses (a), (b), and (c), a "Permitted Exception").

                  (m) Title Insurance. Seller has provided to Buyer with respect to each Mortgaged Property the ALTA lender's or mortgagee's title insurance policy ("Mortgage Loan Title Policy"), or its equivalent as adopted in the applicable jurisdiction insuring the Seller, its successors and assigns. The Seller and its successors or assigns (or its predecessors in interest) are the only named insureds of such Policy; to Seller's Knowledge, such Mortgage Loan Title Policy is freely assignable to the Buyer without the consent of, or any notice to, the insurer, is in full force and effect and will, immediately following the assignment of the Mortgage to the Buyer or its designee, inure to the benefit of the Buyer or its designee as mortgagee of record; to Seller's Knowledge, no claims have been made under such Mortgage Loan title Policy, excluding any claims which have been completed and as to which the claim has been resolved, which documentation is set forth in the Mortgage Files, and all premiums thereon have been paid. Except as set forth in the Mortgage File, the Seller, and to Seller's knowledge no prior holder of a Mortgage, has done anything, by act or omission, and the Seller has no knowledge of any matter, which would impair or diminish the coverage of such Mortgage Loan Title Policy.

                  (n) Disclosure. The Seller knows no fact which has not been disclosed which adversely affects the Mortgagor, the Mortgaged Property, the Mortgage Loans or the Seller.

                  (o) Proceeds Fully Disbursed. The proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been funded but a portion thereof is being held in escrow pending the satisfaction of certain conditions with respect to the related Mortgaged Property) as and to the extent set forth on the Mortgage Loan Schedule. There is no obligation for future advances under any Mortgage Loan except as and to the extent set forth in the Mortgage Loan Schedule (exclusive of any obligations of Seller upon foreclosure or otherwise assuming obligations as owner of the Mortgaged

         Property or as a mortgagee in possession) and the Seller covenants that it will not make any future advances under any Mortgage Loan to the related Mortgagor so long as this Agreement is in effect. Any and all requirements under each Mortgage Loan in connection with the completion of any on-site or off-site improvements for which Seller was holding escrowed funds for disbursement for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with or Seller has received documentation evidencing such compliance, or any such funds so escrowed have not been released, all as and to the extent set forth in the Mortgage Files.

                  (p) Licenses and Authorizations. Seller has provided to Buyer in the Mortgage Files any copies held by Seller of any licenses, permits and other authorizations issued to the Mortgagor and operator of each Mortgaged Property. To Seller's Knowledge, no Mortgagor fails to hold, or is unable to obtain, such licenses, permits and other authorizations required to be held by the Mortgagor in connection with the operation of each Mortgaged Property, to any extent which would interfere in any material respect with the operation of the Mortgaged Property or the ability of the Mortgagor to repay the Mortgage Loan.

                  (q) Property Inspection. The Seller has inspected or caused (through mortgage correspondents) to be inspected each Mortgaged Property within the past 24 months.

                  (r) Payments; No Contingent Interest or Negative Amortization. Each Mortgage Loan provides for monthly payments of principal and interest due on the first day of each month, except as otherwise set forth in the Mortgage File.

                  (s) Whole Loan. Each Mortgage Loan is a whole loan and, except as set forth on the Mortgage Loan Schedule, not a participation interest in the Mortgage Loan, and no other party holds a participation interest in the Mortgage Loan and the Mortgagee under the Loan Documents does not own and is not entitled to any equity participation, contingent or additional interest in the Mortgagor or Mortgaged Property, except only the rights of the mortgage correspondents as servicing agents, which rights are being terminated by Seller upon the transfer of the Mortgage Loans to Buyer by Seller.

                  (t) Applicable Laws. All federal, state or local laws, rules, regulations and other requirements, including, without limitation, usury, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to each Mortgage Loan and the applicable lender or holder thereof have been satisfied or complied with as of the date of its origination in all material respects.

                  (u) Taxes. Seller has provided to Buyer Seller's Mortgage Files and all notices, if any, received by Seller of the non-payment of any taxes, governmental assessments, water charges, sewer rents, ground rents or other similar charges with respect to the related Mortgaged Property that prior to the Closing Date became due and payable in respect of such Mortgaged Property, or that are or may become a lien of equal or higher priority than the lien of the Mortgage, and, to Seller's Knowledge, all such items have been paid except as set forth on the Mortgage Loan Schedule or an escrow of funds in an amount sufficient to cover such payments has been established.

                  (v) Escrow Deposits. All impound and escrow deposits and payments required by the Mortgage Loan are in the possession, or under the control, of the Seller or its servicer and, as of the date of the most recent report regarding collections of such amounts, and except as otherwise set forth in the Mortgage Loan Schedule, all amounts required to be deposited by the applicable Mortgagor under the related Loan Documents have been deposited and there are no deficiencies in connection therewith.

                  (w) Qualification. To the extent required by applicable law, Seller and any other applicable lender or holder thereof was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located at all times when it held the Mortgage Loan.

                  (x) Hazard Insurance. Seller has provided to Buyer with respect to each Mortgaged Property and all improvements Seller's records with respect to any and all insurance. To Seller's Knowledge, all premiums on such insurance policies required to be paid as of the date of origination of the applicable Mortgage Loan have been paid; except as set forth in the Mortgage Loan Schedule, no written notice to the Mortgagee of reduction in coverage, termination or cancellation has been received which is currently outstanding (and has not be resolved by the obtaining of replacement coverages); each Mortgage obligates the related Mortgagor to maintain all insurance as set forth in the applicable Loan Documents and, at such Mortgagor's failure to do so authorizes the Mortgagee to obtain and maintain such insurance at the Mortgagor's expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides in accordance with the terms of the applicable Mortgage and subject to the terms thereof that any material insurance proceeds and condemnation awards are applied either to the repair or restoration of the related Mortgaged Property, with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds or awards as the repair progresses, or to the payment of principal, accrued interest and any other amounts due under the Mortgage Loan.

                  (y) No Default or Delinquency (Except as Disclosed). There is no monetary default, breach, violation or event of acceleration existing under the related Loan Documents with respect to the payments due under the Notes prior to January 1, 2001, except as otherwise disclosed to Buyer on the Mortgage Loan Schedule. Except as set forth in the Mortgage Loan Schedule, Seller has neither sent nor received written notice of any material non-monetary default, breach, violation or event of acceleration existing under the related Loan Documents except those which have been cured to Seller's satisfaction. To Seller's Knowledge, and except as set forth in the Mortgage Loan Schedule, Seller has received no written notice of any event which, with the passage of time or the giving of notice, or both, and the expiration of any grace or cure period, would constitute a default except those which have been cured to Seller's satisfaction, nor, except as set forth in the Mortgage File, has Seller waived in writing, such a default, breach, violation or event of acceleration. No person other than the holder of the Mortgage Loan (or a trustee on behalf of the holder) may declare an event of default or accelerate the maturity of the debt under any Loan Document. No foreclosure action or other form of enforcement has been threatened or commenced with respect to any Mortgage and no notice of default has been filed, except with respect to actions, enforcements and notices which have since been cured as set forth in the Mortgage Files.

                  (z) No Bankruptcy. To Seller's Knowledge, Seller has not received written notice that any Mortgagor is currently a debtor or defendant in any state or federal bankruptcy or insolvency proceeding or has entered into and is currently in any proceeding or case seeking reorganization, liquidation, dissolution, arrangements or winding up or the readjustment of its debts or any similar relief under any law relating to bankruptcy, insolvency reorganization, liquidation, dissolution, arrangement or winding up, and, to Seller's Knowledge, no Mortgagor is a debtor or defendant as aforesaid.

                  (aa) Environmental Matters. Seller has provided to Buyer with respect to each Mortgaged Property, except as set forth on the Mortgage Loan Schedule, any environmental report obtained by Seller. Seller has received no written notice from any governmental agency or authority that the Mortgaged Property is in violation of any applicable federal, state and local environmental laws, ordinances, orders, directives, published policies and regulations ("Mortgage Loan Environmental Laws") in any material respects, and, to Seller's Knowledge, there are no material violations of Mortgage Loan Environmental Laws with respect to the Mortgaged Property, except for those conditions (the "Existing Conditions") that were remediated in all material respects prior to the date of origination of the Mortgage Loan, or for which an operations and maintenance plan or similar covenants with the Mortgagor is in effect, or with respect to which a hold-back or other escrow of funds not less than the costs of such remediation as estimated in such environmental report (or update) has been created to be held by the Seller or its servicer until such remediation has been completed, existing at the time of any origination of the Mortgage Loans or in any updated environmental report received by Seller subsequent thereto, which would impair in any significant respect the ability of the Mortgagor to obtain replacement financing for such Mortgaged Property. The Seller has not taken any action which would cause the related Mortgaged Property to violate Mortgage Loan Environmental Laws pertaining to Hazardous Materials.

                  (bb) Appraisal. Seller has provided to Buyer with respect to each Mortgaged Property any appraisal of the related Mortgaged Property. To the Seller's Knowledge, the appraiser had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and the compensation of the appraiser is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the applicable requirements of governmental authorities and the regulations promulgated thereunder, all in effect on the date the Mortgage Loan was originated, to the extent applicable to the Seller.

                  (cc) Compliance with Law. To Seller's Knowledge, no Mortgaged Property is in such non-compliance with applicable laws as would interfere in any material respect with the operation of the Mortgaged Property or the ability of the Mortgagor to repay the Mortgage Loan.

                  (dd) No Defense to Payment. Except as set forth on the Mortgage Loan Schedule, Seller has no written notice of, and, to Seller's Knowledge, there is no, currently outstanding and exercisable (with respect to any action taken to date by Seller) right of rescission, offset, abatement, diminution, defense or counterclaim to the Mortgage Loan (including the defense of usury or the violation of any applicable disclosure or consumer credit laws), nor will the operation of any of the terms of the Mortgage Note or the Mortgage in accordance therewith, or the lawful exercise of any rights thereunder and in accordance therewith, render the Mortgage Note or the Mortgage unenforceable in whole or in any material part so as to render the rights and remedies of the holder thereof inadequate for the ultimate practical realization against the Mortgaged Property of the benefits of the security intended to be provided thereby, or subject to any right of rescission, offset, abatement, diminution, defense or counterclaim (including the defense of usury or the violation of any applicable disclosure or consumer credit laws), except in any such case as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by the application of general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and, except as set forth on the Mortgage Files, no such right of rescission, offset, abatement, diminution, defense or counterclaim has been asserted with respect to any Mortgage Loan.

                  (ee) Mortgages Secured by Deeds of Trust. To Seller's Knowledge, in the case of any Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the deed of trust or has been substituted in accordance with applicable law or the holder of the Mortgage has the right to substitute in accordance with applicable law, and no fees or expenses are, or will become, payable to the trustee under the deed of trust in such capacity, except as set forth in the Loan Documents and Mortgage File in connection with a trustee's sale after default by the Mortgagor or in connection with the release of the Mortgaged

         Property or related security for the Mortgage Loan following the payment of the Mortgage Loan in full.

                  (ff) Leases. Seller has delivered to the Buyer any schedule of leases or rent rolls with respect to each Mortgaged Property as set forth in the Mortgage Files. To Seller's Knowledge, Seller does not know that any such current schedule or rent rolls are inaccurate as of the date made.

                  (gg) Other Collateral. Each Mortgage Note is not secured by any collateral except the lien of the related Mortgage and the Loan Documents and is not secured by any collateral (including any mortgage) not being conveyed to the Buyer.

                  (hh) Cross-Collateralization. No Mortgaged Property secures any other mortgage loan or obligation not represented by the related Mortgage Note, except as otherwise set forth in the Mortgage Loan Schedule, and no Mortgage Loan is cross-defaulted with any other mortgage loan or obligation nor, except as set forth on the Mortgage Loan Schedule, does any Mortgaged Property secure another mortgage loan or obligation unless such other mortgage loan is also a Purchased Mortgage Loan.

                  (ii) Legal Compliance; Origination. No fraudulent acts were committed by Seller during the origination of such Mortgage Loan and the origination, servicing and collection practices of Seller with respect to each such Mortgage Loan have complied in all material respects with all requirements of applicable federal, state and local law, rules and regulations (including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure). Seller has received no written notice that any other party has committed any fraudulent acts during the origination of such Mortgage Loan, or that the origination, servicing and collection practices of Seller's agents with respect to each such Mortgage Loan have not complied in all material respects with all requirements of applicable federal, state and local law, rules and regulations (including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure), nor, to Seller's Knowledge, has any other party committed any such fraudulent acts or have such actions not complied.

                  (jj) No Proceedings. As of the date of origination and, to the Seller's Knowledge, as of the Closing Date, except as set forth in the Mortgage Loan Schedule, Seller has received no written notice and, to Seller's Knowledge, Seller has no knowledge, of any pending or threatened action, suit, proceeding, arbitration or governmental investigation against any Mortgage Loan, Mortgagor or the related Mortgaged Property, an adverse outcome of which would materially affect either title to the Mortgage Loan or the validity or enforceability of the related Mortgage or that might materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the Mortgaged Property was intended or the Mortgagor's performance under the related Loan Documents or the Mortgage Loan holder.

                  (kk) U.S. Borrower and Property. To Seller's Knowledge, except as set forth on the Mortgage Loan Schedule or Mortgage File, each Mortgagor is a United States Person organized under the laws of a state or commonwealth of the United States. Each Mortgaged Property is located in a state or commonwealth of the United States, the District of Columbia or Puerto Rico.

                  (ll) Servicing. To Seller's Knowledge, the servicing and collection practices used by the Seller with respect to the Mortgage Loans have been legal and meet customary servicing standards utilized by prudent commercial and multifamily mortgage servicers. No other person has, has been granted or conveyed the right to service the Mortgage Loans or to receive any consideration in connection therewith, except for the mortgage correspondents currently serving as servicing agents, which rights as servicing agents are being terminated by Seller upon the transfer of the Mortgage Loans to Buyer by Seller.

                  (mm) Ground Leases. Except as set forth in the Mortgage Loan Schedule, the Mortgage Loan is not secured by a leasehold estate.

                  (nn) Adjustable Rate Loans. Except as shown on the Mortgage Loan Schedule, no Mortgage Loan that has an adjustable interest rate is convertible by the Mortgagor into a fixed rate loan and no fixed rate loan is convertible by the Mortgagor into an adjustable rate loan.

                  (oo) SMMEA Qualification. To Seller's Knowledge, each Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a Mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

         3.8 ABSENCE OF CERTAIN CHANGES. Except as set forth on SCHEDULE 3.8, or except as expressly contemplated or required by this Agreement, since December 31, 1999, there has not occurred with respect to the Business:

                  (a) any amendment, termination, waiver or lapse of, or other failure to preserve, any material Permit;

                  (b) any sale, transfer or conveyance of any asset of a Seller Party used exclusively in or having a material importance to the Business having a fair market value in the reasonable estimation of Fortis more than $5,000 per item except in the ordinary course of business consistent with past practice;

                  (c) any amendment, termination or entering into by any Seller Party as ceding or assuming reinsurer of any reinsurance, coinsurance or other similar Contract, other than in the ordinary course of business consistent with past practice;

                  (d) any payment, discharge or satisfaction by any Seller Party of any material Lien or liability other than in the ordinary course of business consistent with past practice;

                  (e) any work stoppage, strike, labor difficulty or union organizational campaign;

                  (f) any amendment of, any failure by any Seller Party to perform all of its obligations under, any default under, or any termination of (other than on the stated expiration date) of, any Contract of the type described in Section 3.14(a)(i) through (viii), except in the ordinary course of business consistent with past practice;

                  (g) any material change in the accounting, actuarial, pricing, underwriting, reserving, sales, marketing or agency principles, practices, methods or policies employed with respect to the Business, except as required by Law, GAAP, Applicable SAP, guidelines issued by the SEC or its accounting staff, or guidelines issued by the NAIC; or

                  (h) any event, occurrence or condition of any character that has had, or to the Knowledge of the Seller Parties might reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

         3.9 LITIGATION. Except as set forth on SCHEDULE 3.9:

                  (a) none of the Seller Parties is a party to any pending or, to the Knowledge of the Seller Parties, threatened Litigation with respect to the Business or the Purchased Assets;

                  (b) there are no outstanding Orders binding upon any of the Seller Parties with respect to the Business or upon the Purchased Assets;

                  (c) there are no pending or, to the Knowledge of the Seller Parties, threatened investigations regarding the Business by any Governmental Authority; and

                  (d) there is no Litigation pending or, to the Knowledge of the Seller Parties, threatened against the Seller Parties, there are no outstanding Orders binding upon the Seller Parties, and there are no pending or, to the Knowledge of the Seller Parties, threatened investigations of the Seller Parties by any Governmental Authority, in each case that is reasonably likely to have a Seller Material Adverse Effect.

         3.10 COMPLIANCE WITH LAWS.

                  (a) Except as set forth on SCHEDULE 3.10, each of the Seller Parties is in compliance in all material respects with all applicable Laws relating to the Business. No Seller Party has received any written notice alleging any violation of any such applicable Law by such Seller Party that could, individually or in the aggregate, reasonably be likely to have a Seller Material Adverse Effect.

                  (b) SCHEDULE 3.10 lists all jurisdictions in which the Insurers are licensed to issue the Insurance Contracts and the lines of business which each Insurer is authorized to transact in each such jurisdiction. Each Insurer has been duly authorized by the relevant state insurance regulatory authorities to issue the Insurance Contracts that it is currently writing, and was duly authorized to issue the Insurance Contracts that it is not currently writing at the time such Insurance Contracts were issued, in the respective states in which it conducts the Business, except for authorizations the failure of which to have could not, individually or in the aggregate, reasonably be likely to have a Seller Material Adverse Effect. Except as set forth on SCHEDULE 3.10, each Seller Party has all other Permits necessary to conduct the Business in the manner and in the areas in which the Business is presently being conducted and to perform their obligations under this Agreement and the Ancillary Agreements and all such Permits are valid and in full force and effect, except where the failure to have such a Permit could not, individually or in the aggregate, reasonably be likely to have a Seller Material Adverse Effect. Except as set forth on SCHEDULE 3.10, no Insurer is operating under any formal or informal agreement or understanding with the licensing authority of any state that restricts its authority to do business or requires any Insurer to take, or refrain from taking, any action, in each case with respect to the Business.

                  (c) This Section 3.10 is not applicable to compliance with applicable insurance Laws (to the extent that such compliance is covered by Section 3.12), to compliance with ERISA and other Laws related to employment (which is covered by Sections 3.19 and 3.20), or to compliance with Environmental Laws (which is covered by Section 3.15(c)).

         3.11 REGULATORY FILINGS. Except as listed on SCHEDULE 3.11, the Seller Parties have filed all reports, statements, documents, registrations, filings or submissions required to be filed with any Governmental Authority to the extent they relate to the Business, except where the failure to make such filings could not, individually or in the aggregate, reasonably be likely to have a Seller Material Adverse Effect. Except as listed on SCHEDULE 3.11, all such registrations, filings and submissions were in compliance in all material respects with applicable Law when filed or as amended or supplemented, and no material deficiencies that remain unsatisfied have been asserted by any Governmental Authority with respect to such registrations, filings or submissions.

         3.12 INSURANCE CONTRACTS.

                  (a) The forms of Insurance Contracts available for issuance by the Insurers, and to the extent practicable the states in which such forms are authorized for issuance, on the date hereof are listed on SCHEDULE 1.2. All Insurance Contracts as now in force are in all material respects, to the extent required under applicable Law, on forms (including any actuarial memoranda or supporting documentation) and with Premium rates that have been approved by applicable insurance regulatory authorities or that have been filed and not objected to by such authorities within the period provided for objection, and such forms and Premium rates comply in all respects with the insurance Laws applicable thereto, except where the failure to have such approval or non-objection or the failure to so comply could not, individually or in the aggregate, reasonably be likely to have a Seller Material Adverse Effect.

                  (b) At the time any Insurer paid Commissions to any broker, agent, producer or similar sales representative within the past thirty-six months in connection with the sale of Insurance Contracts, each such broker, agent, producer or other sales representative was duly licensed as an insurance broker, agent, producer or sales representative (for the type of business sold by such broker, agent, producer or sales representative) in the particular jurisdiction in which such broker, agent, producer or sales representative sold such business for such Insurer, and no such broker, agent, producer or sales representative violated any federal, state, local or foreign Law applicable to the Business, except in all cases under this Section 3.12(b) where the failure to be so licensed or any such violation could not, individually or in the aggregate, reasonably be likely to have a Seller Material Adverse Effect.

                  (c) Except as set forth on SCHEDULE 3.12, no Insurance Contract entitles the holder thereof or any other Person to receive dividends, distributions or other benefits based on the revenues or earnings of any of the Insurers.

                  (d) Except as set forth on SCHEDULE 3.12, there are no contracts, agreements, commitments or arrangements to which any Seller Party is a party, or which is binding upon any Seller Party, that restrict the right of any Seller Party to change the crediting rates and other non-guaranteed elements under the Insurance Contracts, other than pursuant to the terms of the Insurance Contracts.

                  (e) All Insurance Contracts were issued in conformity in all material respects with the applicable Insurer's underwriting standards. With respect to the Insurance Contracts that are reinsured or retroceded in whole or in part, such Insurance Contracts conform in all material respects to the standards agreed to with reinsurers in the related reinsurance, retrocession or other similar Contracts other than such deviations that are immaterial individually or in the aggregate.

                  (f) Fortis has made available to Buyers all material correspondence with respect to the Business between any Seller Party and any Governmental Authority, including, but not limited to, all state insurance regulatory authorities regarding any material violation of Laws within the last two years.

                  (g) Except as set forth on SCHEDULE 3.12, to the Knowledge of the Seller Parties:

                  (i) to the extent that any Insurer is legally responsible therefor, (A) the terms of each Qualified Contract and the administration and operation thereof and of any plan or arrangement funded in whole or in part through any such Qualified Contract comply, and at all relevant times have complied, in all material respects with the applicable provisions of the Code and ERISA and (to the extent such plan is intended by the Insurance Contract holder to limit fiduciary responsibility in accordance with section 404(c) of ERISA) comply, and at all relevant times have complied, in all material respects with all applicable requirements for limiting fiduciary responsibility under section 404(c) of ERISA; (B) contributions or payments to each such Qualified Contract that are intended to be nontaxable are not taxable; and (C) plan or contract loans made under such Qualified Contracts were neither prohibited transactions nor taxable when made or at any time thereafter, except with respect to taxable defaults in repayment of such plan or contracts loans; and

                  (ii) no Insurer is legally responsible for testing, determining or otherwise ensuring compliance under Sections 401(a), 401(k), 401(m), 403(a), 403(b), 408, 415 and 457 of the Code or
         otherwise administering or providing administrative services of any nature to any plan or arrangement funded in whole or in part through any such Qualified Contract.

         3.13 THIRD PARTY REINSURANCE CONTRACTS. SCHEDULE 3.13 lists all agreements pursuant to which any Insurer cedes or retrocedes risks assumed under the Insurance Contracts (the "Third Party Reinsurance Contracts"). All of the Third Party Reinsurance Contracts are in full force and effect and valid and binding upon the Insurers (to the extent a party thereto) and, to the Knowledge of the Seller Parties, upon each of the other parties thereto, and none of the Insurers and, to the Knowledge of the Seller Parties, none of the other parties to the Third Party Reinsurance Contracts, is in material default under, and no event has occurred which, with the passage of time or giving of notice or both, would result in any of the Insurers or, to the Knowledge of the Seller Parties, any of the other parties to the Third Party Reinsurance Contracts, being in material default under, any of the terms of the Third Party Reinsurance Contracts. Except as set forth on SCHEDULE 3.13, none of the Insurers has received any written notice of the initiation of bankruptcy, liquidation, receivership, insolvency or similar proceedings with respect to any other party to a Third Party Reinsurance Contract. Except as set forth on SCHEDULE 3.13, none of the Insurers has been prohibited under Applicable SAP or applicable insurance Laws from taking financial statement credit for the reinsurance provided by the Third Party Reinsurance Contracts and there are no Reinsurance Recoverables more than thirty days past due. Except as set forth on SCHEDULE 3.13, none of the Third Party Reinsurance Contracts (i) requires the consent of any other party thereto in order to be legally assigned to Buyer or (ii) provides the other party thereto with any contractual rights upon the Closing of the transactions contemplated by this Agreement.

         3.14 MATERIAL CONTRACTS.

                  (a) SCHEDULE 3.14 lists all Contracts (other than the Insurance Contracts, the Real Property Leases, the Personal Property Leases and the Third Party Reinsurance Contracts) pursuant to which any of the Seller Parties has any rights or benefits or undertakes any obligations or liabilities with respect to the Business in each case that:

                  (i) have a duration of six months or more and are not terminable without penalty upon 180 days or less prior written notice by any party, other than Contracts with representatives, sales agents or other producers, and other than Contracts that could not reasonably be expected to require any party thereto to pay $50,000 or more in any twelve-month period;

                  (ii) require or could reasonably be expected to require any party thereto to pay $250,000 or more in any twelve month period, or $1,000,000 or more in the aggregate, other than Contracts with representatives, sales agents or other producers;

                  (iii) require or could require any severance or retention payments to Employees by Parent or Buyers after the Closing Date, other than Contracts that could not reasonably be expected to require any party thereto to pay $50,000 or more in any twelve-month period;

                  (iv) provide for any of the Insurers to cede or reinsure any of the contractual obligations under any of the Insurance Contracts;

                  (v) relate to any distribution or other agreements with managing general agents, brokers, agents or other producers or affinity organizations, or relate to any services or other agreements with third party administrators, with respect to the Insurance Contracts that require the payment by any Insurer of more than $250,000 in any calendar year;

                  (vi) contain any restrictive covenant or confidentiality or secrecy agreement (other than agreements relating solely to information about a customer's business or services provided to the customer by any of the Seller Parties), or exclusivity clause or obligation;

                  (vii) constitute the Intellectual Property Licenses; or

                  (viii) is a "material contract" (as defined in Item 601(b)(10) of Regulation S-K promulgated pursuant to the Securities Act of 1933, as amended) of a Seller Party.

                  (b) SCHEDULE 3.14 also lists, to the Knowledge of the Seller Parties, all Contracts pursuant to which any of the Seller Parties has any rights or benefits or undertakes any obligations or liabilities with respect to the Business, in each case that was not required to be disclosed pursuant to subsection (a) immediately above.

                  (c) To the extent that Material Contracts are evidenced by documents, true, correct and complete copies thereof have been delivered or made available to Buyers. Except as set forth in SCHEDULE 3.14 or as described in
Section 5.10: (i) all of the Material Contracts are in full force and effect and are valid, binding and enforceable upon the Seller Parties (to the extent a party thereto) and, to the Knowledge of the Seller Parties, upon each of the other parties thereto, and to the Knowledge of the Seller Parties and subject to obtaining any required consents of the counterparties thereto will continue to be following Closing, and none of the Seller Parties and, to the Knowledge of the Seller Parties, none of the other parties to the Material Contracts is in material default under, and no event has occurred which, with the passage of time or giving of notice or both, would result in any of the Seller Parties or, to the Knowledge of the Seller Parties, any of the other parties to the Material Contracts being in material default under, any of the terms of the Material Contracts, and (ii) none of the Transferred Contracts requires the consent of any other party thereto in order to be legally assigned to Buyer.

                  (d) Except as set forth in SCHEDULE 3.14, true, correct and complete copies of the forms of all Contracts with representatives, sales agents or other producers have been delivered or made available to Buyers. Except as set forth in SCHEDULE 3.14, there are no other agreements providing for the compensation or indemnification of representatives, sales agents or other producers in connection with the Business or the provision of financing (whether in form of contract loans or otherwise) to representatives, sales agents or other producers. Each of the Contracts with representatives, sales agents and other producers is valid, binding and in full force and effect in accordance with its terms, except to the extent that any failure of any such agreement to be valid, binding and in full force and effect could not, individually or in the aggregate, reasonably be likely to have a Seller Material Adverse Effect. To the Knowledge of the Seller Parties, no representative, sales agent or other producer is in default in any material respect with respect to any such Contract.

         3.15 REAL PROPERTY.

                  (a) The Woodbury Property is the only parcel of real property owned by any of the Seller Parties and used primarily in the Business. FBIC has good, marketable and insurable fee simple title to the Woodbury Property, free and clear of all Liens other than Permitted Liens. The Woodbury Property conforms to and complies with all applicable Laws, including, without limitation, those relating to zoning, fire, health, building, handicapped persons, sanitation, use and occupancy, other than any noncompliance that, individually or in the aggregate, when combined with the effect of any other items of breach or noncompliance by the Seller Parties described in this Section 3.15, would not have a Seller Material Adverse Effect. FBIC has obtained all material Permits required for the Woodbury Property, all of which are currently in full force and effect. Except as set forth on SCHEDULE 3.15, no portion of the Woodbury Property is currently subject to any Condemnation Proceeding, and, to the Knowledge of the Seller Parties, no Condemnation Proceeding has been commenced, instituted or threatened against any portion of the Woodbury Property.

                  (b) SCHEDULE 3.15 lists all leases, subleases or other agreements or occupancy rights pursuant to which any of the Seller Parties leases real property that is used primarily in the Business (collectively, the "Real Property Leases"). The relevant Seller Party has a good and valid leasehold interest with respect to the real property leased pursuant to each of such Real Property Leases, free and clear of all Liens (other than Permitted Liens). The Seller Parties' use of the premises demised under the Real Property Leases is in compliance with all zoning, fire, health, building, handicapped persons, sanitation, use, occupancy and other applicable Laws, except to the extent that such non-compliance, when combined with the effect of any other item of noncompliance by the Seller Parties described in this Section 3.15, could not reasonably be likely to result in a Seller Material Adverse Effect and none of the Seller Parties has received any citation, subpoena, summons or other written notice from any Governmental Authority alleging any such non-compliance.

                  (c) Except as set forth on SCHEDULE 3.15, none of the Seller Parties has prepared, commissioned or otherwise possesses any reports or inspections relating to any analysis of compliance with Environmental Laws or any reports or inspections relating to soil, construction, engineering or other similar matters, with respect to the Woodbury Property or any real property leased pursuant to the Real Property Leases. Except as would not individually or in the aggregate have a Seller Material Adverse Effect, with respect to the
Business: (a) each Seller Party is in compliance with all applicable Environmental Laws; (b) the Seller Parties have all material Permits required under any applicable Environmental Laws and are in compliance with their respective requirements; (c) there are no pending or, to the Knowledge of the Seller Parties, threatened claims under, or written notification of any violation of, Environmental Laws against any of the Seller Parties or, to the Knowledge of the Seller Parties, otherwise affecting the Woodbury Property or the Real Property Leases; and (d) there has been no production, release or storage on or from the Woodbury Property of any Hazardous Material by the Seller Parties or any previous owner of such property, or any other activity that could reasonably be likely to violate applicable Environmental Laws. None of the Seller Parties has received any notice of any violation of Environmental Laws with respect to the Woodbury Property or of any pending investigation or inquiry by any Governmental Authority, nor to the Knowledge of the Seller Parties has there been any violation of Environmental Laws with respect to the Woodbury Property.

         3.16 PERSONAL PROPERTY.

                  (a) SCHEDULE 3.16 lists all items of tangible personal property having a fair market value in the reasonable estimation of Fortis of more than $5,000 per item (other than Excluded Assets) that is owned by any of the Seller Parties and used exclusively in or has a material importance to the Business (collectively, the "Owned Personal Property"). The relevant Seller Party has good, valid and marketable title to each item of Owned Personal Property, free and clear of all Liens (other than Permitted Liens).

                  (b) SCHEDULE 3.16 contains a list of all leases pursuant to which any of the Seller Parties leases any tangible personal property for use exclusively in or having a material importance to the Business having a fair market value in the reasonable estimation of Fortis of more than $5,000 per item (the "Personal Property Leases"). The relevant Seller Party has a good and valid leasehold interest with respect to each item of tangible personal property leased pursuant to such Personal Property Leases, free and clear of all Liens (other than Permitted Liens).

                  (c) Except as disclosed on SCHEDULE 3.16, and except for the Excluded Assets, the Owned Personal Property and the personal property subject to the Personal Property Leases constitute all of the material tangible personal property required to conduct the Business as currently conducted.

         3.17 TECHNOLOGY AND INTELLECTUAL PROPERTY. SCHEDULE 3.17 lists all copyrights, patents, computer software (other than computer software with license fees of $1,000 or less per copy), trademarks, logos, service marks, trade names, service names, Internet domain names and applications and registrations therefor owned or licensed by any Seller Party and used exclusively in or having material importance to the Business (collectively with all trade secrets and other proprietary rights or processes used exclusively in or having material importance to the Business, the "Intellectual Property").
SCHEDULE 3.17 also sets forth whether each such item of Intellectual Property is owned (the "Owned Intellectual Property") or licensed (the "Licensed Intellectual Property") by a Seller Party. Except as set forth on SCHEDULE 3.17, at least one of the Seller Parties has: (i) the right to use each item of the Owned Intellectual Property, free and clear of any royalty or other similar payment obligations, claims of infringement or alleged infringement or other Lien (other than any Permitted Lien) of any kind; (ii) the right to use the Licensed Intellectual Property, which right, to the Knowledge of the Seller Parties, is free and clear of material claims of infringement or alleged infringement or other material Lien of any kind (other than any Permitted Lien), except for costs, charges, fees or other payments required under the terms of the licenses, contracts or agreements governing the Licensed Intellectual Property; and (iii) the right to assign to Buyers each item of Owned Intellectual Property and each license, contract or agreement governing the Licensed Intellectual Property (the "Intellectual Property Licenses"). Except for the Excluded Assets and Excluded Contracts, the Intellectual Property includes all copyrights, patents, computer software, trademarks, logos, service marks, trade names, service names, Internet domain names and trade secrets or other proprietary rights or processes necessary to conduct the Business as now being conducted. To the Knowledge of the Seller Parties, no third party has misappropriated or is violating or infringing any of the Intellectual Property.

         3.18 EXCLUDED ASSETS. Except for those assets and Contracts listed on
SCHEDULE 3.18, which are not part of the Purchased Assets, the Purchased Assets include all material properties, assets and Contracts utilized by the Seller Parties in the conduct of the Business as presently conducted.

         3.19 EMPLOYEE BENEFIT PLANS.

                  (a) SCHEDULE 3.19 lists all pension, retirement, profit sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, all other written employee programs, all medical, vision, dental or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, whether or not subject to ERISA, currently providing benefits to any of the current or former employees of Seller Parties engaged in the Business or any of the current or former employees of Fortis Advisers or any of its Subsidiaries and/or their respective dependents or to which any of the Seller Parties or their Affiliates contributes or has any obligation to contribute on behalf of any of such current or former employees and/or their dependents (collectively, the "Benefit Plans"). SCHEDULE 3.19 indicates which of such Benefit Plans cover solely the Employees (collectively, the "FFG Benefit Plans"), and which of such Benefit Plans cover employees of the Seller Parties and their Affiliates in addition to the Employees (collectively, the "Seller Benefit Plans"). There are no FFG Benefit Plans, written or oral, except as are included on SCHEDULE 3.19.

                  (b) To the Knowledge of the Seller Parties, all of the Benefit Plans and, to the extent applicable, the related trusts, comply in all material respects with and have been administered in substantial compliance with all applicable state or federal securities Laws, the terms of such Benefit Plans, and all other applicable Laws. No Seller Party has received any written notice from any Governmental Authority questioning or challenging such compliance.

                  (c) There are no claims or legal proceedings pending involving any Benefit Plan, other than routine claims for benefits.

                  (d) All contributions (including all employer contributions and employee reduction contributions) required to be made prior to the Closing Date under the terms of any Benefit Plan (including, without limitation, a plan that is subject to Code Section 412 or ERISA Section 302) have or will be timely made and there is no lien under Code Section 412(n). All contributions for any period ending before the Closing Date that are not yet due have been made to each such Benefit Plan or accrued in accordance with the past custom and practice of the Seller Parties and their Affiliates. All premiums required to be paid pursuant to a Benefit Plan under ERISA Section 4006 have been paid by Fortis or any entity that is considered a single employer with Fortis under ERISA Section 4001 and Code Section 414 ("ERISA Affiliate"). Each Benefit Plan that is subject to Section 412 of the Code or ERISA Section 302 is fully funded using the actuarial assumptions utilized by such plan to determine funding on an ongoing basis. Neither Fortis nor any of its ERISA Affiliates has contributed to or been obligated to contribute to a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

                  (e) Except as set forth on SCHEDULE 3.19 or as required by applicable Law, no Benefit Plan provides welfare benefits (as defined in Section 3(1) of ERISA) beyond termination of employment.

                  (f) No Benefit Plan that is a defined benefit pension plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a reportable event as defined in Section 4043(b) of ERISA. No proceeding by the PBGC to terminate any such Benefit Plan has been instituted or, to the Knowledge of any of the Seller Parties, threatened.

                  (g) None of the Seller Parties or their Affiliates has incurred, and none of the Seller Parties or their Affiliates has any reason to expect that any of the Seller Parties or their Affiliates will incur, any liability to the PBGC (other than with respect to PBGC premium payments not yet due) or otherwise under Title IV of ERISA (including any withdrawal liability as defined in ERISA Section 4201).

                  (h) Except as provided in Section 5.11 or SCHEDULE 5.11, neither the Closing nor any of the other transactions contemplated by this Agreement will: (i) entitle any Buyer Employee to severance pay; (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans; or (iii) result in any breach or violation of, or a default under, any of the Benefit Plans.

         3.20 LABOR AND EMPLOYMENT MATTERS. SCHEDULE 3.20 lists all Employees of the Business as of the date set forth thereon. Except as disclosed on SCHEDULE
3.20 or pursuant to the terms of the Benefit Plans, the employment of all Employees is terminable at will by the Seller Parties, without any penalty or severance obligation. Except as set forth in SCHEDULE 3.20, (i) no Seller Party is a party to any union agreement or collective bargaining agreement or work rules or practices agreed to with any labor organization or employee association applicable to Employees and no attempt to organize any of the Employees has been made or is pending, (ii) since January 1, 1998, no Seller Party has had any Equal Employment Opportunity Commission charges or other claims of employment discrimination made against them by any Employee, (iii) since January 1, 1998, no state wage and hour department investigations have been made of any Seller Party with respect to Employees, (iv) since January 1, 1998, there has not been any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any Employees, or any lockouts, strikes, slowdowns or work stoppages against or affecting any of the Seller Parties with respect to the Business, or any threats thereof by or with respect to any Employees, and (v) no unfair labor practice charge or complaint against any Seller Party is pending before the National Labor Relations Board or any similar Governmental Authority with respect to Employees.

         3.21 TAX MATTERS.

                  (a) Except for inaccuracies the effect of which could not individually or in the aggregate reasonably be likely to have a Seller Material Adverse Effect:

                  (i) the assets of the FBIC Separate Accounts and the FFLIC Separate Account are, and with respect to all periods not closed by the applicable statute of limitation have been, adequately diversified at all times within the meaning of Section 817(h) of the Code;

                  (ii) all Insurance Contracts identified as life insurance policies for purposes of this Agreement issued after December 31, 1984 comply with the requirements of Section 7702 of the Code;

                  (iii) all Insurance Contracts identified as annuities for purposes of this Agreement that were issued after January 15, 1985, to the extent that Section 72(s) applies to such Insurance Contracts, contain the provisions necessary for such Insurance Contracts to be treated as annuities under Section 72(s)(1);

                  (iv) each Insurance Contract identified as a life insurance policy for purposes of this Agreement that was issued before January 1, 1985 (1) complies with the requirements of Section 7702 of the Code to the extent applicable to such Insurance Contract, or (2) to the extent
         Section 7702 of the Code is inapplicable to such Insurance Contract and such Insurance Contract is a flexible premium contract within the meaning of Section 101(f) of the Code, complies with the requirements of such Section 101(f) to the extent applicable to such Insurance Contract;

                  (v) the holders of any Insurance Contract that constitutes a "modified endowment contract" under Section 7702A of the Code have been notified of the state and federal tax consequences of such Insurance Contract;

                  (vi) to the Knowledge of the Seller Parties, there are no "hold harmless," tax sharing, indemnification, or similar arrangements regarding the Tax qualification or treatment of any Insurance Contracts;

                  (vii) each Insurer is or is treated for all federal income Tax purposes as the owner of the assets underlying each variable Insurance Contract issued, entered into, or sold by such Insurer; and

                  (viii) each Insurer has complied in all material respects with all applicable reporting, withholding and disclosure requirements under the Code, ERISA and other applicable Law, including those regarding distributions, with respect to the Insurance Contracts and has reported the distributions under such contracts in accordance with Sections 72, 7702 and 7702A of the Code.

                  (b) All Tax, estimated Tax and information reports, returns and related documents (collectively, the "Tax Returns") required to be filed by the Seller Parties with respect to the Purchased Assets or the Business have been timely filed, and all such Tax Returns are complete and correct in all material respects. All federal, state, local, foreign, estimated and other Taxes owed by the Seller Parties with respect to the Business or the Purchased Assets have been timely paid.

         3.22 BROKERAGE AND FINANCIAL ADVISERS. No broker, finder or financial adviser has acted directly or indirectly as such for, or is entitled to any compensation from, any of the Seller Parties in connection with this Agreement or the transactions contemplated hereby, except Credit Suisse First Boston, whose fees for services rendered in connection therewith will be paid by the Seller Parties.

         3.23 DISCLOSURE. No redacted information contained in management letters, audit reports or other documents made available to Buyers or their representatives by the Seller Parties prior to the date hereof relates, in any material respect, to the Business or the transactions contemplated by this Agreement.


                                    ARTICLE 4
               REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYERS

         Parent and Buyers hereby represent and warrant to the Seller Parties as follows(it being understood that each Buyer hereby makes only those representations and warranties that specifically relate to it):

         4.1 CORPORATE EXISTENCE AND POWER. Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of Delaware and has all corporate powers required to own, lease and operate all of its properties and assets and to carry on its business as now conducted. Each Buyer is a corporation duly incorporated, validly existing and in good standing under the Laws of Connecticut and has all corporate powers required to own, lease and operate all of its properties and assets and to carry on its business as now conducted. Parent and each Buyer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified, individually or in the aggregate, could not reasonably be likely to have a Buyer Material Adverse Effect.

         4.2 AUTHORITY. Parent and each Buyer has all requisite power and authority to execute and deliver, and to perform its respective obligations under, this Agreement and under each of the Ancillary Agreements to be executed by it. The execution, delivery and performance by Parent and each Buyer of this Agreement and the Ancillary Agreements to be executed by it have been duly authorized by all necessary corporate action on the part of Parent or such Buyer, respectively. This Agreement has been duly executed and delivered by Parent and each Buyer, and on the Closing Date the Ancillary Agreements executed by Parent and each Buyer will be duly executed and delivered by such party, as appropriate, and, subject to the due execution and delivery by the other parties to such agreements, this Agreement and the Ancillary Agreements executed by Parent and Buyers will, upon due execution and delivery, be valid and binding obligations of Parent and Buyers, respectively, enforceable against Parent and Buyers in accordance with their respective terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, rehabilitation, receivership, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

         4.3 GOVERNMENTAL AUTHORIZATION. Except as may be required under the HSR Act and except for required Consents of and filings with applicable insurance regulatory authorities as set forth in SCHEDULE 4.3, the execution, delivery and performance by Parent and Buyers of this Agreement and the Ancillary Agreements to which any of them is a party and the consummation of the transactions contemplated hereby and thereby in accordance with their respective terms do not require Parent or either Buyer to obtain any consent, approval or action of, make any filing with, or give any notice to, any Governmental Authority, except for such consents, approvals, actions, filings or notices the failure of which to obtain, make or give, as the case may be, could not, individually or in the aggregate, reasonably be likely to have a Buyer Material Adverse Effect.

         4.4 NON-CONTRAVENTION. Except as set forth on SCHEDULE 4.4 hereto, the execution, delivery and performance by Parent and Buyers of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby in accordance with their respective terms and conditions will not (a) violate any provision of the charter, bylaws or any other organizational document of Parent or either Buyer, (b) violate, conflict with, result in the breach of or default under (or with notice, lapse of time, or both would result in such a breach or default), result in any modification of the effect of, provide the other contracting party the right to terminate or materially amend, require the other contracting party to receive notice of or consent to the assignment or continuation of, or cause the acceleration of rights or obligations under, any material Contract to which Parent or either Buyer may be bound or to which any of their respective assets or properties may be subject, except for such violations, conflicts, breaches or modifications that could not, individually or in the aggregate, reasonably be likely to have a Buyer Material Adverse Effect, (c) violate any Order against or binding upon Parent or either Buyer, (d) violate any agreement with, or condition imposed by, any Governmental Authority upon Parent or either Buyer, (e) subject to the requirements referred to in Section 4.3 hereof, violate any Law of any jurisdiction, except for such violations that could not, individually or in the aggregate, reasonably be likely to have a Buyer Material Adverse Effect or (f) result in a breach or violation of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment or a revocation of, any Permit, except for such breaches, violations, defaults, impairments or revocations that could not, individually or in the aggregate, reasonably be likely to have a Buyer Material Adverse Effect.

         4.5 FINANCIAL STATEMENTS.

                  (a) Prior to the date hereof, Buyers have made available to Fortis true, correct and complete copies of (i) the Annual Statement of each Buyer as filed with such Buyer's domiciliary state insurance regulatory authority for the years ended December 31, 1997, 1998 and 1999, and (ii) the Quarterly Statement of each Buyer as filed with such Buyer's domiciliary state insurance regulatory authority for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000. Each such Annual Statement and Quarterly Statement complied in all material respects with all applicable Laws when so filed and was timely filed with all required Governmental Authorities. No material deficiencies have been asserted by any Governmental Authority with respect to any Annual Statement or any Quarterly Statement referred to in (i) and (ii) of this Section 4.5(a). Each statutory financial statement of such Buyer contained in any such Annual Statement or Quarterly Statement fairly presents, in accordance with applicable statutory accounting principles, the financial condition of such Buyer and such Buyer's results of operations and cash flows for and during the respective periods covered by such financial statements and such Buyer's admitted assets, liabilities and capital and surplus as of the dates of such financial statements; provided, however, that the financial statements contained in the Quarterly Statements lack footnotes and other presentation items and are subject to normal year-end adjustments (none of which footnotes, presentation items or adjustments could, alone or in the aggregate, reasonably be likely to have a Buyer Material Adverse Effect).

                  (b) Prior to the date hereof, Parent has made available to Fortis true, correct and complete copies of (i) the audited GAAP balance sheet of Parent and its subsidiaries on a consolidated basis as of December 31, 1999 and the related statement of income for the twelve months then ended, and (ii) the unaudited GAAP balance sheet of Parent and its subsidiaries on a consolidated basis as of September 30, 2000 and the related statements of income and cash flows for the nine months then ended (collectively, the "Parent Financial Statements"). The Parent Financial Statements were prepared in accordance with GAAP and present fairly in all material respects the financial position of Parent as of the dates indicated and the results of its operations for the periods then ended; provided, however, that the unaudited September 30, 2000 statements lack footnotes and other presentation items and are subject to normal year-end adjustments.

         4.6 LITIGATION. There is no Litigation pending or, to the Knowledge of Parent or Buyers, threatened against Parent or Buyers, there are no outstanding Orders binding upon Parent or Buyers, and there are no pending or, to the Knowledge of Parent or Buyers, threatened investigations of Parent or either Buyer by any Governmental Authority, in each case that is reasonably likely to have a Buyer Material Adverse Effect.

         4.7 COMPLIANCE WITH LAWS.

                  (a) Except as could not reasonably be likely to have a Buyer Material Adverse Effect, Parent and each Buyer is in compliance in all respects with all applicable Laws. Neither Parent nor either Buyer has received any written notice alleging any such violation of applicable Law that could, individually or in the aggregate, reasonably be likely to have a Buyer Material Adverse Effect.

                  (b) Except as listed on SCHEDULE 4.7 hereto, Parent and Buyers have all Permits necessary to perform their obligations under this Agreement and the Ancillary Agreements, and all such Permits are valid and in full force and effect, except where the failure to obtain such a Permit could not, individually or in the aggregate, reasonably be likely to have a Buyer Material Adverse Effect. Without limiting the generality of the foregoing, Buyers have on the date hereof, and will have on the Closing Date, all Permits necessary to reinsure the Insurance Contracts, to conduct the Business as presently conducted, and to enable the Insurers to obtain full financial credit in all relevant jurisdictions for the ceded reinsurance.

         4.8 QUALIFIED INSTITUTIONAL BUYER. Each Buyer is a "qualified institutional buyer" within the meaning of Rule 144A promulgated under the Securities Act. Each Buyer hereby acknowledges that the Seller Parties may be relying, with respect to the transfer of Investment Assets, on the exemption from the registration provisions of the Securities Act provided by Rule 144A.

         4.9 SUFFICIENT FUNDS. Buyers will have at Closing sufficient funds available (through existing credit arrangements or otherwise) to pay the Purchase Price and to pay all fees and expenses related to the transactions contemplated hereby.

         4.10 BROKERAGE AND FINANCIAL ADVISERS. No broker, finder or financial adviser has acted directly or indirectly as such for, or is entitled to any compensation from, Parent or either Buyer in connection with this Agreement or the transactions contemplated hereby, except Bear, Stearns & Co., Inc., whose fees for services rendered in connection therewith will be paid by Parent.

                                    ARTICLE 5
                                    COVENANTS

         5.1 CONDUCT OF BUSINESS.

                  (a) Prior to the earlier of the Closing Date or termination of this Agreement, except as expressly provided in this Agreement, without the prior written consent of Buyers (which consent shall not be unreasonably withheld, conditioned or delayed), each Seller Party shall (i) in all material respects operate the Business as presently operated and only in the ordinary course and consistent with past practice, (ii) use commercially reasonable efforts to preserve the value of the Business and (iii) use commercially reasonable efforts to preserve its relationships with and the goodwill of its agents, brokers, customers, suppliers, employees and other Persons having business dealings with such Seller Party.

                  (b) Without limiting the generality of Section 5.1(a), and except as otherwise expressly provided in this Agreement, prior to the earlier of the Closing Date or termination of this Agreement, no Seller Party shall, without the prior written consent of Buyers (which consent shall not be unreasonably withheld, conditioned or delayed):

                  (i) enter into, terminate or fail to renew any contract that would constitute a Transferred Contract, other than in the ordinary course of business consistent with past practice;

                  (ii) acquire, dispose of, lease, assign or encumber any asset that would constitute a Purchased Asset if owned by any Seller Party at Closing, other than acquisitions, dispositions, leases, assignments or encumbrances in the ordinary course of the Business;

                  (iii) enter into, adopt or (except as may be required by applicable Law or the terms of any such arrangement) modify or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employment agreement or employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any Employee, or amend any such arrangement as it relates to Employees (except for changes in compensation payable to any Employee that is a merit or tenure increase or bonus and in each case granted in the ordinary course of business and considering past practice), except for any such actions that will not be or become obligations of Parent or Buyers; provided, however, that Fortis will provide notice to, and consult with, Buyers in advance of taking any action permitted by this subsection (iii);

                  (iv) change any of the accounting or underwriting principles, practices, methods or policies (including but not limited to any reserving methods, practices or policies) employed with respect to the Business, except as may be required by Law, GAAP, Applicable SAP, guidelines issued by the SEC or its accounting staff, or guidelines issued by the NAIC;

                  (v) enter into or terminate any reinsurance Contract relating to the Business, other than renewals of existing reinsurance Contracts in the ordinary course of business consistent with past practice;

                  (vi) modify or revise in any manner materially adverse to the Business any Material Contract, except as required by applicable Law;

                  (vii) take or cause to be taken any action that would result in the FBIC Separate Accounts or FFLIC Separate Account being managed other than in the ordinary course consistent with past practice in all material respects; provided, however, that FBIC and FFLIC shall be entitled to withdraw from the FBIC Separate Accounts and FFLIC Separate Account, respectively, prior to Closing some or all of the FBIC Separate Account Surplus and FFLIC Separate Account Surplus, respectively;

                  (viii) pay, discharge, compromise or satisfy any claims, liabilities or obligations associated with the Business other than the payment, discharge, compromise or satisfaction of claims, liabilities or obligations in the ordinary course of business consistent with past practice, and other than such matters that would be Retained Liabilities;

                  (ix) increase the Commissions or benefits of any agents, brokers, producers or other sales representatives for the Business, except in any case (1) as may be required under the terms of the applicable Seller Party's contractual relationship with any such Person, or (2) in the ordinary course of business consistent with past practice;

                  (x) enter into any new lease of the Woodbury Property, except on terms and conditions acceptable to Buyers exercisable in their reasonable discretion;

                  (xi) launch, market, issue or agree to issue any new products that are similar to the Insurance Contracts or make material modifications or additions to the terms and conditions of the Insurance Contracts, except as described on SCHEDULE 5.1;

                  (xii) acquire any Commercial Mortgage that would be an FFG Investment Asset;

                  (xiii) transfer FFG Investment Assets (other than cash or cash equivalents) among or between the investment portfolio maintained by each

         Insurer for such Insurer's General Account Reserves of the Business and
         (1) any other investment portfolio maintained by such Insurer for its other lines of business, or (2) any investment portfolio maintained by any Affiliate of such Insurer; or

                  (xiv) agree in writing or otherwise to take any of the actions described above in this Section 5.1(b).

                  (c) Prior to Closing, each Seller Party shall notify Buyers as promptly as practicable of any event or transaction that could reasonably be likely to have a Seller Material Adverse Effect, and Parent and Buyers shall notify Fortis as promptly as practicable of any event or transaction that could reasonably be likely to have a Buyer Material Adverse Effect.

         5.2 CERTAIN TRANSACTIONS. From the date of this Agreement through the earlier of the Closing Date or termination of this Agreement, neither the Seller Parties nor any of their respective officers, employees, representatives or agents will, directly or indirectly, solicit, encourage or initiate any negotiations or discussions with, or provide any information to, or otherwise cooperate in any other manner with, any Person or group (other than Parent and Buyers and their respective Affiliates and representatives) concerning any direct or indirect sale or other disposition of the Business.

         5.3 INVESTIGATIONS; PRE-CLOSING ACCESS.

                  (a) Prior to the earlier of the Closing Date or termination of this Agreement, Parent and Buyers shall be entitled, through their employees and representatives, to make such investigation of the assets, liabilities, business and operations of the Business and the Seller Parties, and such examination of the Books and Records, as Parent and Buyers may reasonably request. Any investigation, examination or interview by Parent or Buyers of the Seller Parties' employees and agents, or access pursuant to any of the provisions of this Section 5.3(a), shall be conducted or occur at reasonable times upon reasonable prior notice, with the Seller Parties entitled to have a representative present during any direct contact between Parent or Buyers or their respective representatives and any employee or agent of the Seller Parties.

                  (b) Prior to the earlier of the Closing Date or termination of this Agreement, the Seller Parties shall be entitled, through their employees and representatives, to make such investigation of the assets, liabilities, business and operations of Buyers as the Seller Parties may reasonably request. Any such investigation or examination shall be conducted at reasonable times upon reasonable prior notice, with Buyers entitled to have a representative present during any direct contact between any of the Seller Parties or their respective representatives and any employee or agent of Buyers.

                  (c) Prior to the earlier of the Closing Date or termination of this Agreement, each of Fortis and Buyers shall (i) provide the other party with access to individuals reasonably specified by such other party to plan the transition of the Business to Buyers, (ii) designate certain individuals (subject to the other party's reasonable approval) to serve as members of a Fortis/Buyer transition team and cause such individuals to devote reasonable time to transition matters, (iii) devote reasonable resources to transition matters, (iv) cooperate with Buyers in connection with their filing of policy and contract forms to enable Buyers to issue policies and contracts substantially similar to those included in the Business, (v) consult with Buyers regarding the Seller Parties' development work pertaining to systems, products, distribution and customer and producer services, and (vi) cooperate with Buyers in their development work pertaining to systems, products, distribution and customer and producer services.

                  (d) Notwithstanding any other provision of this Section 5.3, the parties shall cooperate in implementing the provisions of this Section 5.3 in good faith with the objective of not unreasonably preventing or interfering with the Seller Parties' ability to comply with Section 5.1.

         5.4 POST-CLOSING ACCESS.

                  (a) Following the Closing Date, the Seller Parties shall (i) allow Buyers, upon reasonable prior notice and during regular business hours, through their employees and representatives, the right, at Buyers' expense, to examine and make copies of any books and records retained by the Seller Parties (including, without limitation, licenses to do business, corporate records, original Tax and corporate accounting records relating to the Business and other original records to be maintained by Seller Parties under applicable Law), to the extent they relate to the Business, for any reasonable business purpose related to the discharge of Insurance Contracts Liabilities or the administration of the Business, including the preparation or examination of Buyers' Tax Returns, regulatory filings and financial statements and the conduct of any litigation, arbitration or other dispute resolution, whether pending or threatened, concerning the conduct of the Business prior to the Closing Date or related to this Agreement or the Ancillary Agreements, and (ii) maintain such books and records for Buyers' examination and copying, subject to the Seller Parties' ordinary course document retention policies. Access to such books and records shall be at Buyers' expense and may not unreasonably interfere with the Seller Parties' or any successor company's business operations.

                  (b) Following the Closing Date, Parent and Buyers shall (i) allow the Seller Parties, upon reasonable prior notice and during regular business hours, through their employees and representatives, the right, at the Seller Parties' expense, to examine and make copies of any books and records(including, without limitation, licenses to do business, corporate records, original Tax and corporate accounting records relating to the Business and other original records to be maintained by Parent and Buyers under applicable Law), to the extent they relate to the Business, for any reasonable business purpose, including the preparation or examination of Tax Returns, regulatory filings and financial statements and the conduct of any litigation, arbitration or other dispute resolution whether pending or threatened, concerning the conduct of the Business prior to the Closing Date or related to this Agreement or the Ancillary Agreements, and (ii) maintain such books and records for the Seller Parties' examination and copying, subject to Buyers' ordinary course document retention policies. Access to such books and records shall be at the Seller Parties' expense and may not unreasonably interfere with Buyers' or any successor company's business operations.

         5.5 CONFIDENTIALITY. Each party hereto (with the Seller Parties, on the one hand, and Parent and Buyers, on the other hand, considered to be one party for purposes of this Section 5.5) will, will cause its Affiliates to, and will use commercially reasonable efforts to cause its and their representatives to, hold, in strict confidence from any other Person, all Confidential Information of the other party, unless (i) compelled to disclose by judicial or administrative process (including in connection with obtaining the necessary Consents of Governmental Authorities required for consummation of the transactions contemplated hereby) or by other requirements of Law or (ii) disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder. For purposes of this Agreement, "Confidential Information" means all documents and information concerning a party or any of its Affiliates furnished before or after execution of this Agreement by such party or such party's representatives in connection with this Agreement, the due diligence related thereto or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party, (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential, or (d) independently developed by the receiving party without use of the Confidential Information; provided that following the Closing the foregoing restrictions will not apply to Parent's or Buyers' use of documents and information concerning the Business furnished by a Seller Party hereunder; and provided, further, that nothing contained herein shall supersede or in any way affect any provision in any Ancillary Agreement restricting the use of Confidential Information or other documents or information by any party hereto on or after the Closing Date. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates and their respective representatives to, promptly return all copies of Confidential Information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such Confidential Information or its representatives.

         5.6 FILINGS; OTHER ACTIONS; NOTIFICATIONS. On and prior to the Closing Date, the parties hereto shall cooperate with each other and use (and shall cause their respective Affiliates to so cooperate and use) commercially reasonable efforts to do or cause to be done all things necessary, proper or advisable on its or their part under this Agreement and applicable Law to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements as soon as practicable, including, without limitation, preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and obtaining all necessary Consents. On and prior to the Closing Date, the parties hereto each shall keep the other parties apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with true, correct and complete copies of all filings with, and all notices or other communications received by a party or any of its Affiliates from, any third party or Governmental Authority with respect to the transactions contemplated by this Agreement. The Seller Parties shall notify Parent and Buyers promptly of any event, condition or circumstance known to the Seller Parties occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by any Seller Party, and Parent and Buyers shall notify Fortis promptly of any event, condition or circumstance known to Parent or Buyers occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by Parent or either Buyer. Without limiting the generality of the foregoing, each party agrees (i) to provide to the other parties, and consult with such other parties regarding, a copy of any initial filing that such party proposes to send to an insurance regulatory authority in order to seek consent or approval for the transactions contemplated hereby, provided that the parties receiving any such copy shall respond on a timely basis, and the party preparing such filing shall not be restricted from making such filing as required by applicable Law or as otherwise appropriate in the reasonable judgment of such party; (ii) to use commercially reasonable efforts to provide joint notices of the transactions contemplated hereby to those Governmental Authorities whose consents or approvals will be sought for Closing; and (iii) to permit the other parties, to the extent practicable, to participate reasonably in any meetings with such Governmental Authorities.

         5.7 EXPENSES. Except as otherwise specifically provided in this Agreement, the parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, investment bankers, actuaries and accountants; provided, however, that Parent or Buyers shall pay the cost of the filing fees in connection with all filings by any of the parties hereto under the HSR Act or under any applicable state insurance Laws with respect to the transactions contemplated hereby, and all fees and Taxes required in connection with transferring the Woodbury Property to Buyers.

         5.8 FURTHER ASSURANCES. On and after the Closing Date, the Seller Parties (as reasonably requested from time to time by Buyers) and Parent and Buyers (as reasonably requested from time to time by a Seller Party) shall take all reasonably appropriate action and execute any additional documents, instruments or conveyances of any kind (not containing additional representations and warranties) that may be reasonably necessary to carry out any of the provisions of this Agreement or the Ancillary Agreements, including, without limitation, (i) putting Buyers in full possession, enjoyment and operating control of the Purchased Assets and the Business and (ii) giving effect to the assumption of Assumed Liabilities by Buyers as contemplated hereby.

         5.9 USE OF NAMES, LOGOS OR SERVICE MARKS. Except as expressly provided in the Ancillary Agreements, and subject in any case to the terms thereof, neither Parent, Buyers nor any of their Affiliates shall use the names, trademarks, logos or service marks of Fortis or any of its Affiliates in any way or manner not specifically authorized in writing by Fortis.

         5.10 THIRD PARTY REINSURANCE CONTRACTS. Prior to Closing, FBIC and FIC, as applicable, and Hartford Annuity shall use commercially reasonable efforts to novate and assign to Hartford Annuity at Closing the rights and obligations of such Insurers under the Third Party Reinsurance Contracts, provided that (i) in the discretion of the applicable Insurer and subject to applicable Law, each such assignment shall include a provision that transfers the reinsurance coverage back to the applicable Insurer in the event that the applicable Reinsurance Agreement is cancelled for any reason, (ii) none of the Third Party Reinsurance Contracts applicable to JALIC's Insurance Contracts shall be assigned to Hartford Annuity; and (iii) Hartford Annuity shall pay any and all fees required to be paid to the counterparties to such Third Party Reinsurance Contracts to obtain such assignments; provided further that, if Hartford Annuity would be required to pay any such fee to a counterparty for such an assignment, and with respect to any Third Party Reinsurance Contract that provides reinsurance for the minimum guaranteed death benefits under the variable annuity contracts that are part of the Insurance Contracts (regardless of whether the counterparty to such Third Party Reinsurance Contract requires a fee for such assignment), at the election of Hartford Annuity, such Third Party Reinsurance Contract shall not be assigned to Hartford Annuity. In the event that any of the Third Party Reinsurance Contracts is not assigned to Hartford Annuity in accordance with the terms and conditions of this Section 5.10, the applicable Insurer and Hartford Annuity shall take such actions from and after Closing as are necessary to place Hartford Annuity in the same net economic position as if such Third Party Reinsurance Contract had been assigned to Hartford Annuity, on the same terms and provisions as provided in Section 2.3(d).

         5.11 CERTAIN EMPLOYEE MATTERS.

                  (a) Parent shall, or shall cause one of its Affiliates to, offer to employ all of the Employees and, effective as of the Closing Date, employ all Employees who accept such offers. Each such offer of employment by Parent or its designated Affiliate shall be for a position: (i) that is consistent with the nature of such individual's position as an Employee, (ii) with a salary or other current cash compensation at a level comparable to what the individual received as an Employee immediately prior to Closing, and (iii) with benefits comparable to other employees of Parent and its Affiliates (not including Planco, Incorporated) with similar duties. Fortis shall not, directly or indirectly, take any action designed or intended to influence an individual's decision to accept such offer. Each Employee who accepts such an offer by Parent or its designated Affiliate shall be referred to as a "Buyer Employee." If Parent or its designated Affiliate terminates any Buyer Employee's employment without Cause within twelve months after the Closing Date, Parent shall, or shall cause its designated Affiliate to, pay to such Buyer Employee at least the amount of severance pay and additional benefits described on SCHEDULE 5.11 and, for such purpose, giving each Buyer Employee credit for such Buyer Employee's prior service with the Seller Parties or any Affiliate thereof (including any amount of service credit given to a Buyer Employee by the Seller Parties or their Affiliates for periods of time prior to such Buyer Employee's becoming employed by the Seller Parties or their Affiliates). Any Employee (including any individual employed by Fortis Advisers or Fortis Investors) who does not accept such offer of employment by Parent or its designated Affiliate shall either, in the discretion of Fortis, remain an employee of the Seller Parties or one of their Affiliates, or be severed from employment with the Seller Parties and their Affiliates, and in each instance the Seller Parties shall be responsible for all costs associated with such continued employment. Notwithstanding the foregoing, in the event that Parent or one of its Affiliates, within twelve months after the Closing Date, hires an Employee who is severed from employment with the Seller Parties and their Affiliates as described in the immediately preceding sentence, Parent shall, or shall cause one of its Affiliates to, reimburse the applicable Seller Party or Affiliate for the amount of cash severance pay actually paid by such Seller Party or Affiliate to such Employee in connection with such severance.

                  (b) "Cause" for purposes of this Section 5.11 shall mean any of the following: the Buyer Employee (i) is convicted of, pleads guilty or nolo contendre to, or confesses to any felony involving moral turpitude or any act of fraud, misappropriation or embezzlement; (ii) engages in willful or gross misconduct as reasonably determined by Parent or any of its Affiliates; (iii) fails to comply in any material way with written policies, directives or conduct standards of Parent or its designated Affiliate; (iv) is under the influence of drugs or alcohol while conducting the business of Parent or any of its Affiliates and his or her conduct damages or is injurious to Parent or its Affiliates; or (v) fails to perform satisfactorily the duties and responsibilities of his or her position as reasonably determined by Parent or its designated Affiliate.

                  (c) Except as otherwise specifically provided in this Agreement, Parent or its designated Affiliate shall assume liability for all salary, Commissions and other compensation and benefits of any kind earned on and after the Closing Date by all Buyer Employees, including, without limitation, under the FFG Benefit Plans. Except as otherwise specifically provided in this Agreement, the Seller Parties shall be solely responsible for and retain all liabilities that have accrued before the Closing Date under the Benefit Plans with respect to all current and former employees of Seller Parties engaged in the Business and all current and former employees of Fortis Advisers and any of its Subsidiaries. For purposes of this Section 5.11(c), a claim for reimbursement of a medical or dental expense shall be deemed to have accrued as of the date the service or treatment giving rise to the expense was rendered. Fortis will, at its or one of its Affiliate's expense, cause (i) all employer matching contributions to be made to the accounts of all Buyer Employees under the Fortis 401(k) Plan for that portion of the 2001 plan year during which such Buyer Employee was eligible to receive an employer matching contribution without regard to any requirement that the Buyer Employees be employed on any particular date or earn any minimum number of hours of service to receive such contribution, and (ii) all Buyer Employees to be paid for all accrued but unused vacation time as of the Closing Date, except in each case where such crediting would violate applicable Laws or require, under applicable Laws, Fortis to increase benefits for other employees.

                  (d) Except as otherwise specifically provided in this Section 5.11, Parent shall, or shall cause its designated Affiliate to, take all actions necessary to ensure that each Buyer Employee shall be eligible to participate in all employee benefit plans, programs, policies and arrangements of Parent or its Affiliates (except for defined benefit pension plans) on the same basis as similarly situated employees of Parent and its Affiliates effective as of the Closing Date. With respect to defined benefit pension plans, Parent shall, or shall cause its designated Affiliate to, take all actions necessary to ensure that each Buyer Employee credited with service to Seller Parties or their Affiliates prior to January 1, 2001 under the Fortis Pension Plan shall be eligible to participate in the Hartford Fire Insurance Company Retirement Plan for U.S. Employees on the same basis as similarly situated employees of Parent and its Affiliates hired prior to January 1, 2001, and that each other Buyer Employee shall be entitled to participate in the Hartford Cash Balance Plan on the same basis as similarly situated employees of Parent and its Affiliates hired on or after January 1, 2001. For purposes of such benefit plans, programs, policies and arrangements, Parent or such Affiliate thereof shall treat the prior service of such Buyer Employees with the Seller Parties or their Affiliates (including any amount of service credit given to a Buyer Employee by the Seller Parties or their Affiliates for periods of time prior to such Buyer Employee's becoming employed by the Seller Parties or their Affiliates) as service rendered to Parent or Parent's Affiliates for purposes of eligibility, vesting and benefit accruals thereunder, except where such service crediting would violate applicable Laws or require Parent or its Affiliate, under applicable Laws, to increase benefits for its other employees; provided, however, that such prior service need not be credited for purposes of benefit accrual under any defined benefit pension plan of Parent or its Affiliates or any service awards.

                  (e) Parent shall, or shall cause its designated Affiliate to, take all actions necessary to ensure that no Buyer Employee (or eligible dependent) who elects to be covered under any medical, dental or disability insurance plan of Parent or its Affiliates shall be excluded from coverage under such plan on the basis of a pre-existing condition that was not also excluded under the applicable medical, dental or disability insurance plan of the Seller Parties. To the extent that a Buyer Employee has satisfied in whole or in part any annual deductible or paid any out-of-pocket or co-payment expenses under a medical or dental insurance plan of the Seller Parties for a plan year and records of such payments are available from the medical, dental or disability provider, such individual shall be credited therefor under the corresponding provisions of the corresponding plan of Parent or its Affiliates in which such individual participates after the Closing Date.

                  (f) Parent shall, or shall cause its designated Affiliate to, take all actions necessary to ensure that a tax-qualified retirement plan maintained by Parent or an Affiliate shall, at the request of a Buyer Employee, accept a rollover of such Buyer Employee's accrued benefit under the Fortis Pension Plan and/or account under the Fortis 401(k) Plan, including any related promissory note evidencing a participant loan that is outstanding under the Fortis 401(k) Plan as of the Closing Date.

                  (g) Parent shall, or shall cause its designated Affiliate to, assume and honor, and cause its Affiliates after the Closing (including Fortis Advisers and Fortis Investors) to honor, all Change in Control Agreements applicable to Buyer Employees. For purposes of this Agreement, "Change in Control Agreements" means collectively the change in control severance agreements and retention bonus agreements and plans listed as items 1 through 7, 21 through 40, and 51 through 54 on SCHEDULE 3.14 hereto; provided, however, that with respect to each retention bonus agreement listed as items 51, 52, 53 and 54 on SCHEDULE 3.14, the parties agree that Fortis shall reimburse Parent or its Affiliate, as the case may be, for one-half of the amount paid by Parent or such Affiliate to the Buyer Employee pursuant to the terms of such retention bonus agreement.

                  (h) Fortis shall cause all Buyer Employees to be fully vested as of the Closing Date in their accrued benefits and accounts under the Fortis 401(k) Plan and the Fortis Pension Plan, except where such service crediting would violate applicable Laws or require, under applicable Laws, Fortis to increase benefits of other employees.

         5.12 ALLOCATION OF PURCHASE PRICE AND ASSUMED LIABILITIES.

                  (a) The amount of the Ceding Commission for each Insurer shall be allocated to the value of the insurance in-force with respect to the Insurance Contracts reinsured under the applicable Reinsurance Agreement.

                  (b) The Seller Parties, Parent and Buyers agree (i) to allocate the Asset Price, the Assumed Liabilities, and all other capitalizable costs incurred in connection with the transactions described herein (collectively, the "Allocable Amount") among the Purchased Assets in accordance with this Section 5.12 for Tax and statutory accounting purposes (giving effect to appropriate differences between Tax and Applicable SAP reserves and appropriate allocation of ceding commissions), and (ii) that with respect to the allocation of the Allocable Amount for any Tax or statutory accounting purpose, to all use the same allocation for such purpose.

                  (c) The Allocable Amount shall be allocated among the Purchased Assets using the allocation method prescribed in Income Tax Regulation
Section 1.1060-1T. For purposes of Section 1060 of the Code, the Seller Parties and Buyer shall file asset acquisition statements on Form 8594 (or any replacement or successor form) reflecting such allocation at the time, in the manner, and under the procedures described in such provision of the Income Tax Regulations.

                  (d) As soon as practicable after the Closing Date, Buyers shall prepare a schedule reflecting the allocation of the Allocable Amount under
Section 5.12(c) hereof (including a separate calculation of Buyers' capitalizable costs) in the manner described in Income Tax Regulations Section 1.1060-1T and shall submit it to Fortis. If, within twenty Business Days of Fortis' receipt of such schedule, Fortis shall not have objected in writing to the determination of the Allocable Amount or to such allocation, the allocation shall be used by the Seller Parties and Buyers for purposes of Form 8594 (and any replacement or successor form) and all other federal income Tax purposes. If, within ten Business Days of any objection in writing to the determination of the Allocable Amount or to such allocation, Fortis and Buyers shall not have agreed in writing to the allocation, any disputed aspects of the determination of the Allocable Amount and any disputes with respect to such allocation shall be resolved by arbitration in accordance with Section 9.6 hereof.

                  (e) The Seller Parties, on the one hand, and Parent and Buyers, on the other hand, shall not take any position before any Governmental Authority or otherwise (including in any Tax return) with respect to any Taxes inconsistent with this Section 5.12 unless and to the extent required to do so pursuant to a determination (as defined in Section 1313(a) of the Code or any similar provision of state, local or foreign applicable Law).

         5.13 CERTAIN TAX MATTERS. All sales or transfer taxes, including without limitation sales or gross receipts taxes, use taxes, document recording fees, securities transfer taxes, property transfer taxes, or motor vehicle excise taxes, arising out of or in connection with the consummation of the transactions contemplated hereby, if any, shall be paid by Buyers. After Closing, Buyers and the Seller Parties shall provide to each other, at the expense of the requesting party, such assistance as may reasonably be requested by either of them in connection with the preparation of any Tax return, any audit or other examination by any Governmental Authority, or any judicial or administrative proceedings relating to liability for such Taxes, and each will retain and provide the requesting party with any records or information that may be relevant to any of the foregoing. The obligations of the parties described in the previous sentence shall expire on the later of (x) the date upon which the liability to which any such Tax return, audit, examination or proceeding may relate is barred by all applicable statutes of limitation (including any extension thereof by agreement) and (y) the date upon which any claim for refund or credit related to such Tax return, audit, examination or proceeding is barred by all applicable statutes of limitation (including any extension thereof by agreement).

         5.14 NONCOMPETITION; NONSOLICITATION.

                  (a) For a period of two years after the Closing Date, (i) neither Fortis nor any of its Subsidiaries shall engage anywhere in the United States in the business of marketing, selling, distributing, issuing or administering variable life insurance policies or variable annuity contracts (a "Competing Business"), and (ii) no other Affiliate of Fortis shall engage anywhere in the United States in a Competing Business using the name "Fortis" or any derivation thereof; provided, however, that if Fortis or any of its Subsidiaries or other Affiliates acquires by merger, stock purchase, asset purchase or other form of business combination or acquisition a Person that is already engaged in a Competing Business, this Section 5.14(a) shall not be violated if the aggregate of the annual GAAP revenues from such acquired Competing Business, together with the amount of net deposit funds of such Competing Business deposited into variable product accounts for such year, represent 35% or less of the total annual GAAP revenues and net deposit funds for such year of the acquired Person, or if Fortis or the relevant acquiring Subsidiary or Affiliate divests such acquired Competing Business within eighteen months of acquiring it.

                  (b) For a period of two years after the Closing Date, neither Fortis nor any of its Subsidiaries or other Affiliates shall solicit to employ any Buyer Employee; provided, however, that this Section 5.14(b) shall not be violated if Fortis or any of its Subsidiaries or other Affiliates employs a Buyer Employee who (i) is no longer employed by Parent or its Affiliates, (ii) responds to any advertisement that is not specifically directed to employees of Parent or its Affiliates, or (iii) is referred to Fortis or its Subsidiaries or other Affiliates by a search firm, employment agency or other similar entity that has not been instructed by Fortis or its Subsidiaries or other Affiliates to solicit the employees of Parent or its Affiliates.

                  (c) For a period of ten years after the Closing Date, neither Fortis nor any of its Subsidiaries or other Affiliates shall directly or indirectly through any third party, including without limitation, any agents or producers, systematically target or solicit, through any medium, the owners or holders of any Insurance Contract for the purpose of replacing the Insurance Contracts with comparable insurance products issued by Fortis or any of its Subsidiaries or other Affiliates; provided, however, that such replacements of less than two percent (2%) of the aggregate number of Insurance Contracts shall not be deemed a violation of this Section 5.14(c).

                  (d) The restrictions in this Section 5.14 shall apply to each Seller Party following any acquisition (whether by merger, stock purchase, asset purchase or other form of business combination) of any of the Seller Parties by any Person on or after the date hereof.

         5.15 BIDDER AGREEMENTS. From the date hereof to the Closing, Fortis shall use commercially reasonable efforts to enforce its rights under all effective agreements entered into between Fortis and any proposed buyer with respect to the potential acquisition of the Business (the "Bidder Agreements"). Immediately following the Closing, Fortis shall assign each of the Bidder Agreements to Parent.

         5.16 PUBLIC ANNOUNCEMENTS. Prior to the Closing Date, no party hereto shall make, or shall permit its Affiliates or their respective representatives to make, any press release or other public disclosure concerning this Agreement or the transactions contemplated hereby without the prior consent of the other parties (which consent shall not be unreasonably withheld, conditioned or delayed), except that such disclosure may be made after reasonable notice to the other parties hereto: (i) if required by applicable Law or the rules of any securities exchange, (ii) to any Governmental Authority having jurisdiction over the disclosing party, (iii) to the NAIC, the NASD or any nationally recognized ratings agency that requests access to such information, (iv) in order for the parties to comply with their obligations hereunder, or (v) if a default by the other party hereto (Parent and Buyers, on the one hand, and the Seller Parties, on the other hand, each being a party for this purpose) has occurred under this Agreement to the extent reasonable for the non-defaulting party to enforce its rights and remedies hereunder.

         5.17 TRANSITION SERVICES. The parties hereto agree to negotiate in good faith for the execution prior to or in connection with the Closing a transition services agreement (the "Transition Services Agreement"), which shall provide for each of the parties to perform on an interim basis reasonable and customary services for the other party in order to facilitate the orderly transition of the Business to Buyers, including without limitation the matters described on
SCHEDULE 5.17. Such transition services agreement will include, among other provisions, a provision that the recipient of such services shall pay the provider of such services: (a) all reasonable out-of-pocket expenses incurred by the provider in providing such services, (b) a proportionate and reasonable share of the provider's corporate overhead allocable to providing such services computed, as of any date, in accordance with the provider's current charge-back methodologies used generally by the provider for its own internal allocation purposes, (c) all employment related costs reasonably incurred by the provider in providing such service (to the extent not included in item (b) above), computed, as of any date, in accordance with the provider's current charge-back methodologies used generally by the provider for its own internal allocation purposes, and (d) any sales or use taxes charged, assessed or incurred by the provider directly in connection with providing such services.

         5.18 NEW YORK AMENDMENT. Notwithstanding Section 6.1(b), the parties agree that if all of the conditions to Closing as set forth in Article 6 are satisfied or waived, except that the parties have not obtained the necessary approval of the transactions contemplated hereby from the Superintendent of Insurance of the State of New York (the "NY DOI"), the parties will proceed with Closing in accordance with the terms of this Agreement, subject to the following adjustments:

                  (a) The Reinsurance Agreement to be entered into between Hartford Life and FFLIC on the Closing Date will be amended to reflect a cession of the maximum amount of liabilities permissible under the insurance Laws of the state of New York in the absence of approval of the NY DOI.

                  (b) The Adjusted Statutory Liabilities of FFLIC shall reflect the percentage of cession actually made to Hartford Life under the Reinsurance Agreement between FFLIC and Hartford Life.

                  (c) For a period of up to eighteen months after the Closing Date, the parties shall use all commercially reasonable efforts to obtain the approval of the NY DOI for a 100% cession of FFLIC's Insurance Contracts Liabilities to Hartford Life. On a date (the "NY Amendment Date") that is not more than three Business Days after the parties have obtained such required approval from the NY DOI, Hartford Life and FFLIC shall execute and deliver an amendment to the Reinsurance Agreement between FFLIC and Hartford Life providing for 100% reinsurance by Hartford Life of the risks under such Reinsurance Agreement.

                  (d) On the NY Amendment Date, the parties shall make whatever adjustments are appropriate with respect to FFLIC to cause the parties to be in the same economic position as if FFLIC had ceded 100% of its Insurance Contracts Liabilities on the Closing Date.

         5.19 DAC TAX. The Insurers and Buyers agree to make the election contemplated by Income Tax Regulation Section 1.848(2)(g)(8) to ignore the general deductions limitation in accordance with the terms, conditions and procedures contained in the Reinsurance Agreements.

         5.20 CERTAIN PRODUCT TAX MATTERS. From and after the date of this Agreement and continuing after the Closing Date, each Insurer, as appropriate, shall notify the holder of any Insurance Contract that constitutes a "modified endowment contract" under Section 7702A of the Code (if such holder has not previously been so notified and if such holder is identified to the Insurer on or before eighteen months after the Closing Date) of the state and federal tax consequences of such Insurance Contract, and such Insurer shall provide such options as the Insurer may select to resolve such Insurer's liability to such holder, all at such Insurer's expense. Buyers shall cooperate with the Insurers from and after the Closing Date in connection with such Insurer's undertakings and shall provide such services to or for the Insurers as the Insurers may reasonably request, including, without limitation, using commercially reasonable efforts to obtain such relief as the Insurers' shall reasonably require (including obtaining a waiver from, or entering into a settlement or closing agreement with, the IRS or the affected Insurance Contract holder) to the extent such relief relates to non-compliance by Insurers prior to the Closing Date with any product tax requirement or limitation contained in Sections 72, 101(f), 817(h), 7702 and 7702A of the Code regarding any Insurance Contract identified in such request or requested by Buyers within eighteen months of the Closing Date, and such Insurer shall be responsible for all costs, expenses and liabilities of such non-compliance. As consideration for the Buyers' providing such services, the Insurers shall pay to the Buyers: (i) all reasonable out-of-pocket expenses incurred by the Buyers in providing such services, (ii) a proportionate and reasonable share of the Buyers' corporate overhead allocable to providing such services computed, as of any date, in accordance with the Buyers' current charge-back methodologies used generally by the Buyers for their own internal allocation purposes, (iii) all employment related costs reasonably incurred by the Buyers in providing such services (to the extent not included in item (ii) above), computed, as of any date, in accordance with the Buyers' current charge-back methodologies used generally by the Buyers for their own internal allocation purposes, and (iv) any sales or use taxes charged, assessed or incurred by the Buyers directly in connection with providing such services.

         5.21 UPDATING SCHEDULES. In connection with the Closing, Buyers and the Seller Parties will promptly supplement or amend the various disclosure Schedules to this Agreement to reflect any matter that, if existing, occurring or known on the date hereof, should have been so disclosed or that is necessary to correct any information in such Schedules that was or has been rendered inaccurate thereby; provided, however, that for purposes of determining the rights and obligations of the parties under this Agreement, any such supplemental or amended disclosure by any party shall not be deemed to have been disclosed as of the date hereof, to constitute a part of, or an amendment or supplement to, such party's Schedules, or to cure any breach or inaccuracy of a representation or warranty, unless so agreed to in writing by the other party; and provided, further, that such supplemental or amended disclosures by a party shall not entitle the other party to refuse to consummate the transactions contemplated hereby unless such supplemental or amended disclosures, individually or in the aggregate, disclose a failure of the disclosing party to satisfy the condition to Closing specified in Section 6.2(a) or 6.3(a), as applicable. This Section 5.21 shall not apply to SCHEDULE 2.6, which may be amended or supplemented in accordance with Section 2.6.

         5.22 INTERIM APPOINTMENT OF AGENTS. After the date of this Agreement, at Buyers' request, the parties will cooperate on the development and implementation of a plan whereby representatives, producers and other agents of FBIC and FFLIC may be appointed by Buyers prior to the Closing Date to sell Buyer's life insurance and annuity products, with Buyer's life insurance and annuity products being included on any "preferred product" list of FBIC and FFLIC, with the objective of such plan being to assist Buyers in a smooth and orderly transition of product sales from the Insurers to the Buyers after Closing without undue disruption to or diminution of the product sales of Insurers before the Closing Date. Without limiting the generality of the foregoing, each of FBIC and FFLIC shall use commercially reasonable efforts to assist Buyers in appointing such agents as Buyers may reasonably request, provided that the costs of such appointments are paid by Buyers and such assistance by the Insurers does not unreasonably interfere with or disrupt the business of such Insurers. In addition, prior to the Closing Date, Buyers shall not offer or pay to any such representative, producer or other agent so appointed by Buyers any convention credits or deferred or other compensation for selling Buyers' products, other than the ordinary course commissions paid by Buyers generally.

                                    ARTICLE 6
                              CONDITIONS TO CLOSING

         6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each party to consummate the transactions contemplated hereby are subject to the fulfillment prior to or at Closing of the following conditions, unless waived by Buyers and Fortis in writing:

                  (a) No Law or Order shall be in effect that prohibits or enjoins the consummation of the transactions contemplated hereby.

                  (b) Each of the Consents from Governmental Authorities listed on SCHEDULE 6.1 shall be in full force and effect and shall have been obtained on terms and conditions that would not result in the imposition on Buyers, their Affiliates or their business, or on the Seller Parties, their Affiliates or their business, of material costs, material liabilities or material restrictions that are not consented to by the burdened party.

                  (c) The applicable waiting period under the HSR Act, including all extensions thereof, shall have expired or been terminated.

                  (d) All conditions to closing under the Fortis Advisers Stock Purchase Agreement shall have been satisfied or waived (other than conditions with respect to actions the respective parties thereto will take at the Closing itself).

         6.2 CONDITIONS TO OBLIGATIONS OF BUYERS. The obligations of Buyers to consummate the transactions contemplated hereby are subject to the fulfillment prior to or at Closing of the following conditions, unless waived by Buyers in writing:

                  (a) (i) All of the covenants and obligations that the Seller Parties are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively) and each of those covenants and obligations (considered individually) shall have been duly performed and complied with in all material respects, (ii) each of the Seller Parties' representations and warranties contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as if made on the Closing Date (except as to any representation or warranty that specifically relates to an earlier date), provided that no breaches of representations and warranties shall be deemed to excuse Buyers' obligations to consummate the transactions contemplated hereby unless, individually or in the aggregate, such breaches could reasonably be likely to result in a Seller Material Adverse Effect (ignoring, for this purpose, any materiality or material adverse effect qualifications to such representations and warranties), and (iii) Buyers shall have received a certificate signed by a duly elected officer of each Seller Party to the effect that the foregoing conditions have been satisfied.

                  (b) Buyers shall have received from each of the Seller Parties certified copies of the resolutions duly adopted by their respective boards of directors approving the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby.

                  (c) Buyers shall have received the closing deliveries listed in Section 2.8(a) hereof.

                  (d) There shall not have occurred and be continuing a Seller Material Adverse Effect.

         6.3 CONDITIONS TO OBLIGATIONS OF THE SELLER PARTIES. The obligations of the Seller Parties to consummate the transactions contemplated hereby are subject to the fulfillment prior to or at Closing of the following conditions, unless waived by Fortis in writing:

                  (a) (i) All of the covenants and obligations that Parent and each Buyer are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively) and each of those covenants and obligations (considered individually) shall have been duly performed and complied with in all material respects, (ii) Parent's and each Buyer's representations and warranties contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as if made on the Closing Date (except as to any representation or warranty that specifically relates to an earlier date), provided that no breaches of representations and warranties shall be deemed to excuse the Seller Parties' obligations to consummate the transactions contemplated hereby unless, individually or in the aggregate, such breaches could reasonably be likely to result in a Buyer Material Adverse Effect (ignoring, for this purpose, any materiality or material adverse effect qualifications to such representations and warranties), and (iii) Fortis shall have received a certificate signed by a duly elected officer of Parent and each Buyer to the effect that the foregoing conditions have been satisfied.

                  (b) Fortis shall have received from Parent and each Buyer certified copies of the resolutions duly adopted by their respective boards of directors approving the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby.

                  (c) The Seller Parties shall have received the closing deliveries listed in Section 2.8(b) hereof.

                  (d) There shall not have occurred and be continuing a Buyer Material Adverse Effect.

                                    ARTICLE 7
                          SURVIVAL AND INDEMNIFICATION

         7.1 SURVIVAL. The representations, warranties, covenants and agreements made or undertaken by the parties in this Agreement shall survive the Closing; provided, however, that the representations and warranties in Articles 3 and 4, and the Seller Parties' obligations in Section 7.2(e), shall survive for a period of eighteen months following the Closing Date (other than the representations and warranties in Section 3.21, which shall terminate upon the expiration of the applicable statute of limitations with respect to the Tax liabilities in question, after giving effect to any extensions or waivers thereof); and provided, further, that the covenants and agreements contained in Sections 5.2, 5.3 and 5.6 shall not survive the Closing Date.

         7.2 OBLIGATIONS OF FORTIS TO INDEMNIFY. Subject to the limitations set forth in this Article 7, from and after the Closing Date, Fortis, and each Insurer to the extent described below in this Section 7.2, shall indemnify Parent, Buyers and their Affiliates (and their respective directors, officers, employees, successors and permitted assigns) (collectively, the "Buyer Indemnitees") for all Losses asserted against, imposed upon or incurred by any Buyer Indemnitee resulting from, arising out of, based upon or otherwise in respect of any of the following:

                  (a) any breach of or inaccuracy in any representation or warranty of any Seller Party contained in Article 3 of this Agreement;

                  (b) any breach of any covenant or agreement made or to be performed by any Seller Party pursuant to this Agreement;

                  (c) any breach of any covenant or agreement made or to be performed by any Seller Party pursuant to the Ancillary Agreements;

                  (d) any Retained Liabilities;

                  (e) any Excess Accrued Payables; or

                  (f) the reasonable costs to the Buyer Indemnitees of enforcing this indemnity against any Seller Party.

The obligations of each Insurer under this Article 7 shall be only for Losses relating to such Insurer's breaches or liabilities or the enforcement of this indemnity against such Insurer, and no Insurer shall be liable for any Losses relating to the breaches or liabilities of any other Seller Party or the enforcement of this indemnity against any other Seller

Party. Fortis shall be liable for any indemnification claim against any of the Seller Parties, but in no event shall this Section 7.2 be deemed to permit a Buyer Indemnitee to collect from Fortis and an Insurer more than the amount of an actual Loss to which such Buyer Indemnitee may be entitled. In the event that Fortis makes any payment to a Buyer Indemnitee pursuant to this Section 7.2 that results from an Insurer having breached a representation, warranty, covenant or agreement of such Insurer under this Agreement or any of the Ancillary Agreements, Fortis shall be entitled to seek reimbursement from such Insurer in Fortis' discretion.

         7.3 OBLIGATIONS OF PARENT AND BUYERS TO INDEMNIFY. Subject to the limitations contained in this Article 7, from and after the Closing Date, Parent, and each Buyer to the extent described below in this Section 7.3, shall indemnify the Seller Parties and their Affiliates (and their respective directors, officers, employees, successors and permitted assigns) (collectively, the "Seller Indemnitees") for all Losses asserted against, imposed upon or incurred by any Seller Indemnitee resulting from, arising out of, based upon or otherwise in respect of any of the following:

                  (a) any breach of or inaccuracy in any representation or warranty of Parent or either Buyer contained in Article 4 of this Agreement;

                  (b) any breach of any covenant or agreement made or to be performed by Parent or either Buyer pursuant to this Agreement;

                  (c) any breach of any covenant or agreement made or to be performed by Parent or either Buyer pursuant to the Ancillary Agreements;

                  (d) any Assumed Liability; or

                  (e) the reasonable costs to the Seller Indemnitees of enforcing this indemnity against Parent or either Buyer.

The obligations of each Buyer under this Article 7 shall be only for Losses relating to such Buyer's breaches or liabilities or the enforcement of this indemnity against such Buyer, and neither Buyer shall be liable for any Losses relating to the breaches or liabilities of the other Buyer or Parent or the enforcement of this indemnity against the other Buyer or Parent. Parent shall be liable for any indemnification claim against Parent or either Buyer, but in no event shall this Section 7.3 be deemed to permit a Seller Indemnitee to collect from Parent and a Buyer more than the amount of an actual Loss to which such Seller Indemnitee may be entitled. In the event that Parent makes any payment to a Seller Indemnitee pursuant to this Section 7.3 that results from a Buyer having breached a representation, warranty, covenant or agreement of such Buyer under this Agreement or any of the Ancillary Agreements, Parent shall be entitled to seek reimbursement from such Buyer in Parent's discretion.

         7.4 NOTICE OF LOSS, ASSERTED LIABILITY. As promptly as practicable after (a) becoming aware of circumstances that have resulted in a Loss for which a party entitled to indemnification pursuant to Section 7.2 or Section 7.3 intends to seek indemnification under such Section (the "Indemnified Party") or
(b) receipt by the Indemnified Party of written notice of any demand, claim or circumstances which, with the lapse of time, the giving of notice or both, would give rise to a claim or the commencement of any litigation that may result in a Loss (an "Asserted Liability"), the Indemnified Party shall give notice thereof (the "Claims Notice") to any other party obligated to provide indemnification pursuant to Section 7.2 or Section 7.3 (the "Indemnifying Party"). The Claims Notice shall describe the Loss or the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary) of the Loss or Asserted Liability that has been or may be suffered by the Indemnified Party. If a Claims Notice is not provided within the time required by the first sentence of this
Section 7.4, the Indemnified Party nonetheless shall be entitled to indemnification by the Indemnifying Party except to the extent that the Indemnifying Party is actually prejudiced by such late receipt of the Claims Notice.

         7.5 OPPORTUNITY TO CONTEST.

                  (a) If an Indemnified Party asserts, or may in the future seek to assert, a claim for indemnification hereunder because of a claim or demand made, or an action, proceeding or investigation instituted, by any Person not a party to this Agreement (a "Third Party Claimant") that may result in a Loss with respect to which the Indemnified Party would be entitled to indemnification pursuant to this Article 7 (a "Third Party Claim"), the Indemnified Party shall deliver to the Indemnifying Party a Claims Notice with respect thereto, which Claims Notice shall, in accordance with the provisions of Section 7.4, be delivered as promptly as practicable after such Third Party Claim is actually known to the Indemnified Party. Failure to deliver a Claims Notice with respect to a claim in a timely manner as specified in the preceding sentence shall not be deemed a waiver of the Indemnified Party's right to indemnification hereunder for Losses in connection with such claim, but the amount of reimbursement to which the Indemnified Party is entitled shall be reduced by the amount, if any, by which the Indemnified Party's Losses would have been less had such Claims Notice been timely delivered.

                  (b) The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "Contest Notice"), to investigate, contest, defend or settle any Third Party Claim that may result in a Loss with respect to which the Indemnified Party is entitled to indemnification pursuant to this
Article 7; provided, that the Indemnified Party may, at its option and at its own expense, participate in the investigation, contesting, defense or settlement of any such Third Party Claim through representatives and counsel of its own choosing; and, provided further, that the Indemnifying Party shall not settle any Third Party Claim unless (i) such settlement is on exclusively monetary terms and provides a complete release of, or dismissal with prejudice of, all claims against any Indemnified Party potentially affected by such Third Party Claim for all matters that were or could have been asserted in connection with such claim, or (ii) the

Indemnified Party shall have consented to the terms of such settlement, which consent shall not unreasonably be withheld, conditioned or delayed. If requested by the Indemnifying Party, the Indemnified Party will, at the expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Third Party Claimant, or any cross-complaint against any Person (other than the Indemnified Party or its Affiliates). Unless and until the Indemnifying Party elects to defend the Third Party Claim, the Indemnified Party shall have the right, at its option and at the Indemnifying Party's expense, to do so in such manner as it deems appropriate; provided, however, that the Indemnified Party shall not settle or compromise any Third Party Claim for which it seeks indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld, conditioned or delayed).

                  (c) The Indemnifying Party shall be entitled to participate in (but not to control) the defense of any Third Party Claim that it has elected not to defend with its own counsel and at its own expense.

                  (d) Except as provided in the first sentence of Section 7.5(b), the Indemnifying Party shall bear all costs of defending any Third Party Claim and shall indemnify the Indemnified Party for all costs, fees and expenses incurred in connection with defending such Third Party Claim.

                  (e) The parties shall make available to each other all relevant information in their possession relating to any Third Party Claim (except to the extent that such action would result in a loss of attorney-client privilege) and shall cooperate with each other in the defense thereof.

         7.6 LIMITATIONS ON INDEMNIFICATION.

                  (a) Neither Parent and Buyers, on the one hand, nor the Seller Parties, on the other hand, shall be required to make any indemnification payment under this Agreement with respect to a Loss pursuant to Section 7.3(a) or Section 7.2(a), respectively, of this Agreement except to the extent the amount of such Loss, when aggregated with all other such Losses and with all Losses for which such party has indemnification liability under Section 10.3(a) or Section 10.2(a), as applicable, of the Fortis Advisers Stock Purchase Agreement, shall exceed one percent (1%) of the Aggregate Purchase Price (the "Deductible"), and then only for the amount by which such aggregate Losses exceed the amount of the Deductible; provided, however, that any indemnification claims for Losses that HLAIC may have pursuant to Section 3.6, 5.2, 5.4(b) or
5.13 of the Fortis Advisers Stock Purchase Agreement shall not be subject to the Deductible or the limitation set forth in Section 7.6(b); and provided further that, for the sole purpose of identifying breaches of representations or warranties that give rise to Losses that will be counted for satisfying the Deductible, any materiality or material adverse effect qualifications to such representation and warranty shall be ignored. For the avoidance of doubt, once aggregate Losses have accumulated in an amount that satisfies the Deductible applicable to an Indemnifying Party, any indemnification claims for breaches of representations and warranties paid by such Indemnifying Party shall be determined with regard for all materiality and material adverse effect qualifications to the applicable representations and warranties.

                  (b) Neither Parent and Buyers, on the one hand, nor the Seller Parties, on the other hand, shall be required to make indemnification payments with respect to a Loss pursuant to Section 7.3(a) or Section 7.2(a), respectively, of this Agreement, or pursuant to Section 10.3(a) or Section 10.2(a), respectively, of the Fortis Advisers Stock Purchase Agreement, in the aggregate exceeding fifty percent (50%) of the Aggregate Purchase Price.

                  (c) No party otherwise entitled to indemnification under this Agreement shall be indemnified pursuant to this Agreement to the extent that such party's Losses are increased or extended by the willful misconduct, violation of applicable Law or bad faith of such party.

         7.7 SOLE REMEDY. After the Closing, each party's sole and exclusive remedy for any breach of this Agreement by any other party shall be the provisions in Sections 7.2 and 7.3, respectively; provided, however, that nothing set forth in this Article 7 shall be deemed to prohibit or limit any party's right at any time on or after the Closing Date, to seek injunctive or equitable relief for the failure of any other party to perform any covenant or agreement contained herein or to seek other relief based upon fraud or intentional misrepresentation.

         7.8 CERTAIN REDUCTIONS; SUBROGATION RIGHTS. All indemnification payments payable hereunder shall be reduced by the amount of insurance proceeds received by, or any Tax benefits inuring to the benefit of, the Indemnified Party as a result of the Loss for which the Indemnified Party is seeking indemnification. In the event that the Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Article 7, the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party with respect to the Loss to which such indemnification relates; provided, however, that the Indemnifying Party shall only be subrogated to the extent of any amount paid by it pursuant to this Article 7 in connection with such Loss.

         7.9 EFFECT OF INDEMNIFICATION. Any indemnity payment made hereunder shall be treated by the parties as an adjustment to the Purchase Price to the extent permissible under applicable Laws.


                                    ARTICLE 8
                          TERMINATION PRIOR TO CLOSING

         8.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date by mutual written consent of Fortis and Buyers by action of their respective boards of directors.

         8.2 TERMINATION BY EITHER FORTIS OR BUYERS. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by action of the board of directors of either Fortis or Buyers (i) if the Closing shall not have occurred by July 1, 2001, (provided, however, that if all conditions to Closing have been satisfied or waived on or before July 1, 2001, other than obtaining any required Consents from Governmental Authorities as listed on
SCHEDULE 6.1, such date shall be extended past July 1, 2001 for up to two additional months to September 1, 2001, at the request of either Fortis or Buyers) (the "Termination Date"); (ii) if any Order permanently restraining, enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement shall become final and non-appealable; or (iii) if the Fortis Advisers Stock Purchase Agreement is terminated in accordance with its terms; provided, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the transactions contemplated by this Agreement to be consummated.

         8.3 TERMINATION BY FORTIS. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date by action of the board of directors of Fortis if there has been a material breach by Parent or Buyers of any representation, warranty, covenant or agreement contained in this Agreement that, together with all such breaches, would prevent any of the conditions set forth in Article 6 from being satisfied (other than by waiver) prior to the Termination Date and that is not curable or, if curable, is not cured within twenty Business Days after written notice of such breach is given by Fortis to Parent and Buyers.

         8.4 TERMINATION BY BUYERS. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date by action of the board of directors of Buyers if there has been a material breach by any Seller Party of any representation, warranty, covenant or agreement contained in this Agreement that, together with all such breaches, would prevent any of the conditions set forth in Article 6 from being satisfied (other than by waiver) prior to the Termination Date and that is not curable or, if curable, is not cured within twenty Business Days after written notice of such breach is given by Buyers to Fortis.

         8.5 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the transactions pursuant to this
Article 8, this Agreement shall become void and of no effect with no liability on the part of any party hereto (or of any of its respective Affiliates or representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of this Agreement.

                                    ARTICLE 9
                                  MISCELLANEOUS


         9.1 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. Except as otherwise expressly provided herein, this Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement between the parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties or their respective successors and permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

         9.2 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by all parties.

         9.3 WAIVERS.

                  (a) Prior to or at the Closing, Parent and Buyers shall have the right to waive any default in the performance of any term of this Agreement by any Seller Party, to waive or extend the time for the compliance or fulfillment by any of the Seller Parties of any or all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Parent and Buyers under this Agreement, except any condition that, if not satisfied, would result in the violation of any applicable Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Parent.

                  (b) Prior to or at the Closing, the Seller Parties shall have the right to waive any default in the performance of any term of this Agreement by Parent or Buyers, to waive or extend the time for the compliance or fulfillment by Parent or Buyers of any or all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of the Seller Parties under this Agreement, except any condition that, if not satisfied, would result in the violation of any applicable Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Fortis.

                  (c) The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

                  (d) Notification pursuant to Section 5.6 of a breach by a party to this Agreement shall not constitute a waiver of such breach.

         9.4 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of Law or otherwise), in whole or in part, without the prior written consent of the other party; provided, however, that a Buyer may assign its rights and obligations under this Agreement, in whole or in part, to any wholly owned subsidiary of Parent that has aggregate statutory capital and surplus at least equal to the aggregate statutory capital and surplus of such Buyer without obtaining the prior written consent of the Seller Parties, and provided further that (i) such Buyer gives the Seller Parties notice of such assignment, (ii) any such assignment shall not delay the Closing or materially increase the cost to the Seller Parties of consummating the transactions contemplated hereby, and
(iii) any such assignment shall not relieve Parent of its obligations hereunder (including, without limitation, the obligation to cause such Buyer or its permitted assignee to enter into the Ancillary Agreements). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

         9.5 NOTICES. All notices or other communications that are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by certified mail postage pre-paid, or by courier or overnight carrier, to the Persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

         Any Seller Party:          Fortis, Inc.
                                    One Chase Manhattan Plaza
                                    41st Floor
                                    New York, New York 10005
                                    Attention:  Jerome A. Atkinson
                                    Fax: 212-859-7034
                                    Phone: 212-859-7285

         With copy to counsel       Alston & Bird LLP
         (which shall not           1201 West Peachtree Street
         constitute notice):        Atlanta, Georgia  30309
                                    Attention: Susan J. Wilson
                                    Fax: 404-881-4777
                                    Phone: 404-881-7974

         Parent or a Buyer:         Hartford Life, Inc.
                                    200 Hopmeadow Street
                                    Simsbury, Connecticut 06089
                                    Attention: General Counsel

                                    Fax: 860-843-8665
                                    Phone: 860-547-5000

         With copy to counsel       Lord, Bissell & Brook
         (which shall not           115 S. LaSalle Street
         constitute notice):        Chicago, Illinois 60603
                                    Attention: James R. Dwyer
                                    Fax:  312-443-0336
                                    Phone: 312-443-0632

         9.6 ARBITRATION.

                  (a) Any dispute submitted to arbitration pursuant to Section
2.5 or Section 5.12(d) shall be submitted for decision to a single arbitrator (the "Umpire") who is an independent accountant or actuary and who has not, and whose firm has not, provided material services to either party within the three years immediately preceding the date of the notice requesting arbitration. Notice requesting arbitration, as well as all other notices required or permitted under this Section 9.6, must be in writing and sent in accordance with
Section 9.5. For purposes of this Section 9.6, Parent and Buyers shall be considered one party, and the Seller Parties shall be considered one party.

                  (b) The parties shall undertake in good faith to agree on the Umpire. If the parties cannot so agree within thirty calendar days after either party has given the notice of arbitration as provided above, either party may request the American Arbitration Association in New York City to designate an Umpire with the qualifications set forth above, who shall preside over the arbitration.

                  (c) The arbitration shall be conducted expeditiously and confidentially in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as such rules shall be in effect on the date of delivery of the notice requesting arbitration, except to the extent such rules are inconsistent with the express provisions of this Section 9.6.

                  (d) Within thirty calendar days after notice of appointment of the Umpire, the Umpire shall commence the arbitration, and the Umpire and the parties hereto shall use commercially reasonable efforts to conclude the arbitration hearings with such thirty-day period. The Umpire shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence, provided, however, that each party shall be entitled to reasonable discovery in preparing its evidence and arguments. The Umpire shall determine where the arbitration shall take place. Insofar as the Umpire looks to substantive Law, the Law of Minnesota shall govern. The decision of the Umpire when rendered in writing shall be final and binding. The Umpire is empowered to grant interim relief as he or she may deem appropriate.

                  (e) The Umpire shall render his or her decision, which shall be in writing and state the reasons therefor, within thirty calendar days following the termination of hearings. Judgment upon the award may be entered in any court having jurisdiction thereof. Each party shall jointly and equally bear with the other party the cost of the Umpire. The remaining costs of the arbitration shall be allocated by the Umpire. The Umpire may, at his or her discretion, award such further costs and expenses as he or she considers appropriate, including but not limited to interest and attorneys' fees. The Umpire shall not award punitive damages under any circumstances.

         9.7 GOVERNING LAW.

                  (a) Notwithstanding the place where this Agreement may be executed by any of the parties, the parties expressly agree that this Agreement shall in all respects be governed by, and construed in accordance with, the Laws of the State of Minnesota, without regard for any conflicts of laws principles. Each party hereby irrevocably submits in any suit, action or proceeding arising out of or related to this Agreement or any other instrument, document or agreement executed or delivered in connection herewith and the transactions contemplated hereby and thereby, whether arising in contract, tort, equity or otherwise, to the exclusive jurisdiction of any state or federal court located in the State of Minnesota and waives any and all objections to jurisdiction that it may have under the applicable Laws of the United States or of any state.

                  (b) The parties agree that money damages would not be a sufficient remedy for any breach or alleged breach of Section 5.2, 5.5 or 5.14 of this Agreement or Section 4.4 of the Administrative Services Agreements and, that in addition to all other remedies that may be available to a non-breaching party, such non-breaching party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach. Each party hereby agrees to waive any requirement for the securing or posting of any bond in connection with such remedy.

         9.8 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. All references herein to articles, sections, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

         9.9 INTERPRETATION.

                  (a) Notwithstanding anything in this Agreement to the contrary, no term or condition of this Agreement shall be construed to supersede, restrict or otherwise limit any term or condition set forth in the Ancillary Agreements.

                  (b) The parties acknowledge and agree that, except as specifically provided in Sections 2.5 and 5.12(d), they may pursue judicial remedies at Law or equity in the event of a dispute with respect to the interpretation or construction of this Agreement.

                  (c) For purposes of this Agreement, the words "hereof," "herein," "hereby" and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. All dollar references in this Agreement are to the currency of the United States.

                  (d) No uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

         9.10 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         9.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                         [SIGNATURES BEGIN ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the date first above written.

                                 FORTIS, INC.


                                 By:
                                     -----------------------------------------

                                 Name:
                                      ----------------------------------------

                                 Title:
                                       ---------------------------------------


                                 FORTIS BENEFITS INSURANCE COMPANY


                                 By:
                                     -----------------------------------------

                                 Name:
                                      ----------------------------------------

                                 Title:
                                       ---------------------------------------


                                 FORTIS INSURANCE COMPANY


                                 By:
                                     -----------------------------------------

                                 Name:
                                      ----------------------------------------

                                 Title:
                                       ---------------------------------------


                                 FIRST FORTIS LIFE INSURANCE COMPANY


                                 By:
                                     -----------------------------------------

                                 Name:
                                      ----------------------------------------

                                 Title:
                                       ---------------------------------------

                                 HOUSTON NATIONAL LIFE INSURANCE COMPANY


                                 By:
                                     -----------------------------------------

                                 Name:
                                      ----------------------------------------

                                 Title:
                                       ---------------------------------------


                                 JOHN ALDEN LIFE INSURANCE COMPANY


                                 By:
                                     -----------------------------------------

                                 Name:
                                      ----------------------------------------

                                 Title:
                                       ---------------------------------------


                                 HARTFORD LIFE, INC.


                                 By:
                                     -----------------------------------------

                                 Name:
                                      ----------------------------------------

                                 Title:
                                       ---------------------------------------


                                 HARTFORD LIFE AND ANNUITY INSURANCE COMPANY


                                 By:
                                     -----------------------------------------

                                 Name:
                                      ----------------------------------------

                                 Title:
                                       ---------------------------------------

                                 HARTFORD LIFE INSURANCE COMPANY


                                 By:
                                     -----------------------------------------

                                 Name:
                                      ----------------------------------------

                                 Title:
                                       ---------------------------------------